                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               AQUARION COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials:
     The total fee of $89,067.39 computed pursuant to Exchange Act Rules 14a-6(i)(4) and 0-11 was previously paid in connection with the filing of preliminary proxy materials on August 2, 1999.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               AQUARION COMPANY

                                835 Main Street
                      Bridgeport, Connecticut  06604-4995
                                (203) 335-2333

                                                                 August 19, 1999

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of the Shareholders (the "Special Meeting") of Aquarion Company ("Aquarion"), which will be held at People's Bank, Multi-purpose room (Second Floor), 850 Main Street, Bridgeport, Connecticut 06604, on Tuesday, September 21, 1999, at 9:30 a.m., local time.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 31, 1999 (the "Merger Agreement"), among Yorkshire Water plc, a public limited company incorporated under the laws of England and Wales which has since changed its name to "Kelda Group plc" ("Kelda"), Waterman Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Kelda ("Waterman"), and Aquarion. If the shareholders of Aquarion adopt the Merger Agreement, Waterman will be merged with and into Aquarion (the "Merger"), with the outstanding shares of Aquarion common stock ("Common Stock") being converted into the right to receive $37.05 per share in cash, without interest. As a result of the Merger, Aquarion will become an indirect wholly-owned subsidiary of Kelda. Shareholders will not become shareholders of Kelda following the Merger. Detailed information concerning the Merger is set forth in the accompanying Proxy Statement and a copy of the Merger Agreement is attached as Annex A to the Proxy Statement, both of which you are urged to read carefully.

     Adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Common Stock held by shareholders of record on August 19, 1999.

     Holders of Common Stock will be entitled to appraisal rights under Delaware law in connection with the Merger as described in the accompanying Proxy Statement.

     Your Board of Directors, after careful consideration, has approved the Merger Agreement and determined that the Merger is advisable, fair to, and in the best interests of, Aquarion and its shareholders, and recommends that you vote "FOR" adoption of the Merger Agreement and the transactions contemplated thereby.

     IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND PERSONALLY. THEREFORE, YOU SHOULD COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.


                                        Yours very truly,


                                        Richard K. Schmidt
                                        President and Chief Executive Officer

                               AQUARION COMPANY

                                835 Main Street
                      Bridgeport, Connecticut  06604-4995
                                (203) 335-2333

                                  ___________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER 21, 1999

                                  ___________

To the Shareholders of
AQUARION COMPANY:

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (including any adjournments or postponements thereof, the "Special Meeting") of Aquarion Company, a Delaware corporation ("Aquarion"), will be held at People's Bank, Multi-purpose room (Second Floor), 850 Main Street, Bridgeport, Connecticut 06604, on Tuesday, September 21, 1999, at 9:30 a.m., local time, for the following purpose, which is more fully described in the accompanying Proxy
Statement:

     To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 31, 1999 (the "Merger Agreement"), among Yorkshire Water plc, a public limited company incorporated under the laws of England and Wales which has since changed its name to "Kelda Group plc" ("Kelda"), Waterman Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Kelda ("Waterman"), and Aquarion. The Merger Agreement provides, among other things, for the merger of Waterman with and into Aquarion (the "Merger") pursuant to which each share of Aquarion's common stock, no par value ("Common Stock"), issued and outstanding immediately prior to the effective time of the Merger (other than shares of Common Stock for which appraisal rights are perfected) will be converted into the right to receive $37.05 in cash, without interest. A conformed copy of the Merger Agreement (including the exhibit thereto) is attached as Annex A to the accompanying Proxy Statement and is incorporated herein by reference. As a result of the Merger, Aquarion will become an indirect wholly-owned subsidiary of Kelda.

     Adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Common Stock held by shareholders of record on August 19, 1999 (the "Record Date").

     Only holders of record of shares of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A complete list of shareholders entitled to vote at the Special Meeting will be available for examination, for proper purposes, during ordinary business hours at Aquarion's corporate offices, 835 Main Street, Bridgeport, Connecticut 06604-4995, during the 10 days prior to the Special Meeting.

     In connection with the proposed Merger, appraisal rights will be available to those shareholders of Aquarion who do not vote in favor of adoption of the Merger Agreement and who otherwise meet and comply with the requirements of
Section 262 of the Delaware General Corporation Law (the "DGCL"), a copy of which is included as Annex C to the accompanying Proxy Statement. Reference is made to the section entitled "Appraisal Rights" in the accompanying Proxy Statement for a discussion of the procedures to be followed in asserting appraisal rights under Section 262 of the DGCL in connection with the proposed Merger.

     YOUR VOTE IS VERY IMPORTANT REGARDLESS OF HOW MANY SHARES OF AQUARION COMMON STOCK YOU OWN. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ARE PRESENT AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON THE MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.



                                              BY ORDER OF THE BOARD OF
                                              DIRECTORS

                                              Larry L. Bingaman
                                              Secretary


August 19, 1999

     PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. STOCK CERTIFICATES SHOULD BE RETAINED UNTIL LETTERS OF TRANSMITTAL ARE RECEIVED AFTER THE EFFECTIVE TIME OF THE MERGER. SEE "THE MERGER--PROCEDURES FOR SURRENDER OF CERTIFICATES OF COMMON STOCK."

                               AQUARION COMPANY

                                835 Main Street
                      Bridgeport, Connecticut 06604-4995
                                (203) 335-2333
                                  ___________

                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS

                              September 21, 1999

                                  ___________

  This Proxy Statement is being furnished to the holders of the common stock, no par value ("Common Stock"), of Aquarion Company, a Delaware corporation ("Aquarion"), in connection with the solicitation of proxies by the Board of Directors of Aquarion to be used at a Special Meeting of Aquarion's shareholders to be held at People's Bank, Multi-purpose room (Second Floor), 850 Main Street, Bridgeport, Connecticut 06604, on Tuesday, September 21, 1999, at 9:30 a.m., local time, and any adjournments or postponements thereof (the "Special Meeting").

  At the Special Meeting, the holders of shares of Common Stock will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 31, 1999 ("Merger Agreement"), among Yorkshire Water plc, a public limited company incorporated under the laws of England and Wales which has since changed its name to "Kelda Group plc" ("Kelda"), Waterman Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Kelda ("Waterman"), and Aquarion. The Merger Agreement provides for the merger of Waterman with and into Aquarion (the "Merger"). As a result of the Merger, Aquarion will become an indirect wholly-owned subsidiary of Kelda.

  Subject to the terms and conditions of the Merger Agreement, in the Merger each issued and outstanding share of Common Stock (other than Dissenting Shares (as defined herein)) will automatically be canceled and cease to exist and will be converted into the right to receive a per share amount equal to $37.05 in cash, without interest (the "Merger Consideration"). Upon the consummation of the Merger, shareholders of Aquarion will have no further interest in the surviving corporation. See "THE MERGER--Description of the Merger" and "THE MERGER AGREEMENT--The Merger." A copy of the Merger Agreement is attached to this Proxy Statement as Annex A.

  In connection with the proposed Merger, appraisal rights will be available to those shareholders of Aquarion who do not vote in favor of adoption of the Merger Agreement and who otherwise meet and comply with the requirements of
Section 262 of the Delaware General Corporation Law (the "DGCL"), a copy of which is included as Annex C to the accompanying Proxy Statement. Reference is made to the section entitled "Appraisal Rights" in the accompanying Proxy Statement for a discussion of the procedures to be followed in asserting appraisal rights under Section 262 of the DGCL in connection with the proposed Merger.

  AQUARION'S BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS ADVISABLE, FAIR TO, AND IN THE BEST INTERESTS OF, AQUARION AND ITS SHAREHOLDERS, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

  This Proxy Statement is dated August 19, 1999 and is first being mailed to registered holders of Common Stock on or about August 20, 1999.

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----

AVAILABLE INFORMATION ...............................................    4

SUMMARY..............................................................    5
     The Special Meeting ............................................    5
     The Merger .....................................................    6
     The Merger Agreement ...........................................    8
     Aquarion .......................................................    9
     Kelda and Waterman .............................................   10
     Selected Financial Data ........................................   11
     Price of Aquarion Common Stock .................................   12

THE SPECIAL MEETING .................................................   13
     Date, Time and Place ...........................................   13
     Purpose of the Special Meeting .................................   13
     Voting Rights ..................................................   13
     Vote Required  .................................................   14
     Recommendation of the Board of Directors .......................   14
     Voting and Revocation of Proxies ...............................   14
     Appraisal Rights ...............................................   15
     Solicitation of Proxies ........................................   15


THE MERGER ..........................................................   16
     Background .....................................................   16
     Reasons for the Merger .........................................   19
     Description of the Merger ......................................   21
     Opinion of Aquarion's Financial Advisor ........................   22
     Regulatory Approvals ...........................................   28
     Federal Income Tax Consequences ................................   29
     Merger Consideration ...........................................   30
     Closing and Effective Time of the Merger .......................   30
     Procedures for Surrender of Certificates of Common Stock .......   30
     Interests of Certain Persons in the Merger .....................   31

THE MERGER AGREEMENT ................................................   33
     The Merger .....................................................   33
     Representations and Warranties .................................   33
     Certain Pre-Closing Covenants ..................................   34
     No Solicitation of Transactions ................................   37
     Stock and Employee Benefit Plans ...............................   38
     Access to Information ..........................................   39
     Cooperation and Reasonable Best Efforts ........................   40
     Indemnification and Insurance ..................................   40
     Conditions to the Consummation of the Merger ...................   40
     Termination ....................................................   40
     Expenses and Certain Required Payments .........................   41

     Amendment and Waiver ............................................. 42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ........ 43

AQUARION .............................................................. 44

KELDA AND WATERMAN .................................................... 44

APPRAISAL RIGHTS ...................... ............................... 46

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ....................... 48

SHAREHOLDER PROPOSALS FOR THE YEAR 2000 ANNUAL MEETING ................ 49


ANNEX A    Agreement and Plan of Merger dated as of May 31, 1999
ANNEX B    Opinion of Morgan Stanley & Co. Incorporated dated as of May 31, 1999
ANNEX C    Section 262 of the DGCL Relating to Appraisal Rights

                             AVAILABLE INFORMATION

     Aquarion is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Aquarion with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004 and at the following regional offices of the SEC: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such information can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004, at prescribed rates. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants, such as Aquarion, that file electronically with the Commission. This material may also be inspected at the offices of The New York Stock Exchange, Inc. (the "NYSE") at 11 Wall Street, New York, New York 10005.

     No person is authorized to give any information or to make any representations, other than as contained in this Proxy Statement, in connection with the Merger, and, if given or made, such information or representations must not be relied on as having been authorized by Aquarion. The delivery of this Proxy Statement shall not, under any circumstances, create an implication that there has been no change in the affairs of Aquarion or the information set forth herein since the date of this Proxy Statement.

________________________________________________________________________________

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement which highlights certain important information concerning the Merger. This summary is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, including the Annexes hereto. A copy of the Merger Agreement is set forth as Annex A to this Proxy Statement, and reference is made thereto for a complete description of the Merger. Shareholders are urged to read carefully the entire Proxy Statement, including the Annexes. As used in this Proxy Statement, the terms "Aquarion," "Kelda" and "Waterman" refer to such corporations, respectively, and where the context requires, such corporations and their respective subsidiaries. The term "Kelda" is also used in this Proxy Statement to refer to such corporation or, where the context requires, such corporation and its subsidiaries, during the time such corporation was named "Yorkshire Water plc."

The Special Meeting

     Date, Time and Place. The Special Meeting of the Shareholders of Aquarion will be held at People's Bank, Multi-purpose room (Second Floor), 850 Main Street, Bridgeport, Connecticut 06604, on Tuesday, September 21, 1999, commencing at 9:30 a.m., local time.

     Purpose of the Special Meeting. The purpose of the Special Meeting is to consider and vote on adoption of the Merger Agreement, pursuant to which, among other things, Waterman will be merged with and into Aquarion, Aquarion will become an indirect wholly-owned subsidiary of Kelda and the shareholders of Aquarion will receive the consideration described below in this Summary under "The Merger--Effect of the Merger."

     Voting Rights. The Board of Directors of Aquarion (the "Board of Directors") has fixed the close of business on August 19, 1999 as the record date (the "Record Date") for the determination of Aquarion's shareholders entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, Aquarion had 11,420,916 shares of Common Stock outstanding. Holders of shares of Common Stock are entitled to one vote for each share of Common Stock held of record at the close of business on the Record Date. See "THE SPECIAL MEETING -- Voting Rights."

     Vote Required. The adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date. See "THE SPECIAL MEETING--Vote Required" and "THE MERGER--Interests of Certain Persons in the Merger."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.


     Appraisal Rights. Each Aquarion shareholder may demand appraisal of his or her shares as provided in Section 262 of the DGCL. In order to exercise appraisal rights, (i) the shareholder must deliver to Aquarion, prior to the vote being taken on the Merger at the Special Meeting, written notice of his or her intent to demand appraisal of his or her shares of Common Stock if the Merger is effected and (ii) the shareholder must not vote in favor of adoption of the Merger Agreement. See "THE SPECIAL MEETING--Appraisal Rights," "APPRAISAL RIGHTS" and Annex C.

________________________________________________________________________________

________________________________________________________________________________

     Voting of Proxies. All shares of Common Stock represented by a properly executed proxy received in time for the Special Meeting will be voted in the manner specified in the proxy. Proxies that do not contain any instruction to vote for or against or to abstain from voting on a particular matter will be voted in accordance with the recommendation of the Board of Directors. See "THE SPECIAL MEETING--Voting and Revocation of Proxies."

     It is not expected that any matter other than that referred to herein will be brought before the shareholders at the Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

     Adjournments; Revocability of Proxies. If the Special Meeting is adjourned, for whatever reason, the approval of the Merger proposal shall be considered and voted upon by shareholders at the subsequent, reconvened meeting, if any.

     You may revoke your proxy at any time prior to its exercise (i) by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy),
(ii) by giving notice of revocation of your proxy at the Special Meeting or
(iii) by delivering (a) a written notice of revocation of your proxy or (b) a duly executed proxy relating to the matter to be considered at the Special Meeting, bearing a date later than the proxy previously executed, to the Secretary of Aquarion, 835 Main Street, Bridgeport, Connecticut 06604-4995. Unless revoked in one of the manners set forth above, proxies in the form enclosed will be voted at the Special Meeting in accordance with your instructions.

     Solicitation of Proxies. The cost of soliciting proxies will be borne by Aquarion. Arrangements will be made to furnish copies of proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of Common Stock. Such persons will be paid reasonable out-of-pocket expenses. In addition, Aquarion has retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies. See "THE SPECIAL MEETING Solicitation of Proxies."

     HOLDERS OF COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY
                                    ---
CARDS.

The Merger

     Effect of the Merger. At the effective time of the Merger (the "Effective Time"), Waterman will be merged with and into Aquarion and Aquarion will continue as the surviving corporation in the Merger. Subject to the terms and conditions of the Merger Agreement, in the Merger each issued and outstanding share of Common Stock (other than Dissenting Shares (as defined herein)) will automatically be canceled and cease to exist and will be converted into the right to receive the Merger Consideration of $37.05. As a result of the Merger, Aquarion will become an indirect wholly-owned subsidiary of Kelda.

     Recommendation of the Board of Directors. Each member of the Board of Directors has approved the Merger Agreement and the transactions contemplated thereby, determined that the Merger is advisable, fair to, and in the best interests of, Aquarion and its shareholders, and recommends that the shareholders of Aquarion vote "FOR" the adoption of the Merger Agreement. For a discussion of the factors considered by the Board of Directors in reaching its decision, see "THE MERGER--Background" and "THE MERGER--Reasons for the Merger."

     Opinion of Aquarion's Financial Adviser. Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Aquarion's financial advisor, has delivered a written opinion, dated May 31, 1999, to Aquarion's Board of

________________________________________________________________________________

________________________________________________________________________________

Directors to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the holders of the Common Stock. The full text of the written opinion of Morgan Stanley, which sets forth the assumptions made, matters considered and review undertaken, is attached as Annex C to this Proxy Statement and should be read carefully in its entirety. See "THE MERGER-- Opinion of Aquarion's Financial Advisor."

     Regulatory Approvals. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated. On June 30, 1999, Aquarion and Kelda filed Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division. On July 15, 1999, the FTC and the Antitrust Division granted early termination of the waiting period under the HSR Act with respect to the Merger effective immediately. See "THE MERGER -- Regulatory Approvals."

     Aquarion's utility subsidiaries are regulated by several state agencies, including the Connecticut Department of Public Utility Control (the "DPUC") and the New York Public Service Commission (the "PSC"). Under applicable state laws, the Merger may not be consummated until the DPUC and the PSC have approved the Merger. On July 12, 1999, Aquarion and Kelda filed a joint application for approval of the Merger with the DPUC. Aquarion and Kelda will file an application for approval of the Merger with the PSC prior to the end of August 1999. See "THE MERGER -- Regulating Approvals."

     Federal Income Tax Consequences. The receipt of the Merger Consideration by Aquarion shareholders upon cancellation of shares of Common Stock pursuant to the Merger will be taxable transactions for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may also be taxable transactions under applicable state, local foreign and other tax laws. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX LAWS) RESULTING FROM THE MERGER. See "THE MERGER -- Federal Income Tax Consequences."

     Interests of Certain Persons in the Merger. Certain directors and executive officers of Aquarion may have interests, described herein, that present them with potential conflicts of interest in connection with the Merger. The Board of Directors is aware of the conflicts described below and considered them in addition to the other matters described under "THE MERGER--Reasons for the Merger."

     Shares of Common Stock held by officers and directors of Aquarion will be converted into the right to receive the same consideration as shares of Common Stock held by other shareholders. The executive officers and directors of Aquarion, the owners as a group of approximately 45,490 shares of Common Stock, have indicated that they intend to vote in favor of the proposal to adopt the Merger Agreement. See "THE MERGER--Interests of Certain Persons in The Merger" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

     Stock options for shares of Common Stock ("Stock Options") held by the officers and directors of Aquarion will be treated in the same manner as Stock Options held by other employees of Aquarion. Pursuant to the Merger Agreement, all outstanding Stock Options will be canceled as of the closing date of the Merger (the "Closing Date") and at the closing of the Merger (the "Closing") Aquarion will pay to each holder of Stock Options a cash payment equal to the aggregate of the number of such Stock Options

________________________________________________________________________________

________________________________________________________________________________

multiplied by the excess of the Merger Consideration over the applicable exercise prices, less such amounts as Aquarion is required to deduct and withhold under applicable tax laws. See "THE MERGER--Interests of Certain Persons in the Merger" and "THE MERGER AGREEMENT--Stock Options and Employee Benefit Plans."

     Certain of Aquarion's directors had previously elected to defer certain amounts of their director's compensation in the form of stock units, the value of each of which is equal to one share of Common Stock. Under the terms of Aquarion's Directors' Deferred Compensation Plan and the Merger Agreement, each such stock unit will be converted at the Closing into the right to receive, under the terms and conditions of each holder's deferred compensation account, cash equal to the highest price for Common Stock on the NYSE in the 60 days prior to the Closing Date. See "THE MERGER--Interests of Certain Persons in the Merger" and "THE MERGER AGREEMENT--Stock Options and Employee Benefit Plans."

     As a result of a program commenced by the Board of Directors in February 1999, early in May 1999, Aquarion entered into continuity agreements with six of its officers to encourage such officers to continue in their current positions with Aquarion. Pursuant to the continuity agreements, if such officer's employment is terminated by the employer for any reason other than "Disability," "Retirement," death or for "Cause" (in each case, as defined in such continuity agreements) or by such officer for "Good Reason" (as defined in such continuity agreements) within two years of a "Change in Control" (which, under the definition set forth in forth in such agreements, would include the Merger) (and, with respect to certain executive officers, in the event of a voluntary termination by any such officer of his or her employment for any reason during the 30-day period immediately following the first anniversary of a Change in Control), then such officers would be entitled, among other benefits, to specified severance payments. See "THE MERGER--Interests of Certain Persons in the Merger."

     The Merger will also constitute a "Change in Control" for purposes of Aquarion's Directors' Retirement plan and, consequently, directors of Aquarion will be entitled to full retirement benefits under such plan commencing on the date of the Merger or, if Kelda were to decide to retain any such persons as directors of Aquarion, which would then be Kelda's wholly-owned subsidiary, such later date as he or she ceases to receive director's fees from Aquarion, regardless of such director's age or years of service. See "THE MERGER-- Interests of Certain Persons in the Merger" and "THE MERGER AGREEMENT--Stock Options and Employee Benefit Plans."

     Pursuant to the Merger Agreement, Aquarion has agreed for six years after the Effective Time to indemnify all present directors, officers and employees of Aquarion and its subsidiaries and will, subject to certain limitations, maintain for six years current policies of directors' and officers' liability insurance and fiduciary liability insurance or substitute policies containing terms and conditions which are, in the aggregate, no less advantageous with respect to claims arising from facts or events occurring at or prior to the Effective Time. See "THE MERGER--Interests of Certain Persons in the Merger" and "THE MERGER AGREEMENT--Indemnification and Insurance."

The Merger Agreement

     Closing and Effective Time. Subject to the conditions set forth in the Merger Agreement, Waterman will be merged with and into Aquarion at the Effective Time. The Closing will take place as soon as practicable, but in any event not later than the third business day, after the satisfaction or waiver of the conditions set forth in the Merger Agreement, unless another date is agreed to by the parties. If the Closing Date does not occur on or before May 31, 2000 (or, under certain circumstances, November 30, 2000), the

________________________________________________________________________________

________________________________________________________________________________

Merger Agreement is subject to termination by either party, subject to certain exceptions. See "THE MERGER AGREEMENT--Closing and Effective Time of the Merger."

     Representations and Warranties. The Merger Agreement contains customary representations and warranties by each of the parties. See "THE MERGER AGREEMENT -- Representations and Warranties."

     Preclosing Covenants. Aquarion has agreed that prior to Closing, it will carry on its businesses in the usual, regular and ordinary course, in substantially the same manner as previously conducted, and that it will limit the sale of certain assets, continue current accounting and tax practices and refrain from entering into certain specified transactions out of the ordinary course of business without the consent of Kelda. See "THE MERGER AGREEMENT-- Certain Pre-Closing Covenants."

     Conditions to Closing. The obligations of Aquarion, Kelda and Waterman to consummate the Merger are subject to various conditions, including, without limitation, obtaining requisite Aquarion shareholder approval, obtaining the required regulatory approvals and the absence of any injunction or other legal restraint or prohibition preventing the consummation of the Merger. See "THE MERGER AGREEMENT-- Conditions to the Consummation of the Merger."

     Termination. The Merger Agreement may be terminated by Aquarion or Kelda under certain circumstances, some of which require Aquarion to pay Kelda a termination fee of $20 million (the "Termination Fee"). See "THE MERGER AGREEMENT-- Termination" and "THE MERGER AGREEMENT-- Expenses and Certain Required Payments."

     Amendment. The Merger Agreement may be amended by the parties by written instrument at any time before or after shareholder approval; provided, however, that after shareholder approval, no amendment shall be made which by law or the rules of a relevant stock exchange requires further approval by the shareholders without such further approval.

Aquarion

     Aquarion Company was incorporated in Delaware as The Hydraulic Company in 1969 to become the parent company to The Bridgeport Hydraulic Company (now named BHC Company) ("BHC"), a Connecticut corporation founded in 1857. The corporate name was changed to Aquarion Company in 1991. Aquarion's executive offices are located at 835 Main Street, Bridgeport, Connecticut 06604-4995 and its telephone number is (203) 335-2333.

     Aquarion is a holding company whose subsidiaries are engaged in the regulated utility business of public water supply and various non-utility businesses, including contract management of municipal water systems and ownership of a timber processing company.

     Aquarion's utility subsidiaries, BHC and Sea Cliff Water Company, a New York corporation ("SCWC" and collectively with BHC, the "Utilities") collect, treat and distribute water to residential, commercial and industrial customers, to other utilities for resale and for private and municipal fire protection. The Utilities provide water to customers in 30 communities with a population of more than 500,000 people in Connecticut and Long Island, New York. BHC is the largest investor-owned water company in Connecticut and with SCWC is among the 10 largest investor-owned water companies in the nation.

________________________________________________________________________________

________________________________________________________________________________

Kelda and Waterman

     Kelda Group plc (formerly known as Yorkshire Water plc) is a public limited company organized under the laws of England and Wales. It was incorporated in 1989, as part of the process of privatization of the UK water industry, as the holding company of Yorkshire Water Services Limited ("YWS"). YWS is one of the ten water and sewerage (wastewater) service companies in England and Wales. On August 3, 1999, the shareholders of Yorkshire Water plc approved the name change of Yorkshire Water plc to "Kelda Group plc" which name change became effective as of August 4, 1999.

     Kelda's consolidated 1998/99 revenues were (Pounds)683 million (or $1.1 billion), with net income of (Pounds)211 million (or $340 million). YWS represents 86% of consolidated revenues and services more than 1.9 million households, or 4.5 million individuals in its service area in the county of Yorkshire, England. YWS provides in excess of 340 million gallons of drinking water per day, treated at 112 water treatment facilities. 620 wastewater treatment plants treat more than 260 million gallons per day of domestic sewage, industrial effluent and rainwater run-off. YWS maintains approximately 37,000 miles of water mains and sewers.

     While the delivery of water and treatment of wastewater is the primary business of Kelda, the group has diversified into related or complementary areas of business. These are principally in the areas of waste management, environmental services and renewable energy.

     Waterman, a Delaware corporation and an indirect wholly-owned subsidiary of Kelda, was organized in connection with the Merger and has not engaged in any business activities other than those related to the Merger.

     The principal executive offices of Kelda and Waterman are located at 2 The Embankment, Sovereign Street, Leeds, West Yorkshire, LS1 4BG, England and its telephone number 011-44-113-234-3234.

________________________________________________________________________________

--------------------------------------------------------------------------------

                            Selected Financial Data

     The following table sets forth selected consolidated historical financial data of Aquarion Company and has been derived from and should be read in conjunction with the audited consolidated financial statements of Aquarion Company for each of the five years ended December 31, 1998 and the unaudited interim consolidated financial statements of Aquarion Company for the six months ended June 30, 1999 and 1998, including the respective notes thereto. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation have been included in the unaudited interim data. Interim results for the six months ended June 30, 1999 are not necessarily indicative of results which may be expected for future periods, including the year ended December 31, 1999.

                                           Six months ended
                                               June 30,                            Year ended December 31,
                                       ------------------------  --------------------------------------------------------------
In thousands, except per share data        1999        1998         1998         1997          1996         1995        1994
                                       -----------  -----------  -----------  -----------  -----------  -----------  ----------
Consolidated Income Statement
  Data:
Operating revenues from continuing
  operations                           $    53,286  $    52,210  $   115,669  $   107,102  $    94,804  $    94,569  $   97,691
Operating income (1)                        18,010       17,927       44,361       37,355       31,312       30,775      29,550
Net income from continuing
  operations                           $     7,918  $     7,043  $    19,959  $    15,011  $    13,840  $    13,296  $   12,478
Loss from discontinued operations               --           --           --           --       (4,835)        (410)       (257)


Net income                             $     7,918  $     7,043  $    19,959  $    15,011  $     9,005  $    12,886  $   12,221

Basic earnings (loss) per share (2)
  From continuing Operations           $      0.70  $      0.64  $      1.79  $      1.40  $      1.33  $      1.30  $     1.27
  From discontinued operations                  --           --           --           --        (0.05)       (0.04)      (0.02)
  From disposal of discontinued
  operations                                    --           --           --           --        (0.41)          --          --
  Basic earnings (loss) per share      $      0.70  $      0.64  $      1.79  $      1.40  $      0.87  $      1.26  $     1.25
  Weighted average common shares
    outstanding (2)                     11,318,236   11,081,168   11,135,190   10,709,841   10,397,082   10,191,600   9,798,941
Diluted earnings (loss) per share (2)
  From continuing operations           $      0.67  $      0.62  $      1.75  $      1.39  $      1.32  $      1.30  $     1.27
  From discontinued operations                  --           --           --           --        (0.06) $     (0.04)      (0.02)
  From disposal of discontinued
    operations                                                                                   (0.41)
Diluted earnings (loss) per share      $      0.67  $      0.62  $      1.75  $      1.39  $      0.86  $      1.26  $     1.25
Weighted average common shares
  outstanding (2)                       11,747,979   11,337,272   11,417,585   10,823,439   10,461,845   10,206,783   9,798,941
Dividends declared per common
  share (2)                            $     0.555  $     0.547  $      1.10  $      1.09  $      1.08  $      1.08  $     1.08
Balance Sheet Data (at end of the
  period)
Total assets                               465,024      456,304      457,480      455,009      449,092      413,980     370,870
Long-term obligations                      141,380      141,380      141,380      151,380      148,487      132,276     111,796
Stockholder's equity                       151,561      137,597      146,840      133,862      122,951      121,502     115,132
Book value per common share            $     13.39  $     12.42  $     13.19  $     12.50  $     11.82  $     11.92  $    11.75

(1) Operating income is defined as operating revenues less total costs and expensed, other than interest expense, income taxes and allowance for funds used during construction.

(2) Basic and diluted earnings per share, weighted average common shares outstanding and dividends declared per common share have been adjusted to reflect the 3-for-2 stock split effected as of March 22, 1999 (the "Stock Split").

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        Price of Aquarion Common Stock

     The Common Stock is listed and traded on the NYSE under the symbol "WTR." The following table shows, for the fiscal periods indicated, the high and low sale prices of a share of Common Stock on the NYSE Composite Transactions Tape, adjusted to reflect the Stock Split.


                                                                   High    Low
                                                                   ----    ---
Fiscal 1997
     First Quarter   (ended March 31, 1997).....................   19.00  18.00
     Second Quarter  (ended June 30, 1997)......................   18.50  16.50
     Third Quarter   (ended September 30, 1997).................   18.75  16.75
     Fourth Quarter  (ended December 31, 1997)..................   24.33  18.00

Fiscal 1998
     First Quarter   (ended March 31, 1998).....................   24.33  21.00
     Second Quarter  (ended June 30, 1998)......................   23.13  21.08
     Third Quarter   (ended September 30, 1998).................   23.92  22.08
     Fourth Quarter  (ended December 31, 1998)..................   27.33  21.63

Fiscal 1999
     First Quarter   (ended March 31, 1999).....................   27.50  22.17
     Second Quarter  (ended June 30, 1999)......................   34.63  25.06
     Third Quarter   (through August 17, 1999)..................   35.50  34.56

     On May 28, 1999, the last trading day before public announcement of the execution of the Merger Agreement, the last sale price of Common Stock on the NYSE Composite Transactions Tape was $31.06 per share.

     On August 17, 1999, the most recent practicable date prior to the printing of this Proxy Statement, the last sale price of Common Stock as reported on the NYSE Composite Transactions Tape was $35.47 per share.

     Aquarion shareholders should obtain current market prices for Common Stock.

--------------------------------------------------------------------------------

                              THE SPECIAL MEETING

Date, Time and Place

     The Special Meeting of the Shareholders of Aquarion will be held at People's Bank, Multi-purpose room (Second Floor), 850 Main Street, Bridgeport, Connecticut 06604, on Tuesday, September 21, 1999, commencing at 9:30 a.m., local time.

Purpose of the Special Meeting

     The purpose of the Special Meeting is to consider and vote upon a proposal to adopt the Merger Agreement entered into among Aquarion, Kelda and Waterman, an indirect wholly-owned subsidiary of Kelda, pursuant to which, among other things, Waterman will be merged with and into Aquarion, and Aquarion will become an indirect wholly-owned subsidiary of Kelda. Subject to the terms of the Merger Agreement, in the Merger each issued and outstanding share of Common Stock (other than Dissenting Shares) will automatically be cancelled and will be converted into the right to receive the Merger Consideration. Shareholders of Aquarion will not become shareholders of Kelda following the Merger. See "THE MERGER" and "THE MERGER AGREEMENT."

Voting Rights

     The Board of Directors has fixed the close business on August 19, 1999 as the Record Date. Only holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

     As of the Record Date, Aquarion had 11,420,916 shares of Common Stock outstanding. Holders of shares of Common Stock are entitled to one vote for each share of Common Stock held of record at the close of business on the Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. For purposes of determining the presence of a quorum, abstentions and shares represented by a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares ("broker non-votes") will be counted as shares present. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the Merger Agreement has received sufficient votes for approval and, therefore, will have the effect of a vote against the proposal that shareholders adopt the Merger Agreement.

     Proxies in the form accompanying this Proxy Statement are solicited by Aquarion's Board of Directors. Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted "FOR" adoption of the Merger Agreement.

     If Aquarion does not receive by the time scheduled for the Special Meeting a sufficient number of signed proxies to enable adoption of the Merger Agreement, Aquarion may propose one or more adjournments or postponements of the Special Meeting to permit continued solicitation of proxies with respect to such adoption. Adjournment or postponement of the Special Meeting will be proposed only if the Board of Directors believes that additional time to solicit proxies might permit the receipt of sufficient votes to adopt the Merger Agreement. It is anticipated that any such adjournment or postponement would be for a relatively short period of time, but in no event for more than 90 days. Any shareholder may revoke such shareholder's proxy during any period of adjournment or postponement in the manner described below.

Vote Required

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to adopt the Merger Agreement. As of July 31, 1999, directors and executive officers of Aquarion and their affiliates as a group beneficially held 45,490 shares (excluding unexercised options), representing less than one-half of 1% of the outstanding shares of Common Stock entitled to vote at the Special Meeting. The directors and executive officers of Aquarion have indicated that they intend to vote such shares of Common Stock in favor of the proposal that the shareholders of Aquarion adopt the Merger Agreement.

Recommendation of the Board of Directors

     Each Member of the Board of Directors of Aquarion has approved the Merger and the Merger Agreement and determined that the Merger is advisable, fair to, and in the best interests of, Aquarion and its shareholders. The determination by the Board of Directors that the Merger is advisable, fair to and in the best interests of Aquarion and its shareholders was based on a number of factors, including most significantly an evaluation of the business and prospects of Aquarion and the determination by the Board of Directors that the Merger was the best of the strategic alternatives available to enhance shareholder value. For a description of the material factors considered by the Board of Directors in connection with the Merger, see "THE MERGER-- Reasons for the Merger." The Board of Directors recommends that the shareholders vote "FOR" adoption of the Merger Agreement.

Voting and Revocation of Proxies

     All shares of Common Stock represented by properly executed proxies will be voted at the Special Meeting in accordance with the directions indicated on the proxies unless the proxies have been previously revoked. Unless contrary direction is given, all shares represented by such proxies will be voted "FOR" adoption of the Merger Agreement and in the proxy holders' discretion as to such other matters incident to the conduct of the Special Meeting as may properly come before the shareholders.

     The Board of Directors is not aware of any matters other than those specifically stated in this Proxy Statement that are to be presented for action at the Special Meeting. If any other matters are properly presented at the Special Meeting for action, including a question of adjourning the Special Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. Any adjournment of the Special Meeting will require the affirmative vote of the holders of at least a majority of the shares of Common Stock represented at the Special Meeting (regardless of whether those shares of Common Stock constitute a quorum).

     A shareholder of Aquarion executing and returning a proxy has the power to revoke it at any time before it is voted. A shareholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of Aquarion prior to the vote at the Special Meeting, by written notice of revocation or by appearing in person at the Special Meeting and voting in person the shares of Common Stock to which the proxy relates. Any written notice of revocation should be sent to Aquarion at 835 Main Street, Bridgeport, Connecticut 06604-4995,
  Attention: Secretary, at or before the taking of the vote at the Special Meeting.

Appraisal Rights

     Each shareholder of Common Stock has a right to demand appraisal of his or her shares in connection with the Merger, and, if the Merger is consummated, to receive "fair value" for his or her shares in cash by complying with the provisions of Delaware law, including Section 262 of the DGCL. A shareholder wishing to do so must not vote in favor of adoption of the Merger Agreement and must deliver to Aquarion, prior to the vote being taken on the Merger at the Special Meeting, written notice of his or her intent to demand appraisal of his or her shares if the Merger is effected. The full text of Section 262 of the DGCL is attached as Annex C hereto. See "APPRAISAL RIGHTS" for a further discussion of such rights.

Solicitation of Proxies

     Aquarion will bear the cost of the solicitation of Proxies and the cost of printing and mailing this Proxy Statement. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons and Aquarion will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. In addition, Aquarion has retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of Proxies for a fee of $10,500 and reimbursement for out-of-pocket expenses.

     HOLDERS OF AQUARION COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH
                                             ---
  THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, THE PROCEDURE FOR THE EXCHANGE OF CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WILL BE AS SET FORTH IN THIS PROXY STATEMENT. SEE "THE MERGER--PROCEDURES FOR SURRENDER OF CERTIFICATES OF COMMON STOCK."

                                  THE MERGER

Background

     Aquarion's Board of Directors has been monitoring a growing trend toward consolidation worldwide in the water industry.

     As part of its ongoing objective to enhance shareholder value, the Board of Directors of Aquarion has from time to time adopted strategic plans with the most recent being adopted in 1998 (the "Strategic Plan"). Pursuant to the Strategic Plan, Aquarion has actively pursued acquisitions that it believed would enhance long-term shareholder value and, since the adoption of the Strategic Plan, has acquired a number of water systems in Connecticut. Following adoption of the Strategic Plan, the Board of Directors and its Finance Committee were provided with periodic updates of Aquarion's acquisition activities, as well as discussions of current acquisition activities in the water business and general trends.

     From time to time Aquarion received unsolicited inquiries from other companies in the industry regarding the possibility of an acquisition of, or alternative strategic combinations with, Aquarion. In August 1998 following one such informal proposal by another company (which was not Kelda), the Board of Directors reconfirmed its confidence in the Strategic Plan and concluded that Aquarion should not change its course of action at that time.

     At its regular meeting held in December 1998, the Board of Directors received one of its periodic updates on industry acquisition activities. Discussion then ensued on worldwide trends in water utility consolidation, including activities of foreign companies and the developing interest of electric utility companies in acquiring water utilities, relative book valuations of the participants in water utility consolidations, growth strategies of various participant companies, Aquarion's current strategy and the impact of all of the foregoing on Aquarion's stock price. The Board agreed that, in view of the changing landscape in the water utility industry, it would be appropriate for Aquarion to reevaluate its strategic posture. The Board, in connection with its reconsideration of Aquarion's strategic posture, determined that it would be appropriate to engage a financial advisor to assist it in making this evaluation. Such an advisor would also be available to assist the Board in evaluating possible transactions in the event that the Board were to determine to pursue such a course.

     Aquarion received proposals from three nationally recognized investment banking firms regarding their plans for assisting the Board of Directors in its reconsideration of Aquarion's strategic posture and in assisting management in related activities. At a special meeting of Aquarion's Finance Committee held in January 1999, after discussions of the various proposals, Aquarion's objectives and the reputation and expertise of the candidates, the Finance Committee authorized retaining the services of Morgan Stanley to provide financial advice as generally outlined at the meeting.

     At a meeting of Aquarion's Board of Directors held in February 1999, representatives of Morgan Stanley appeared before the Board and reviewed the current equity environment, the market perception of Aquarion, a review of strategic alternatives, including developments in acquisitions of water utilities by electric utility companies, a pro forma merger analysis and processes to develop indications of value. Discussion then ensued concerning various points of the presentation, including Morgan Stanley's recommendation of a targeted auction process to develop indications of value for Aquarion as part of its strategic review. After discussion, the Board recommended that Morgan Stanley plan a targeted auction process as described by Morgan Stanley to develop an indication of the value of Aquarion in an acquisition context.

     The targeted auction process was to be a two-step process involving, first, non-binding statements of interest and, thereafter, if Aquarion's Board authorized the next phase of the process, selected potential bidders would be invited to perform intensive due diligence and to submit final binding proposals. Morgan Stanley advised the Board of Directors that this process was the most likely to result in obtaining the highest values with respect to a potential transaction with Aquarion should the Board of Directors determine to pursue such a course.

     Following the February meeting, Morgan Stanley, working with Aquarion's management, identified those it believed to be the most likely potential acquirors of, or potential strategic partners with, Aquarion, including those companies that had previously expressed an interest in Aquarion. The 13 potential acquirors so identified included companies both in the water industry and in other utility businesses, and included both domestic and foreign en tities. Kelda was among those companies so identified.

     In early March 1999, 11 of the potential acquirors (including Kelda) entered into confidentiality agreements with Aquarion and received a Confidential Offering Memorandum, which outlined the process envisioned by Morgan Stanley and Aquarion.

     On April 15, 1999, nine companies (including Kelda) submitted non-binding proposals, including preliminary indications of interest. Such proposals included a range of alternative structures, including cash mergers, a stock-for-stock merger, a part-stock and part-cash merger and, in certain cases, flexibility in structuring the potential transaction.

       At the regular meeting of the Board held on April 20, 1999, the Board of Directors received an update on the auction process from Morgan Stanley, including the companies that had been contacted and their level of interest. Since the range of the submitted bids was in excess of the values suggested by the Strategic Plan, Richard K. Schmidt, the President and Chief Executive Officer of Aquarion, requested and received approval to proceed to Phase II of the process to determine the level of interest in Aquarion by meeting with the five companies that had submitted the highest bids and with another company that increased its bid following its initial submission to be among the highest bids.

     On May 21, 1999, five of the six Phase II participants submitted final binding bids for Aquarion, including their markups of the forms of merger agreements proposed by Aquarion. Three of such proposals contemplated cash mergers, one contemplated a stock-for-stock merger and one preferred a cash merger but expressed flexibility in providing that up to 50% of the merger consideration could be in the form of stock. Kelda's final binding proposal provided the highest value, providing for merger consideration of $36.70 per share of Common Stock in cash.

     Also on May 21, 1999, investment bankers representing one of the potential acquirors that was initially contacted by Morgan Stanley, but which had declined to participate in the process, contacted Morgan Stanley to express a renewed interest in an acquisition of Aquarion. Aquarion began to make arrangements to provide such potential bidder with management presentations and access to the diligence documents over the ensuing weekend, but the potential bidder subsequently decided again not to participate in the process.

     At a special meeting of Aquarion's Board of Directors held on May 25, 1999, with all but one director present, the Board was again briefed on the process by which it was to evaluate Aquarion's Strategic Plan in relation to final binding bids resulting from the process conducted by Morgan Stanley on Aquarion's behalf and on the applicable legal standards were the Board to determine to pursue a cash bid. Following a presentation by representatives of Morgan Stanley, the Board next reviewed the proposed material changes from the contract proposed by Aquarion that had been requested by each bidder. The Board reviewed the proposals, the differences and benefits of each and the financial capabilities of Kelda, which had submitted the highest bid, to close the transaction. The Board also considered the public utility commission approvals required and the outlook for approval. The Board then instructed its legal counsel to meet with Kelda and its counsel and to negotiate a form of merger agreement containing the best terms available to Aquarion.

     Beginning on May 26, 1999, Mr. Schmidt, Janet M. Hansen, the Executive Vice President, Chief Financial Officer and Treasurer of Aquarion, other members of Aquarion's management, representatives of Morgan Stanley and Aquarion's legal counsel met with members of Kelda's management, including its chief executive officer, and Kelda's financial advisors and legal counsel to negotiate a final form of merger agreement. These negotiations concluded late Friday, May 28, 1999, with a definitive form of merger agreement which had been developed by the parties. It was anticipated that the merger agreement would be reviewed by Aquarion's Board of Directors at a special meeting expected to be called for Memorial Day, May 31, 1999.

     Early on Friday, May 28, 1999, investment bankers representing one of the Phase II participants whose final binding proposal was not the highest bid and whose markup of the merger agreement raised substantial issues (hereinafter referred to solely for purposes of identification as "Bidder Two") contacted Morgan Stanley on an unsolicited basis and indicated that Bidder Two wished to increase its bid to $37.00 per share. Morgan Stanley's representatives indicated that, given the then current status of the process, and in accordance with conversations with Aquarion and its legal advisors, Aquarion could not entertain such a proposal unless Bidder Two delivered by 5:00 p.m., New York City time, that same day, a new final binding bid in writing, together with, if Bidder Two so desired, a revised signed markup of Aquarion's form of merger agreement. On Friday morning, prior to the completion of the negotiations with Kelda on the form of merger agreement, Kelda's chief executive officer, Kelda's financial advisors and Kelda's legal counsel were informed, without any further specific information, that Aquarion had received "new information" and that Aquarion might be legally obligated to respond to that information.

     Shortly after the 5:00 p.m. deadline, Bidder Two delivered to Morgan Stanley its revised final binding bid offering $37.00 per share of Common Stock in cash and a revised and signed mark-up of Aquarion's form of merger agreement which, in many instances, was more favorable to Aquarion than the markup previously submitted by Bidder Two. In response to the revised proposal, and based on the advice of legal counsel, at the direction of the members of Aquarion's Board of Directors who were individually apprised of the circumstances by Mr. Schmidt, legal counsel for Aquarion and Bidder Two met to negotiate a definitive form of merger agreement to be considered by Aquarion's Board. The negotiations concluded early Sunday morning, May 30, 1999 with a revised proposed form of merger agreement to be reviewed by Aquarion's Board of Directors at the special meeting tentatively called for May 31, 1999. That Sunday evening, Bidder Two submitted a new signed mark-up of Aquarion's form of merger agreement, which reflected further changes from the proposed form that had been negotiated by legal counsel for Aquarion and Bidder Two earlier that weekend.

     On the morning of Monday, May 31, 1999, representatives of Morgan Stanley on Aquarion's behalf called each of Kelda and Bidder Two to advise them that Aquarion's Board would be meeting beginning at 9:00 p.m. that evening to determine an appropriate course of action. Shortly before the commencement of Aquarion's Board meeting, representatives of Kelda contacted Morgan Stanley to advise them that they were increasing their bid price to $37.05 a share from $36.70 a share but all other terms of their definitive form of agreement were to remain the same.

     The special meeting of Aquarion's Board commenced shortly after 9:00 p.m. on Monday, May 31, 1999, with all directors present in person or by conference telephone. The Board was again advised of events since the Board's last meeting on May 25. The directors then reviewed the key terms of the proposed merger agreements with Kelda and Bidder Two, and discussed with counsel certain differences in the provisions of the two proposed merger agreements including the presence or absence of a provision for a pro rata dividend, issues relating to the relative certainty of the satisfaction of various closing conditions and the amount of termination fees as well as the circumstances under which such fees would be payable. The Board then discussed with Aquarion's regulatory counsel the public utility commission approval process in Connecticut, whether the transactions would ultimately be approved, and whether there might be a greater risk of regulatory issues being raised with respect to either transaction. Representatives of Morgan Stanley next reviewed with the Board a financial analysis of the two bids as well as a comparison of the bids being considered to other valuation methodologies for Aquarion. They pointed out that Morgan Stanley was prepared to issue its fairness opinion with respect to either bid selected by the Board and then reviewed the terms of the fairness opinion which Morgan Stanley was prepared to issue. Morgan Stanley's representatives again reviewed with the Board the process that it had used to obtain valuations for Aquarion, and noted that the process was significantly more wide ranging than a typical limited or targeted auction which had originally been anticipated at the time of the Board's authorization of the process and that it was improbable that any likely bidders had been excluded from the process. The Board of Directors then discussed in detail the final bids of Kelda and Bidder Two in order to determine what course to take. Among the primary considerations in choosing between the two bids, each of which the Board believed would provide Aquarion's shareholders with greater value than the values suggested by the Strategic Plan, the Board considered the relative value, certainty of closure and the structure and amount of termination fees under each proposal. Among other things, the Board discussed the fact that Bidder Two's bid included a provision for a pro rata dividend to the date of closing which was a feature not present in the Kelda proposal and the Board noted that termination fees would be payable under Bidder Two's proposal in certain instances where such fees would not be payable under Kelda's bid. The Board then evaluated both bids on the basis of relative value, certainty of closure and the structure and amount of termination fees. Following such discussions, one of the directors who was participating in the Board meeting by means of conference telephone indicated that, as he had previously advised the other members of the Board, he had then to depart the meeting in order to attend another meeting. He then stated that he was in favor of entering into the merger agreement negotiated with Kelda. Immediately following such director's departure, a motion was made and seconded to approve the resolutions with respect to a merger with Kelda and, by the unanimous vote of directors present at the time of the vote, the Board of Directors, among other things, duly approved the Merger and the Merger Agreement, directed that the Merger Agreement be submitted to Aquarion's shareholders for adoption at a special meeting to be held for that purpose and recommended that Aquarion's shareholders adopt the Merger Agreement at such special meeting.

     Late on Monday evening, following Aquarion's Board meeting, Aquarion delivered an executed copy of the Merger Agreement to Kelda's counsel.

     Prior to the opening of business on Tuesday, June 1, 1999, Aquarion and Kelda issued a joint press release announcing that they had entered into the Merger Agreement.

Reasons for the Merger

     Each member of the Board of Directors has approved the Merger and the Merger Agreement and determined that the Merger is advisable, fair to, and in the best interests of, Aquarion and its shareholders and recommends that holders of Common Stock vote FOR adoption of the Merger

  Agreement. In the course of reaching its decision to approve the Merger Agreement and the Merger, the Board of Directors consulted with Aquarion's legal and financial advisors and considered a number of factors, including, among others, the following:

     (1) The value to be received by the shareholders of Aquarion in the Merger is greater than the values to shareholders that could reasonably be achieved by continued adherence to the Strategic Plan.

     (2) The written opinion of Morgan Stanley delivered at the May 31, 1999 Board of Directors meeting to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in such opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Common Stock and the presentation of Morgan Stanley at the May 31, 1999 Board meeting in connection with its opinion. Aquarion chose Morgan Stanley as its financial adviser based on its qualifications, expertise and reputation. See "THE MERGER--Opinion of Aquarion's Financial Adviser."

     (3) The relationship of the Merger Consideration to the historical and current market prices for the shares of Common Stock preceding the announcement of the Merger, including the fact that the merger price of $37.05 per share represents a premium of approximately 19.3% over the $31.0625 closing sale price of the shares of Common Stock on May 28, 1999, the last trading day before the announcement that Aquarion had entered into the Merger Agreement. See "PRICE OF AQUARION COMMON STOCK."

     (4) The business, financial condition and recent results of operations of Aquarion (see "SUMMARY-- Financial Data") and management's best estimates of Aquarion's prospects.

     (5) The current and prospective environment in which Aquarion operates and the trend toward consolidation in the water industry. The Board of Directors recognized that further acquisitions in the utilities industry were becoming more difficult as Aquarion was now competing with larger consolidated entities and also that the Utilities had essentially reached the practical limits of productivity improvements given their size and the very real limits on the amount of money BHC and SCWC could expend on further technology and productivity enhancements within regulated utility customer rates.

     (6) The process undertaken by Aquarion and Morgan Stanley to obtain acquisition proposals, which was designed to result in obtaining the highest values for Aquarion, and the conclusion that Kelda's bid satisfied that objective. See "THE MERGER--Background."

     (7) The Board of Directors' assessment that Kelda has the financial capability to acquire Aquarion for the Merger Consideration, coupled with the fact that there are no financing conditions relating to the Merger. Furthermore, based on Kelda's present operating history, particularly as it would be viewed by the applicable regulatory authorities, as well as the limited conditions to closing set forth in the Merger Agreement, the Board of Directors believed, in its selection of Kelda, that an acquisition transaction could be effectuated relatively quickly and in an orderly manner. See "THE MERGER AGREEMENT."

     (8) The Board of Directors' belief, after consultation with its legal counsel, that the regulatory approvals necessary to consummate the Merger could be obtained. In forming such belief, the Board recognized that the DPUC, as well as certain of the other regulatory agencies, will consider whether Kelda is financially, technologically and managerially suitable to control the applicable Utility and the ability of the Utility to continue to provide safe, adequate and reliable service to the public through its plant, equipment and manner of operation were the application before such agency to be approved. The Board's belief was, consequently, based in substantial part upon its perception that Kelda's large size, accompanying financial resources and technical expertise, as well as Kelda's declared commitment to customer service, effective employee relations, solid working relationships with regulatory agencies and legislators, strong community service and safe environmental practices, would be found adequate to permit the Utilities to continue as well-run customer-oriented water utilities and to result in benefits to the Utilities' current and future customers, employees and operations, including mitigation against the frequency and size of future rate increases for the Utilities. See "THE MERGER-- Regulatory Approvals."

          (9) The fact that the Merger Agreement requires that the Merger be submitted to the shareholders of Aquarion for approval, which allows for an informed vote of shareholders on the merits of the transaction without requiring a tender of shares or other potentially coercive transaction structure; and the fact that the Merger Agreement provides that it may be terminated by Aquarion if such approval is not received.

          (10) The fact that Delaware law provides for appraisal rights in the case of the transaction contemplated by the Merger Agreement. See "THE SPECIAL MEETING--Appraisal Rights," "APPRAISAL RIGHTS" and Annex C.

          (11) The other terms and conditions of the Merger Agreement, including
               (i) those relating to fees and expense reimbursements to Kelda payable upon termination of the Agreement as a result of competing offers and (ii) those relating to the ability of the Board to consider unsolicited offers from third parties prior to the adoption by Aquarion's shareholders of the Merger Agreement.

          (12) The Board of Directors' belief that the consideration provided by the two competing bids was roughly comparable but, after consultation with its legal counsel, that the terms of the Merger Agreement provided greater certainty of closure and fewer instances in which a termination fee would be payable than the merger agreement proposed by Bidder Two.

          The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive but is believed to include all material factors considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the Board of Directors may have given different weights to different factors. In the course of its deliberations, the Board of Directors did not establish a range of values for Aquarion; however, based on the factors outlined above and on an examination of the Strategic Plan, the Board of Directors, by the unanimous vote of those directors present at the time of the vote, determined that the Merger Agreement and the Merger are fair to, and in the best interest of, Aquarion and its shareholders.

Description of the Merger

          Pursuant to the Merger Agreement and on the terms and subject to the conditions set forth therein, Waterman will be merged with and into Aquarion. As a result of the Merger, the separate corporate existence of Waterman will cease and Aquarion will continue as a wholly-owned subsidiary of Kelda. See "THE MERGER AGREEMENT."

          At the Effective Time, except with respect to Dissenting Shares (see "APPRAISAL RIGHTS"), each issued and outstanding share of Common Stock will automatically be canceled and cease to exist and will be converted into the right to receive the Merger Consideration of $37.05 in cash. As a result of the Merger, Aquarion will be a wholly-owned subsidiary of Kelda.

Opinion of Aquarion's Financial Advisor

          Under a letter agreement dated February 11, 1999 Aquarion engaged Morgan Stanley & Co. Incorporated to provide financial advisory services in connection with a review of Aquarion's strategic options and any related transaction. The Board of Directors selected Morgan Stanley as Aquarion's financial advisor based on Morgan Stanley's qualifications, expertise and reputation, and its knowledge of the business and affairs of Aquarion. Morgan Stanley has delivered to the Board of Directors its written opinion, dated May 31, 1999, that based upon and subject to the various considerations described in its opinion, the Merger Consideration to be received by holders of shares of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to the holders of shares of Common Stock.

          The full text of Morgan Stanley's written opinion, dated May 31, 1999, which describes, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex B to this Proxy Statement. Aquarion's shareholders are urged to read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the Board of Directors and addresses only the fairness of the Merger Consideration from a financial point of view to the holders of shares of the Common Stock as of the date of the opinion. It does not address any other aspect of the Merger and does not constitute a recommendation to any holder of Common Stock as to how to vote at the Special Meeting. This summary of Morgan Stanley's opinion is qualified in its entirety by reference to the full text of the opinion.

          In connection with rendering its opinion, Morgan Stanley:

          . reviewed certain publicly available financial statements and other information of Aquarion;

          . reviewed certain internal financial statements and other financial and operating data concerning Aquarion prepared by the management of Aquarion;

          . analyzed certain financial projections prepared by the management of Aquarion;

          . discussed the past and current operations and financial condition and the prospects of Aquarion, including the strategic rationale for the Merger, with senior executives of Aquarion;

          . reviewed the reported prices and trading activity for the Common Stock;

          . compared the financial performance of Aquarion and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

          . reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          . participated in discussions and negotiations among representatives of Aquarion and Kelda and their financial and legal advisors;

          . reviewed the draft merger agreement and certain related documents; and

          . performed such other analyses and considered such factors as we have deemed appropriate.

          Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of this opinion. With respect to the financial projections, Morgan Stanley has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Aquarion. In addition, Morgan Stanley has assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Aquarion, nor has it been furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, May 31, 1999.

          Morgan Stanley noted that it is not a legal or regulatory expert and has relied upon, without independent verification, the assessment of Aquarion's regulatory advisors with respect to the legal and regulatory matters related to the Merger.

          The following is a brief summary of the material analyses performed by Morgan Stanley in connection with the preparation of its opinion letter dated May 31, 1999. Certain of these summaries of financial analyses include information presented in a tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

          Comparative Stock Price Performance. Morgan Stanley reviewed the recent stock price performance of Aquarion and compared its performance with that of the following group of peer companies:

          .    American Water Works
          .    United Water Resources
          .    Philadelphia Suburban
          .    E'Town Corp.
          .    California Water Service
          .    American States Water
          .    Connecticut Water Service
          .    Middlesex Water
          .    SJW Corp

          In addition, Morgan Stanley reviewed the stock price performance of the Standard & Poor's 500 Index.

          The following table presents the increase in the stock prices for these groups, as compared to the change in the stock prices for Aquarion's Common Stock, from May 21, 1998 to May 21, 1999.

                                                             Percentage
                                                              Increase
               Aquarion...............................          30%

               Aquarion Peer Group (as listed above)..          18%

               S&P 500 Index..........................          19%

          Peer Companies Comparison. Morgan Stanley reviewed financial information, including the price to forecasted fiscal 1999 earnings multiples, the price to book value multiples, and the aggregate value to earnings before interest, taxes, depreciation and amortization ("EBITDA") multiples for the Aquarion peer companies and Aquarion. The financial information was based on a compilation of earnings projections by securities research analysts, the book value as of March 31, 1999 and the EBITDA for the 12-month period ended March 31, 1999. The table below summarizes these analyses and the relevant statistics for Aquarion as of March 31, 1999.

                                                                             Aggregate
                                                       1999   Price To 1999  Value/LTM
                                                        P/E    Book Value     Ebitda

                                                              (As of March
                                                                 31, 1999)
American Water Works..........................         18.1x      1.9x            9.3x
United Water Resources........................         17.2x      1.7x            9.6x
Philadelphia Suburban.........................         22.4x      2.9x           11.6x
E'Town Corp...................................         15.5x      1.6x           11.3x
California Water Service......................         15.2x      1.8x            7.6x
American States Water (formerly Southern Ca...         14.5x      1.5x            7.7x
 Wtr.)
SJW Corp......................................         13.1x      1.4x            7.4x
Connecticut Water Service.....................         15.0x      1.9x           11.3x
Middlesex Water...............................         16.4x      1.7x           11.2x
Median........................................         16.0x      1.7x            9.5x

Aquarion......................................         19.4x      2.2x            9.4x

          No company utilized in the Aquarion peer companies comparison analysis is identical to Aquarion. In evaluating the peer companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Aquarion's control, including the impact of competition on Aquarion's business and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Aquarion or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data. Based upon Morgan Stanley's peer companies analysis, the range of values for the Common Stock was between $23.51 and $25.75. As of May 28, 1999, the Common Stock price of the Company was $31.0625, and the Merger Consideration was $37.05 per share.

Analysis of Selected Precedent Transactions. Morgan Stanley reviewed the following water transactions:

                               Acquiror/Acquiree
                  ---------------------------------------------
                    California Water/Dominguez Services
                    American Water Works/National Enterprises
                    Enron/Wessex Water
                    Philadelphia Suburban/Consumers Water
                    Nisource/Indianapolis Water


          Morgan Stanley compared certain publicly available statistics for these transactions to the relevant financial statistics for Aquarion in connection with its proposed merger with Kelda.

          The following table presents a comparison, as of May 20, 1999, of the median and mean earnings multiples for the last 12 months and implied premium to offer price based on the closing price of the relevant stock one day and one month before the announcement of the relevant transaction against the respective earnings multiple and implied premium for the Merger.

                                                    Equity
                                                  Value/LTM    Premium to Unaffected Price

                                                  Net Income     1 Month      1 Day Prior
                                                                   Prior
California Water/Dominguez Services               33.8x            52.7%/(1)/    32.5%/(1)/
American Water Works/National Enterprises/(2)/    25.6x            N.A.          N.A.
Enron/Wessex Water                                12.9x/(3)/       37.2%         28.0%
Philadelphia Suburban/Consumers Water             22.8x            42.9%         26.0%
Nisource/Indianapolis Water                       23.6x            44.6%         23.1%

Mean                                              26.5x/(4)/       44.4%/(4)/    27.4%

Median                                            24.6x/(4)/       43.8/(4)/     27.0

Aquarion                                          23.3             47.8          19.3

Notes:    (1)  Represents the premium prior to the initial California Water announcement in November 1998.

          (2)  National Enterprises was a privately owned company.

          (3)  Net income based on UK GAAP.

          (4)  Mean and Median exclude Enron/Wessex Water transaction.

          No transaction utilized as a comparison in the precedent transactions analysis is identical to the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Aquarion's control, such as the impact of competition on Aquarion and the industry generally, industry growth or consolidation and the absence of any material adverse change in the financial condition and prospects of Aquarion or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data. Based upon Morgan Stanley's precedent transactions analysis, the range of values for Aquarion's common stock was between $29.35 and $34.38 per share.

          Discounted Equity Value. Morgan Stanley performed an analysis of the present value per share of Aquarion from Aquarion's cash flow projections. Morgan Stanley calculated terminal values by applying a range of perpetual growth rates to the unlevered free cash flow in fiscal 2008. The cash-flow streams and terminal values were then discounted to the present using a range of discount rates of 5.5% - 6.5%.

The following table presents the ranges of discount rates and present values per share of stock:

                        Discounted Equity Value Analysis

                                             Range of Discount   Range of Present
                                                   Rates            Values Per
                                                                      Share
                                                                     of Stock
Aquarion stand-alone (based on Aquarion's         5.5%-6.5%       $25.25 - $35.47
 cash flow projections)

          In connection with the review of the Merger by the Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinions. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinions, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Aquarion.

          In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Aquarion. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by the estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger from a financial point of view holders of Aquarion common stock and were conducted in connection with the delivery of Morgan Stanley's opinion to the Board of Directors. The analyses do not purport to be appraisals or to reflect the prices at which Aquarion Common Stock might actually trade.

          The Merger Consideration and the terms of the Merger Agreement were determined through arm's-length negotiations between Aquarion and Kelda and were approved by the Board of Directors. Morgan Stanley did not recommend any specific consideration to Aquarion or that any specific consideration constituted the only appropriate consideration for the Merger. In addition, as described above, Morgan Stanley's May 31, 1999 opinion and presentation to Aquarion's Board of Directors was one of the many factors taken into consideration by Aquarion's board in making its decision to approve the Merger. Consequently, Morgan Stanley's analyses as described above should not be viewed as determinative of the opinion of Aquarion's Board of Directors with respect to the value of Aquarion or of whether the Board of Directors would have been willing to agree to a different form of consideration.

          Aquarion's Board of Directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers, in the equity or debt securities or senior loans of Aquarion or Kelda.

          Pursuant to its letter agreement with Aquarion, Morgan Stanley provided financial advisory services and financial opinions in connection with the merger, and Aquarion agreed to pay Morgan Stanley's customary fees, including a transaction fee contingent upon the consummation of the Merger. Aquarion has also agreed to reimburse Morgan Stanley for its out-of-pocket expenses incurred in performing its services.

          In addition, Aquarion has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

Regulatory Approvals

          Certain aspects of the Merger will require notification to, and filings with, the state public utility control or public service commissions in Connecticut and New York, the jurisdictions where Aquarion currently operates.

          Antitrust Regulation. Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. On June 30, 1999, Aquarion and Kelda filed Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division. On July 15, 1999, the FTC and the Antitrust Division granted early termination of the waiting period under the HSR Act with respect to the Merger effective immediately. At any time before or after consummation of the Merger, notwithstanding that early termination of the waiting period under the HSR Act has been granted, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Aquarion. At any time before or after the Effective Time, and notwithstanding that early termination of the waiting period under the HSR Act has been granted, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Aquarion. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

          While there can be no assurance that the Merger will not be challenged by a governmental authority or private party on antitrust grounds, Aquarion and Kelda believe that the Merger can be effected in compliance with federal and state antitrust laws.

          Utilities Regulation. The Utilities are regulated by several state agencies, including the DPUC and the PSC. Under Title 16 of the Connecticut General Statutes, including Section 16-47, the Merger may not be consummated until approved by the DPUC. On July 12, 1999, Aquarion and Kelda filed a joint application for such approval. The DPUC will consider whether Kelda is financially, technologically and managerially suitable to control BHC, as well as the ability of BHC to continue to provide safe, adequate and reliable service to the public through its plant, equipment and manner of operation were

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

     the application to be approved. Aquarion and Kelda believe that their application to the DPUC fully complies with the requirements of Connecticut law and have included in their application information intended to demonstrate such compliance. Nonetheless, opposition to the application is possible. The Connecticut Office of Consumer Counsel has the statutory authority to represent consumers in utility matters before the DPUC and is expected to be named as a party in the DPUC hearings. Discovery in the proceedings will likely consist of interrogatories addressed to the applicants by DPUC staff, by the Office of Consumer Counsel, and possibly by intervening parties. Aquarion and Kelda can give no assurance that the necessary DPUC approvals will be obtained in a timely manner or at all. Moreover, it is possible that the DPUC approvals will include conditions that, if accepted, would result in a material adverse effect on Aquarion or Kelda. If so, the parties would not be obligated to consummate the Merger. In addition, under Section 89-h of the New York Public Service Law the Merger may not be consummated until certain information has been furnished to the PSC and the PSC and has approved the Merger. Aquarion and Kelda will file an application for approval of the Merger with the PSC prior to the end of August 1999. While there can be no assurance that the Merger will be approved by the PSC, Aquarion and Kelda believe that the Merger can be effected in compliance with the requirements of New York law.

Federal Income Tax Consequences

          The receipt of the Merger Consideration by each holder of shares of Common Stock upon the cancellation of Common Stock pursuant to the Merger will be taxable transactions for U.S. federal income tax purposes under the Code and may also be taxable transactions under applicable state, local, foreign and other tax laws.

          Generally, a shareholder of Aquarion who receives cash in exchange for shares of Common Stock pursuant to the Merger will, for U.S. federal income tax purposes, recognize gain or loss equal to the difference between the amount of cash received and such shareholder's adjusted tax basis in the Common Stock exchanged therefor. If the Common Stock is held by a shareholder as a capital asset, gain or loss recognized by the shareholder will be a long-term capital gain or loss if the shareholder's holding period for the Common Stock exceeds one year. In the case of a noncorporate taxpayer, the current maximum U.S. federal income tax rate on net capital gains generally is 20%.

          Payments of cash to a holder of shares of Common Stock will generally be subject to information reporting requirements. "Backup" withholding at a rate of 31% will apply to such payments, unless the holder furnishes its taxpayer identification number in the manner prescribed in the applicable U.S. Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Such "backup" withholding can be avoided if a shareholder properly completes the letter of transmittal that the exchange agent in connection with the Merger will mail to each shareholder as soon as reasonably practicable after the Effective Time, and includes in such letter the shareholder's correct taxpayer identification number. See "THE MERGER -- Procedures for Surrender of Certificates of Common Stock."

          The discussion set forth above as to the material federal income tax consequences of the Merger is based upon the provisions of the Code, applicable U.S. Treasury regulations thereunder, judicial decisions and current administrative rulings, all as in effect on the date hereof and all of which are subject to change at any time possibly with retroactive effect. Special tax consequences not described herein may be applicable to particular classes of taxpayers, such as financial institutions, insurance companies, persons that hold Common Stock as part of a straddle or conversion transaction, or persons who are not citizens or residents of the United States. The discussion does not address any aspect of state, local or foreign taxation. No rulings have been, or will be, requested from the Internal Revenue Service with respect to any of the matters discussed herein. There can be no assurances that future legislation, regulations, administrative rulings or court decisions will not alter the tax consequences as set forth above.

          THE AFOREMENTIONED DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER. THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE WITH RESPECT TO CERTAIN SHARES RECEIVED PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION OR WITH RESPECT TO HOLDERS OF SHARES WHO ARE SUBJECT TO SPECIAL TAX TREATMENT UNDER THE CODE, SUCH AS NON-U.S. PERSONS, LIFE INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS AND FINANCIAL INSTITUTIONS, AND MAY NOT APPLY TO A HOLDER OF SHARES IN LIGHT OF ITS INDIVIDUAL CIRCUMSTANCES. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

Merger Consideration

          Subject to the terms and conditions of the Merger Agreement, in the Merger each issued and outstanding share of Common Stock (other than Dissenting Shares) will automatically be canceled and cease to exist and will be converted into the right to receive $37.05 in cash, without interest.

Closing and Effective Time of the Merger

          The Merger will become effective, and Waterman will be merged with and into Aquarion, upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such later date as is specified in such Certificate of Merger. The filing of the Certificate of Merger will be made on the Closing Date, which will take place as soon as practicable, but in any event not later than the third business day, after the satisfaction or waiver of the conditions to the Merger set forth in the Merger Agreement unless another date is agreed to in writing by the parties. Subject to certain limitations, the Merger Agreement may be terminated by either Waterman or Aquarion if, among other reasons, the Merger has not occurred on or before May 31, 2000 (or, under certain circumstances, November 30, 2000). See "THE MERGER AGREEMENT --Conditions to the Consummation of the Merger" and "THE MERGER AGREEMENT -- Termination."

Procedures for Surrender of Certificates of Common Stock

          The conversion of shares of Common Stock (other than Dissenting Shares) into the right to receive the Merger Consideration following the Merger will occur at the Effective Time.

          As soon as practicable as of or after the Effective Time, the Exchange Agent will send a letter of transmittal to each holder of Common Stock. The letter of transmittal will contain instructions with respect to the surrender of certificates representing shares of Common Stock in exchange for the Merger Consideration.

          SHAREHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL.

          As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates at such time which prior thereto represented shares of Common Stock shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to the amount of cash into which the number of shares of Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to the Merger Agreement. The Exchange Agent will accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there will be no further transfer on the records of Aquarion or its transfer agent of certificates representing shares of Common Stock which have been converted pursuant to the Merger Agreement into the right to receive the Merger Consideration, and if such certificates are presented to Aquarion for transfer, they will be canceled against delivery of the Merger Consideration. Until surrendered as contemplated by the Merger Agreement, each certificate formerly representing shares of Common Stock will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or will accrue on the Merger Consideration.

Interests of Certain Persons in the Merger

          In considering the Merger, shareholders should be aware that certain directors and executive officers of Aquarion may have interests, described herein, that present them with potential conflicts of interest in connection with the Merger. Aquarion's Board of Directors is aware of the conflicts described below and considered them in addition to the other matters described under "THE MERGER--Reasons for the Merger."

          Shares of Common Stock held by officers and directors of Aquarion will be converted into the right to receive the same Merger Consideration as shares of Common Stock held by other shareholders. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

          Stock Options held by the officers and directors of Aquarion will be treated in the same manner as Stock Options held by other employees of Aquarion. Pursuant to the Merger Agreement, all outstanding Stock Options will be canceled as of the Closing Date and at the Closing Aquarion will pay to each holder of Stock Options a cash payment equal to the aggregate of the number of such Stock Options multiplied by the excess of the Merger Consideration over the applicable exercise prices, less such amounts as Aquarion is required to deduct and withhold under applicable tax laws. See "THE MERGER AGREEMENT--Stock Options and Employee Benefit Plans."

          Certain of Aquarion's directors had previously elected to defer certain amounts of their director's compensation in the form of stock units, the value of each of which is equal to one share of Common Stock. Under the terms of Aquarion's Directors' Deferred Compensation Plan and the Merger Agreement, each such stock unit will be converted at the Closing into the right to receive, under the terms and conditions of each holder's deferred compensation account, cash equal to the highest price for Common Stock on the NYSE in the 60 days prior to the Closing Date. See "THE MERGER AGREEMENT -- Stock Options and Employee Benefit Plans."

          As a result of a program commenced by the Board of Directors in February 1999, early in May 1999 Aquarion entered into continuity agreements with six of its officers to encourage such officers to continue in their current positions with Aquarion. Pursuant to the continuity agreements, the Merger would constitute a "Change in Control." In the event of a Change in Control, if such officers' employment is terminated within two years of such Change in Control by the employer for any reason other than "Disability," "Retirement," death or for "Cause" (in each case, as defined in such continuity agreements) or by such officer for "Good Reason" (as defined in such continuity agreements) (and, with respect to the continuity agreements entered into with Mr. Schmidt, Ms. Hansen and James S. McInerney (who is Aquarion's Senior Vice President, Utilities Group and the President and Chief Executive Officer of BHC) in the event of a voluntary termination by any such officer of his or her employment for any reason during the 30-day period immediately following the first anniversary of the "Change in Control"), such officers will be entitled, among other things, to cash severance payments equal to a specified multiple of the sum of (i) his or her base salary, plus (ii) the average of the annual bonuses earned by such officer in respect of the two years prior to the year in which the "Change in Control" occurs. Each of the six officers would also be entitled upon such termination to a cash payment equal to (i) pension contributions for an additional number of years following termination equal to the specified multiple and (ii) the present value of the difference between his or her then existing pension benefits and benefits under Aquarion's retirement plan calculated as if such officers had additional years of service and age equal to the specified multiple (and, in the case of Mr. Schmidt and Ms. Hansen, as if eligible for a full, unreduced life annuity under the plan). The applicable multiples with respect to Mr. Schmidt, Ms. Hansen and Mr. McInerney are three, two and two, respectively, and the applicable multiple for the other three officers is one. Each of the six officers would also be entitled under the continuity agreements to a cash payment equal to 12% of his or her base salary for each of the two years following the "Change in Control" in lieu of the continuation of such officers' perquisites as provided in his or her employment agreement. Under the continuity agreements and, in most cases, existing employment agreements with such officers, such officers and their eligible dependents would also be entitled to continued medical, dental, vision and life insurance coverage for up to the specified multiple of years. If any payment made in connection with the termination of their employment would constitute an "excess parachute payment" under Section 280G of the Code, such payment will be grossed up to ensure that such officers receive the same net after-tax benefit they would have received if such Section had not been applicable. To the extent any payment to such officers constitutes an "excess parachute payment," it will not be deductible by Aquarion for federal income tax purposes.

          The Merger will also constitute a "Change in Control" for purposes of the Directors' Retirement Plan of Aquarion Company and, consequently, directors of Aquarion will be entitled to full retirement benefits under such Plan commencing on the date of the Merger or, if Kelda were to decide to retain any such persons as directors of Aquarion, which would then be Kelda's wholly-owned subsidiary, such later date as he or she ceases to receive director's fees from Aquarion, regardless of such director's age or years of service. See "THE MERGER AGREEMENT--Stock Options and Employee Benefit Plans."

          Pursuant to the Merger Agreement, Aquarion has agreed for six years after the Effective Time to indemnify all present directors, officers and employees of Aquarion and its subsidiaries and will, subject to certain limitations, maintain for six years current policies of directors' and officers' liability insurance and fiduciary liability insurance or substitute policies containing terms and conditions which are, in the aggregate, no less advantageous to the insured with respect to claims arising from facts or events occurring at or prior to the Effective Time. See "THE MERGER AGREEMENT--Indemnification and Insurance."

                             THE MERGER AGREEMENT

          The following is a summary of certain provisions of the Merger Agreement, which appears as Annex A to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

The Merger

          The Merger Agreement provides that, following the adoption of the Merger Agreement by the vote of a majority of the shares of Common Stock entitled to vote thereon and the satisfaction or waiver of the other conditions to the Merger, Waterman will be merged with and into Aquarion, and Aquarion will continue as the surviving corporation in the Merger.

          If the conditions to the Merger are satisfied or waived, the parties will file with the Secretary of State of the State of Delaware a duly executed Certificate of Merger, and the Merger will become effective upon the filing and acceptance thereof or at such date thereafter as is provided in the Certificate of Merger.

          Each share of Common Stock issued and outstanding at the Effective Time (other than Dissenting Shares) will automatically be canceled and will cease to exist and will be converted into the right to receive the Merger Consideration. See "THE MERGER--Merger Consideration."

Representations and Warranties

          The Merger Agreement contains customary representations and warranties of Aquarion relating, with respect to Aquarion and its subsidiaries, to, among other things, (a) organization, standing and power; (b) Aquarion's capital structure; (c) the authorization, execution, delivery, performance and enforceability of the Merger Agreement; (d) documents filed by Aquarion with the Commission and the accuracy of information contained therein; (e) the absence of undisclosed liabilities; (f) compliance with any laws or orders; (g) environmental matters; (h) employee benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and employment matters; (i) the absence of certain changes or events since March 31, 1999, including material adverse changes with respect to Aquarion; (j) year 2000 preparedness; (k) filing of tax returns and payment of taxes; (l) insurance; (m) title to owned property, valid leasehold and subleasehold interests in leased property, possession of required permits, and the other real-estate-related matters; (n) water quality; (o) the recommendation of the Board of Directors with respect to the Merger Agreement and the Merger and related transactions; (p) the shareholder vote required to approve the Merger; (q) status under Aquarion's rights plan; (r) brokers' fees and expenses; (s) the opinion of Aquarion's financial advisor; (t) regulation as a utility; and (u) pending or threatened litigation.

          The Merger Agreement also contains customary representations and warranties of Kelda and Waterman relating to, among other things, (a) organization, standing, and power; (b) the authorization, execution, delivery, performance and enforceability of the Merger Agreement; (c) board approval and approval by Waterman's sole shareholder; (d) that no vote of Kelda's shareholders is required; (e) brokers' fees and expenses; (f) litigation; and (g) funds sufficient for the Merger Consideration.

Certain Pre-Closing Covenants

          Pursuant to the Merger Agreement, Aquarion and Kelda have agreed to certain restrictions on their respective actions during the period from the date of the Merger Agreement through the date of the Merger unless, in the case of action by Aquarion, Kelda has consented thereto in writing.

          Aquarion has agreed that Aquarion and each of its subsidiaries will carry on their respective businesses in the usual, regular and ordinary course in all material respects.

          Aquarion has agreed that Aquarion will not, and will not permit any of its subsidiaries to enter into any new material line of business or incur or commit to any capital expenditures other than capital expenditures not in excess of an agreed upon aggregate amount.

          Aquarion has agreed that Aquarion will not, and will not permit any of its subsidiaries to, and shall not propose to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except (x) dividends by wholly-owned subsidiaries of Aquarion to such subsidiary's parent or another wholly-owned subsidiary of Aquarion and (y) the regular dividends on Common Stock in the amount of $.2775 per share of Common Stock payable in the second quarter of 1999, up to $.2825 per share of Common Stock payable in the third and fourth quarters of 1999 and the first and second quarters of 2000, and up to $.2875 per share of Common Stock per quarter thereafter (such amounts in each case after giving effect to the Stock Split), (ii) split, combine, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly-owned subsidiary of Aquarion which remains a wholly-owned subsidiary of Aquarion after consummation of such transaction , (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except, subject to and in accordance with applicable laws and orders, for the purchase from time to time by Aquarion of Common Stock (and the associated rights) in the ordinary course of business consistent with past practice in connection with funding the Aquarion employee benefit plans.

          Aquarion has agreed that Aquarion will not, and will not permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or voting debt other than in connection with existing employee stock option or dividend reinvestment benefits plans.

          Aquarion has agreed that except to the extent required to comply with their respective obligations hereunder or legally requirements, Aquarion will not, and will not permit any of its subsidiaries to, amend or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

          Aquarion has agreed that, except for Aquarion's proposed acquisition of The Village Water Company of Simsbury substantially on the terms disclosed to Kelda and acquisitions that are part of, related to or in support of the water utility business that have a value not in excess of $5 million individually and $25 million in the aggregate (in each case, including the assumption of debt) and that would not reasonably be expected to prevent or materially delay the Merger, Aquarion will not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than in the ordinary course of business).

          Aquarion has agreed that other than (i) dispositions (including sales of surplus land) referred to in the reports filed with the Commission by Aquarion filed prior to the date of the Merger Agreement, (ii) sales of surplus land having a value not in excess of $10 million in the aggregate (provided that no more than one such sale may have a value exceeding $3 million) or (iii) in the ordinary course of business consistent with past practice (other than sales of surplus land), Aquarion will not, and will not permit any of its subsidiaries to, sell, lease, transfer, encumber or otherwise dispose of, or agree to sell, lease, transfer, encumber or otherwise dispose of, any of its assets (including capital stock of Aquarion's subsidiaries) which are material to Aquarion.

          Aquarion has agreed that it will not, and will not permit any of its subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other person, other than loans (except for certain loans made pursuant to certain main extension agreements), advances, capital contributions and investments by Aquarion or a subsidiary to or in Aquarion or any wholly-owned subsidiary of Aquarion, subject to certain exceptions, (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, or otherwise), other than payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or reflected in the most recent consolidated financial statements (or the notes thereto) of Kelda included in the most recent reports filed with the Commission by Aquarion filed prior to the date of the Merger Agreement or
     (iii) other than in connection with certain permitted actions, create, incur, assume or suffer to exist any indebtedness, guarantees, loans or advances not in existence as of the date of the Merger Agreement except for short-term indebtedness incurred under Aquarion's current short-term facilities (and any replacements thereof) incurred in the ordinary course of business, consistent with past practices, and which is reasonably expected by Aquarion to be repaid from cash from continuing operations within 12 months of the incurrence thereof in each case as such facilities and other existing indebtedness may be amended, extended, modified, refunded, renewed, refinanced or replaced after the date of the Merger Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby (or, in the case of replacement indebtedness, the term of such indebtedness is not for a longer period of time than the period of time applicable to the indebtedness so replaced) and the other terms and conditions thereof, taken as a whole, are not less advantageous to Aquarion and its subsidiaries than those in existence as of the date of the Merger Agreement.

          Aquarion has agreed that Aquarion will not, and will not permit any of its subsidiaries to, (i) increase the amount of compensation of any senior executive officer, director or employee, (ii) make any increase in or commitment to increase any employee benefits, (iii) issue any additional Stock Options, equity-based awards or shares of Common Stock pursuant to Aquarion's employee benefit plans, adopt or make any commitment to enter into, amend in any material manner or terminate any employee benefit plan, or any other agreement, arrangement, plan or policy between Aquarion or one of its subsidiaries and one or more of its directors, officers or employees, or (iv) make any contribution, other than regularly scheduled contributions, to any employee benefit plan except as are granted in the ordinary course of business, consistent with past practice, in connection with normal periodic performance reviews and related compensation and benefit increases (including annual across-the-board increases to be granted in 2000 that are consistent with past practices in both timing and amount).

          Aquarion has agreed that Aquarion will not, and will not permit any of its subsidiaries to take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, result in,
     (i) a material breach of any provision of the Merger Agreement, or (ii) any of the conditions to the Merger not being satisfied.

          Aquarion has agreed that except as disclosed in the reports filed by Aquarion with the Commission prior to the date of the Merger Agreement, or as required by a governmental entity, Aquarion will not, nor will it permit any of its subsidiaries to, change its methods of accounting in effect at December 31, 1998, except as required by changes in general accepted accounting principles as concurred in by Aquarion's independent auditors. In addition, Aquarion will not, nor will it permit any of its subsidiaries to, (i) change its fiscal year, (ii) make or rescind any material tax election, (iii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy in respect of taxes for any amount in excess of the amount reserved therefor and reflected in the most recent consolidated financial statements (or the notes thereto) of Aquarion included in the most recent report filed by Aquarion with the Commission, or (iv) change in any material respect any of its methods of reporting income, deductions or accounting for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1998.

          Aquarion has agreed that it will not, nor will it permit any of its subsidiaries, except in the ordinary course of business consistent with past practice (i) to modify, amend, terminate or fail to use commercially reasonable efforts to renew any material contract or waive, release or assign any material rights or claims under a contract to which Aquarion or any of its subsidiaries is a party or (ii) to enter into any new material contracts.

          Aquarion has agreed that except for filings in the ordinary course of business consistent with past practice that would not have a Material Adverse Effect (as defined in the Merger Agreement) on Aquarion, Aquarion shall inform Kelda reasonably in advance of making a filing to implement any changes in any of its subsidiaries' rates or surcharges for water service or executing any agreement with respect thereto that is otherwise permitted under the Merger Agreement. Aquarion will, and will cause its subsidiaries to, make all such filings (A) only in the ordinary course of business consistent with past practice or (B) as required by a governmental entity.

          Aquarion has agreed that neither it nor any of its subsidiaries will terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. In addition, Aquarion will take all steps necessary to enforce, to the fullest extent permitted under applicable law and orders, the provisions of any such agreement.

          Aquarion has agreed that neither it nor any of its subsidiaries will settle or compromise any pending or threatened claims or arbitrations (other than any claims or arbitrations relating to matters set forth in the reports filed by Aquarion with the Commission), other than settlements which involve solely the payment of money (without admission of liability) that would not result in an uninsured payment by or liability of Aquarion in excess of $300,000 in the aggregate above the reserves established therefor on the books of Aquarion as of the date hereof.

          Kelda has agreed that it will not, and will not permit any of its subsidiaries to, take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, impair Kelda's ability to have available sufficient funds to pay the Merger Consideration pursuant to this Agreement and otherwise to satisfy its obligations hereunder.

          Kelda has agreed that it will not, and will not permit any of its subsidiaries to, take any action that would, or fail to take any action which failure would, reasonably be expected to impede or delay any required consent or otherwise impede or delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

          Aquarion and Kelda have agreed to confer on a regular and frequent basis with one another regarding matters relevant to the Merger and regarding operational matters of Aquarion and technological matters and innovations of Kelda. Aquarion has further agreed to advise Kelda promptly of any material change or event affecting its business or operations, including any complaint, investigation or hearing by any governmental entity or the institution or threat of material litigation.

          Aquarion and Kelda have agreed to appoint four officers each to serve as their representatives on a committee that will be responsible for coordinating transition planning and implementation relating to the Merger. In addition, Aquarion has agreed to permit Kelda to locate up to two of its representatives at Aquarion's offices to observe Aquarion's business; and Kelda has agreed to permit Aquarion to locate up to two of its representatives at Kelda's offices to observe technological matters and innovations of Kelda that are relevant to Aquarion's business.

          Aquarion and Kelda have agreed that the community service programs currently supported by Aquarion serve a number of important goals and Kelda intends to continue to cause Aquarion to support such community service programs.

No Solicitation of Transactions

          Pursuant to the Merger Agreement, Aquarion has agreed that it will, and will instruct each of its subsidiaries and representatives to, immediately cease all existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal (as defined below). Aquarion shall not directly or indirectly, and it shall cause its Subsidiaries, officers, directors, employees, representatives, agents or affiliates, including any investment bankers, attorneys or accountants retained by Aquarion or any of its subsidiaries or affiliates, not to, directly or indirectly, through any person, (i) solicit, initiate, encourage or otherwise facilitate (including by way of furnishing information) any inquiries or proposals that constitute, or could reasonably be expected to lead to, any inquiry, proposal or offer (or any improvement, restatement, amendment, renewal or reiteration thereof) from any person relating to any direct or indirect acquisition or purchase of Aquarion or any of its subsidiaries, a merger, recapitalization, consolidation, business combination, sale of a significant portion of the assets of Aquarion and its subsidiaries, taken as a whole, sale of 10% or more of the shares of capital stock (including by way of a tender offer, share exchange or exchange offer) or similar or comparable transactions involving Aquarion or any of its subsidiaries, other than the transactions contemplated by this Agreement (any such inquiry, proposal or offer (or improvement, restatement, amendment, renewal or reiteration thereof, other than made by Kelda or an affiliate thereof, being herein referred to as an "Acquisition Proposal"), or (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person relating to, any Acquisition Proposal. The Board of Directors of Aquarion may, however, at any time prior to adoption of the Merger Agreement by the shareholders of Aquarion, furnish information (pursuant to a customary confidentiality agreement no more favorable, in the aggregate, to the party receiving information than the confidentiality agreement entered into between Kelda and Aquarion) to, or engage in discussions or negotiations with, any person in response to a "Superior Proposal" (defined as an unsolicited bona fide written Acquisition Proposal that the Board of Directors of Aquarion concludes in good faith (after consultation with its financial advisors) would, if consummated, provide greater aggregate value to Aquarion's shareholders, from a financial point of view, than the transactions contemplated by the Merger Agreement and for which any required financing is committed or which, in the good faith judgment of the Board of Directors of Aquarion (after consultation with its financial advisors), is reasonably capable of being financed by the person making such Acquisition Proposal (provided that for purposes of this provision the meaning assigned to such term is modified such that (x) the reference to "10% or more of the shares" in the definition of "Acquisition Proposal" is deemed to be a reference to "sale of 50% or more of the shares" and (y)

     "Acquisition Proposal" is only deemed to refer to a transaction involving Aquarion, or with respect to assets (including the shares of any subsidiary of Aquarion) of Aquarion and its subsidiaries, taken as a whole, and not any of its subsidiaries alone) made by such person if, and only to the extent that, prior to taking such action, (A) the Board of Directors of Aquarion consults in good faith with its independent legal counsel as to the advisability of furnishing information to, or engaging in discussions or negotiations with, such person and (B) Aquarion provides reasonable advance notice to Kelda to the effect that it is taking such action.

          Except and only to the extent provided below, neither the Board of Directors of Aquarion nor any committee thereof will (i) withdraw, modify or change, or propose to withdraw, modify or change, in any manner adverse to Kelda, the approval or recommendation by such Board of Directors or such committee of the Merger or the Merger Agreement, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (iii) cause Aquarion to enter into any agreement (other than a permitted confidentiality agreement), letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal.

          In response to a Superior Proposal and after consulting in good faith with its independent legal counsel as to the advisability of such action, Aquarion's Board of Directors is permitted, at any time prior to the adoption of the Merger Agreement by the shareholders of Aquarion, (i) to withdraw, modify or change, or propose to withdraw, modify or change, the approval or recommendation by the Board of Directors of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement or (ii) to approve or recommend, or propose to approve or recommend, any Superior Proposal, but only in each case referred to in clauses (i) and (ii), after the fifth business day following Kelda's receipt of written notice advising Kelda that the Board of Directors of Aquarion has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and stating that it intends to take any action described in clause (i) or (ii) above. After providing such notice, Aquarion must provide a reasonable opportunity to Kelda within such five business day-period to make such adjustments in the terms and conditions of the Merger Agreement as would enable Aquarion to proceed with its recommendation to the shareholders of Aquarion without taking any action described in clauses (i) or (ii) of the preceding sentence; provided that
                                                                 --------
     any such adjustments will be at the discretion of Kelda at such time.

          Aquarion will immediately advise Kelda orally and in writing of any request for information or any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal. Aquarion will keep Kelda reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

Stock and Employee Benefit Plans

          Pursuant to the Merger Agreement, Aquarion and Kelda will take all requisite action, including, any and all required amendments to the Stock Option plans and the Directors' Deferred Compensation Plan or to any agreements entered into thereunder, to the extent necessary so that at the Closing (i) all Stock Options that have been granted and that have not been exercised prior to the Closing Date will be canceled as of the Closing Date and at the Closing Aquarion will pay to each holder of Stock Options a cash payment equal to the aggregate of the number of Stock Options held as of immediately preceding the Closing multiplied by the excess of the Merger Consideration over the applicable exercise price (regardless of whether such Stock Options are then vested or exercisable), less such amounts as Aquarion is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law or order and (ii) all stock units under the Directors' Deferred

     Compensation Plan that remain outstanding as of immediately prior to the Closing shall be converted into the right to receive cash under the terms and conditions of each holder's deferred compensation account. In addition, Aquarion and Kelda will take all actions necessary to ensure that such payments or conversions into the right to receive cash extinguish all rights of participants under the Stock Option plans and the Directors' Deferred Compensation Plan to receive either shares of Common Stock or Kelda Ordinary Shares at or after the Effective Time.

          Pursuant to the Merger Agreement, Kelda will cause the surviving corporation to assume all employment and other related agreements with respect to any current employee of Aquarion, which shall be performed in accordance with their terms. In addition, the obligations under each Aquarion employee benefit plan as to which Aquarion or any of its subsidiaries has any obligation with respect to any current or former employee will become the obligations of Kelda and the surviving corporation at the Effective Time, and for at least two years thereafter, Kelda shall, or shall cause the surviving corporation to, provide benefits, in the aggregate, that are no less favorable than the benefits provided, in the aggregate, under such employee benefit plans to Aquarion's employees immediately prior to the Effective Time.

          Pursuant to any benefit plans of Kelda or any Kelda subsidiary in which Aquarion employees participate effective as of the Closing Date, Kelda will, or will cause the surviving corporation to: (i) not impose any limitations more onerous than those currently in effect under a comparable Aquarion benefit plan as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Aquarion employees under any benefit plan of Kelda or any subsidiary of Kelda in which such employees may be eligible to participate after the Effective Time, (ii) provide each Aquarion employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plan of Kelda or any subsidiary of Kelda in which such employees may be eligible to participate after the Effective Time, and (iii) recognize all service of Aquarion employees with Aquarion for all purposes (including, without limitation, purposes of eligibility to participate, vesting credit, entitlement for benefits, and benefit accrual) in any benefit plan of Kelda or any subsidiary of Kelda in which such employees may be eligible to participate after the Effective Time, to the same extent taken into account under a comparable Aquarion benefit plan immediately prior to the Closing Date.

          Pursuant to the Merger Agreement, Aquarion and Kelda agree that, for purposes of the Aquarion employee benefit plans, the approval or consummation of the transactions contemplated by the Merger Agreement, as applicable, shall constitute a "Change in Control," as applicable under such employee benefit plans.

Access to Information

          Subject to applicable provisions regarding confidentiality and any applicable law or order, Aquarion has agreed in the Merger Agreement to, and to cause its subsidiaries to, afford Kelda and its representatives reasonable access during normal business hours to all its facilities, operations, officers, employees, agents and accountants and its properties, books, contracts, commitments, personnel and records and to furnish Kelda with each report, schedule, registration statement and other document required by applicable Federal or state securities laws or filed with any other governmental entity and to furnish Kelda with all other information concerning its business, properties and personnel as Kelda may from time to time reasonably request.

Cooperation and Reasonable Best Efforts

          Pursuant to the Merger Agreement and subject to certain conditions and limitations described therein, the parties have agreed to cooperate with each other and to use their respective reasonable best efforts to take certain specified and other actions so that the transactions contemplated by the Merger Agreement may be consummated.

Indemnification and Insurance

          Following the Merger, the Certificate of Incorporation and By-Laws of Aquarion will contain for a period of six years after the Effective Time Aquarion's current provisions with respect to elimination of personal liability and indemnification of, and advancement of expenses to, officers, directors and employees (as set forth in the Amended and Restated Certificate of Incorporation of Aquarion (attached as Exhibit 1.5 to Annex A to this Proxy Statement) and the current By-laws of Aquarion.

          In addition, the Merger Agreement provides that Aquarion will maintain, with certain limitations, in effect for six years from the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance with respect to claims arising from facts or events that occurred on or before the Effective Time.

Conditions to the Consummation of the Merger

          The respective obligations of Aquarion and Waterman to effect the Merger are subject to various conditions which include, in addition to certain other customary closing conditions such as the continued correctness of representations and warranties in all material respects and due performance of the obligations of the parties under the Merger Agreement, the following: (i) the Merger Agreement has been approved by the requisite vote of holders of outstanding shares of Common Stock; (ii) no federal, state, local or foreign, if any, law has been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction is in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; (iii) required governmental approvals have been obtained; and (iv) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. See "THE MERGER--Regulatory Approvals."

Termination

          The Merger Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after the adoption of the Merger Agreement by the shareholders of
     Aquarion:

          (a) by mutual written consent of Kelda and Aquarion, by action of their respective Boards of Directors;

          (b)  by either Aquarion or Kelda if:

                    (i) the Merger shall not have been consummated on or before May 31, 2000 (the "Termination Date"); provided that if on such date all required governmental approvals have not been satisfied or waived, but all other conditions to the Merger have been satisfied, waived or can readily be satisfied, and all required governmental approvals are being pursued diligently and in good faith, then the Termination Date will be extended to the earlier of November 30, 2000 or the date that such approvals are no longer being pursued diligently and in good faith by any necessary party.

          (ii) any governmental entity (a) has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action has become final and nonappealable or (b) has failed to issue an order, decree or ruling or to take any action that is necessary to obtain required governmental approvals or fulfill the requirements under the HSR Act and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; or

          (iii) if the approval by the shareholders of Aquarion required for the consummation of the Merger has not been obtained by reason of the failure to obtain the required vote upon the taking of such vote at a duly held meeting of the shareholders of Aquarion, or at any adjournment thereof;

     (c) by Kelda if the Board of Directors of Aquarion has (i) withdrawn, modified or changed or proposed to withdraw, modify or change, in a manner adverse to Kelda, its approval or recommendation of the Merger or the Merger Agreement, or (ii) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal from a person other than Kelda or its affiliates; or

     (d) by Aquarion, if at any time prior to the adoption of the Merger Agreement by Aquarion's shareholders, the Board of Directors of Aquarion approves a Superior Proposal; provided that Aquarion has complied with the requirements of the Merger Agreement with respect to such Superior Proposal and has paid Kelda the Termination Fee.

Expenses and Certain Required Payments

     Under the Merger Agreement, generally all expenses incurred in connection with the Merger Agreement and the transaction contemplated thereby will be paid by the party incurring such expenses.

     Aquarion has agreed to pay Kelda the Termination Fee of $20 million if:

               (i) (A) Aquarion or Kelda terminates the Merger Agreement due to the failure of Aquarion's shareholders to adopt the Merger Agreement, (B) at any time after the date of the Merger Agreement and at or before the time of the event giving rise to such termination there exists an Acquisition Proposal with respect to Aquarion or any of its subsidiaries and (C) within 12 months following such termination Aquarion enters into a definitive agreement with a third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated;

               (ii) Kelda terminates the Merger Agreement because the Board of Directors of Aquarion has (A) withdrawn, modified or changed, or proposed to withdraw, modify or change, in a manner adverse to Kelda, its approval or recommendation of the Merger or the Merger Agreement or (B) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal from a person other than Kelda and its affiliates; or

               (iii) Aquarion wishes to terminate the Merger Agreement because, at any time prior to the adoption of the Merger Agreement by the shareholders of Aquarion, the Board of

          Directors of Aquarion approves a Superior Proposal from a person other than Kelda and its affiliates.

Amendment and Waiver

     The Merger Agreement may be amended by the parties by action taken or authorized by their respective Boards of Directors at any time; provided, however, that, after the adoption of the Merger Agreement by the shareholders of Aquarion, no amendment may be made which would require further approval by such shareholders without such further approval.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 31, 1999, certain information concerning ownership of shares of Aquarion Common Stock by each director of Aquarion, each of the executive officers of Aquarion and all directors and executive officers of Aquarion as a group. No shareholder has reported beneficial ownership of five percent or more of the outstanding Common Stock.

Name of                                Shares Beneficially Owned           Percent of
Beneficial Owner                   Directly or Indirectly/(1)(2)(3)/       Class/(4)/
-------------------------------------------------------------------------------------
George W. Edwards, Jr.                          2,250                               *
Geoffrey Etherington                           10,960                               *
Janet D. Greenwood                                300                               *
Edgar G. Hotard                                   772                               *
Jack E. McGregor                              195,702                             1.7
G. Jackson Ratcliffe                            6,980                               *
Richard K. Schmidt                            189,548                             1.6
John A. Urquhart                                  750                               *
Larry L. Bingaman                              56,057                               *
Janet M. Hansen                               102,028                               *
James S. McInerney                            124,015                             1.1
Directors and officers as a group             689,362                             5.7
(11 persons)


(1) Based on reports furnished by the directors and officers. The shares include, in some instances, shares held by the immediate families of directors and officers or entities controlled by directors and officers, the reporting of which is not to be construed as an admission of beneficial ownership. The number of shares includes options to purchase shares that may be acquired within 60 days through the exercise of stock options under the Company's stock option plan as follows: Jack E. McGregor, 185,250 shares; Richard K. Schmidt, 186,749 shares; Larry L. Bingaman, 54,374 shares; Janet M. Hansen, 96,377 shares; James S. McInerney, 121,124 shares; and, directors and executive officers as a group, 643,872 shares.

(2) Each of the directors and officers included in the foregoing table has sole voting and investment power as to the shares of Common Stock beneficially owned, directly or indirectly, by him or her, except for the following: (i) as to which such powers are shared, 1,683 shares with respect to Mr. Bingaman; 1,833 shares with respect to Mrs. Hansen; and 516 shares with respect to Mr. Schmidt; (ii) as to which such powers are held by other people or entities, 1,566 shares with respect to Mr. Etherington; 7,101 shares with respect to Mr. McGregor; and 188 shares with respect to Mr. McInerney; and (iii) as to which there are restrictions as to the disposition of shares, 501 shares with respect to Mr. McInerney.

(3) Does not include share units, each representing one share of Common Stock credited to and held under the Company's deferred compensation program for directors who are not employees of the Company. As of July 31, 1999, the following stock units have been credited under the deferred compensation program: Mr. Edwards, 225 units; Mr. Etherington, 38,154 units; Dr. Greenwood, 1,248 units; Mr. Hotard, 1,248 units; Mr. McGregor, 225 units; Mr. Ratcliffe, 1,248 units; and Mr. Urquhart, 1,248 units.

(4) Asterisk denotes percentage of beneficial stock ownership less than one percent of the outstanding Common Stock of the Company.

                                   AQUARION

     Aquarion was incorporated in Delaware as The Hydraulic Company in 1969 to become the parent company to BHC, a Connecticut corporation founded in 1857. The corporate name was changed to Aquarion Company in 1991. Aquarion's executive offices are located at 835 Main Street, Bridgeport, Connecticut 06604-4995 and its telephone number is (203) 335-2333.

     Aquarion is a holding company whose subsidiaries are engaged in the regulated utility business of public water supply and various non-utility businesses, including contract management of municipal water systems and ownership of a timber processing company.

     Aquarion's utility subsidiaries, BHC and SCWC collect, treat and distribute water to residential, commercial and industrial customers, to other utilities for resale and for private and municipal fire protection. The Utilities provide water to customers in 30 communities with a population of more than 500,000 people in Connecticut and Long Island, New York. BHC is the largest investor-owned water company in Connecticut and with SCWC is among the 10 largest investor-owned water companies in the nation.


                              KELDA AND WATERMAN

     Kelda (formerly known as Yorkshire Water plc) is a public limited company organized under the Laws of England and Wales. It was incorporated in 1989, as part of the process of privatization of the UK water industry, as the holding company of YWS. On August 3, 1999, the shareholders of Yorkshire Water plc approved the name change of Yorkshire Water plc to "Kelda Group plc" which name change became effective as of August 4, 1999.

     YWS is one of the ten water and sewerage (wastewater) service companies in England and Wales. Before privatization, YWS was the state-owned Yorkshire Water Authority.

     Kelda's consolidated 1998/99 revenues were (Pounds)683 million (or $1.1 billion) with net income of (Pounds)211 million (or $340 million). YWS represents 86% of consolidated revenues and services more than 1.9 million households, or 4.5 million individuals in its service area in the county of Yorkshire, England. YWS provides in excess of 340 million gallons of drinking water per day, treated at 112 water treatment facilities. 620 wastewater treatment plants treat more than 260 million gallons per day of domestic sewage, industrial effluent and rainwater run-off. YWS maintains approximately 37,000 miles of water mains and sewers.

     While the delivery of water and treatment of wastewater is the primary business of Kelda, the group has diversified into related or complementary areas of business. These are principally in the areas of waste management, environmental services and renewable energy. Kelda's environmental services businesses deal with the collection and disposal of clinical waste in the United Kingdom and the operation of analytical laboratories in the United Kingdom and Holland. These laboratories analyze water, soil, air and food. Kelda also owns 46% of Waste Recycling Group plc, one of the largest waste management companies in the United Kingdom. The renewable energy business is currently constructing the first generating plant of its type in Europe, which will produce electricity from willow trees and forest residue.

     As the largest land owner in the county, Kelda has a real estate business which manages the group's property portfolio.

     Waterman, a Delaware corporation and an indirect wholly-owned subsidiary of Kelda, was organized in connection with the Merger and has not engaged in any business activities other than those related to the Merger.

     The principal executive offices of Kelda and Waterman are located at 2 The Embankment, Sovereign Street, Leeds, West Yorkshire, LS1 4BG, England and its telephone number 011-44-113-234-3234.

                               APPRAISAL RIGHTS

     Record holders of shares of Common Stock who follow the appropriate procedures are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 which is reprinted in its entirety as Annex C to this Proxy Statement. Except as set forth herein, shareholders of Aquarion will not be entitled to appraisal rights in connection with the Merger.

     Under the DGCL, record holders of shares of Common Stock who follow the procedures set forth in Section 262 and who have not voted in favor of adoption of the Merger Agreement will be entitled to have their shares of Common Stock (such shares, "Dissenting Shares") appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by such court.

     Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of shareholders, as in the case of the Special Meeting, not less than 20 days prior to the meeting Aquarion must notify each of the holders of shares of Common Stock at the close of business on the Record Date that such appraisal rights are available and include in each such notice a copy of Section
262. This Proxy Statement constitutes such notice. Any shareholder who wishes to exercise appraisal rights should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

     A holder of shares of Common Stock wishing to exercise appraisal rights must (i) deliver to Aquarion, before the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for appraisal of such holder's shares of Common Stock and (ii) not vote in favor of adoption of the Merger Agreement. In addition, a holder of shares of Common Stock wishing to exercise appraisal rights must be the record holder of such shares on the date the written demand for appraisal is made and must continue to hold such shares of record through the Effective Time.

     Only a holder of record of shares of Common Stock is entitled to assert appraisal rights for the shares of Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as the holder's name appears on the stock certificates.

     If the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of Common Stock held in the name of the record owner. Holders of shares of Common Stock who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. All written demands for appraisal of shares of Common Stock should be mailed or delivered to Aquarion Company, 835 Main Street, Bridgeport, Connecticut 06604-4995, Attention: Secretary, so as to be received before the vote on the adoption of the Merger Agreement at the Special Meeting.

     Within 10 days after the Effective Time, Aquarion, as the surviving corporation in the Merger, must send a notice of the effective date of the Merger to each person who has duly demanded appraisal in accordance with the provisions of Section 262. Within 120 days after the Effective Time, but not thereafter, Aquarion, or any holder of shares of Common Stock entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such shares. Aquarion is not under any obligation, and has no present intention, to file a petition with respect to the appraisal of the fair value of the shares of Common Stock. Accordingly, it is the obligation of the shareholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

     Within 120 days after the Effective Time, any record holder of shares of Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Aquarion a statement setting forth the aggregate number of shares of Common Stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statements must be mailed within 10 days after a written request therefor has been received by Aquarion.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of Common Stock entitled to appraisal rights and will appraise the "fair value" of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of Common Stock as determined under Section 262 could be more than, the same as or less than the value of the consideration that they would otherwise receive in the Merger if they did not seek appraisal of their shares of Common Stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. More specifically, the Delaware Supreme Court has stated that: "Fair value, in an appraisal context, measures `that which has been taken from the shareholder, viz., his proportionate interest in a going concern.' In the appraisal process the corporation is valued `as an entity,' not merely as a collection of assets or by the sum of the market price of each share of its stock. Moreover, the corporation must be viewed as an on-going enterprise, occupying a particular market position in the light of future prospects." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a shareholder's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Common Stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares of Common Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of Common Stock entitled to appraisal.

     Any holder of shares of Common Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of Common Stock as of a date prior to the Effective Time).

     If any holder of shares of Common Stock who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the DGCL, the shares of Common Stock of such holder will be converted into the right to receive the Merger Consideration in accordance with the Merger Agreement, as more fully described under "THE MERGER--Merger Consideration." A holder of shares of Common Stock will fail to perfect, or will effectively lose, the right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time. A holder may withdraw a demand for appraisal by delivering to Aquarion a written withdrawal of the demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of Aquarion and, once an appraisal proceeding is commenced, such proceeding may not be dismissed as to any shareholder without the approval of the Court.

     Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights.

     The foregoing is a summary of certain of the provisions of Section 262 of the DGCL and is qualified in its entirety by reference to the full text of such Section, a copy of which is attached hereto as Annex C.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Proxy Statement incorporates by reference documents which are not presented herein or delivered herewith. Copies of any such documents relating to Aquarion, other than exhibits to such documents (unless such exhibits specifically are incorporated by reference in such documents), are available without charge, upon written or oral request, from Aquarion Company, 835 Main Street, Bridgeport, Connecticut 06604-4995, Attention: Secretary, telephone:
(203) 335-2333. In order to ensure timely delivery of the documents requested, any such request should be made by September 7, 1999.

     The following documents previously filed by Aquarion with the Commission are incorporated in this Proxy Statement by reference:

     (1) Aquarion's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;
     (2) Aquarion's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and Aquarion's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, as amended by the Form 10-Q/A filed August 18, 1999; and
     (3)  Aquarion's Current Report on Form 8-K filed June 8, 1999.

     All reports and other documents subsequently filed by Aquarion pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Proxy Statement.

            SHAREHOLDER PROPOSALS FOR THE YEAR 2000 ANNUAL MEETING

     To the extent that the annual meeting of Aquarion's shareholders for the Year 2000 (the "Year 2000 Annual Meeting") is to be held prior to the consummation of the Merger, any proposal that a shareholder intends to present at the Year 2000 Annual Meeting must be received at Aquarion's principal executive offices by November 17, 1999 to be included in the proxy statement and form of proxy relating to the meeting. In addition, under the Commission's proxy rules, if a shareholder wishes to bring a proposal before the Year 2000 Annual Meeting outside the proxy inclusion process but does not provide written notice of the proposal to Aquarion on or before January 31, 2000, any proxies received by the Board of Directors from shareholders in response to its proxy solicitation will be voted by Aquarion's designated proxies in their discretion on such matter, regardless of whether specific authority to vote on such matter has been received from the shareholders submitting such proxies.

                                                                         Annex A



                         AGREEMENT AND PLAN OF MERGER


                           DATED AS OF MAY 31, 1999


                                     among


                              YORKSHIRE WATER PLC


                          WATERMAN ACQUISITION CORP.


                                      and


                               AQUARION COMPANY

                               TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE I

     THE MERGER                                                                               1
     1.1     The Merger...............................................................        1
     1.2     Closing..................................................................        2
     1.3     Effective Time...........................................................        2
     1.4     Effects of the Merger....................................................        2
     1.5     Certificate of Incorporation.............................................        2
     1.6     By-Laws..................................................................        2
     1.7     Officers and Directors of Surviving Corporation..........................        2
     1.8     Effect on Capital Stock..................................................        2
     1.9     Further Assurances.......................................................        3

ARTICLE II

     EXCHANGE OF CERTIFICATES.........................................................        4
     2.1     Exchange Fund............................................................        4
     2.2     Exchange Procedures......................................................        4
     2.3     No Further Ownership Rights in Aquarion Common Stock.....................        5
     2.4     Termination of Exchange Fund.............................................        5
     2.5     No Liability.............................................................        5
     2.6     Investment of the Exchange Fund..........................................        5
     2.7     Lost Certificates........................................................        5
     2.8     Withholding Rights.......................................................        5
     2.9     Stock Transfer Books.....................................................        6

ARTICLE III

     REPRESENTATIONS AND WARRANTIES...................................................        6
     3.1     Representations and Warranties of Aquarion...............................        6
             (a)     Organization, Standing and Power.................................        6
             (b)     Capital Structure................................................        6
             (c)     Authority; No Violations.........................................        8
             (d)     Reports and Financial Statements.................................       10
             (e)     Absence of Liabilities...........................................       10
             (f)     Compliance.......................................................       10
             (g)     Environmental Matters............................................       11
             (h)     Employee Benefit Plans; ERISA....................................       13
             (i)     Absence of Certain Changes or Events.............................       15
             (j)     Year 2000........................................................       15
             (k)     Taxes............................................................       15
             (l)     Insurance........................................................       16

                                                                                           Page
                                                                                           ----
             (m)     Property Franchises..............................................       16
             (n)     Water Quality....................................................       17
             (o)     Board Approval...................................................       17
             (p)     Vote Required....................................................       17
             (q)     Rights Plan......................................................       17
             (r)     Brokers or Finders...............................................       17
             (s)     Opinion of Aquarion Financial Advisor............................       18
             (t)     Regulation as a Utility..........................................       18
             (u)     Litigation.......................................................       18
             (v)     No Parent Capital Stock..........................................       18
     3.2     Representations and Warranties of Parent.................................       18
             (a)     Organization, Standing and Power.................................       18
             (b)     Authority; No Violations.........................................       18
             (c)     Board Approval...................................................       19
             (d)     Vote Required....................................................       19
             (e)     Brokers or Finders...............................................       20
             (f)     Litigation.......................................................       20
             (g)     No Aquarion Capital Stock........................................       20
             (h)     Financing........................................................       20
     3.3     Representations and Warranties of Parent and Merger Sub..................       20
             (a)     Organization, Standing and Power.................................       20
             (b)     Authority; No Violations.........................................       20
             (c)     Board and Stockholder Approval...................................       21
             (d)     No Business Activities...........................................       21
             (e)     No Aquarion Capital Stock........................................       21

ARTICLE IV

     COVENANTS RELATING TO CONDUCT OF BUSINESS........................................       21
     4.1     Covenants of Aquarion....................................................       21
             (a)     Ordinary Course..................................................       22
             (b)     Dividends; Changes in Share Capital..............................       22
             (c)     Issuance of Securities...........................................       22
             (d)     Governing Documents..............................................       23
             (e)     No Acquisitions..................................................       23
             (f)     No Dispositions..................................................       23
             (g)     Investments; Indebtedness........................................       23
             (h)     Compensation.....................................................       24
             (i)     Other Actions....................................................       24
             (j)     Accounting Methods; Income Tax Matters...........................       24
             (k)     Rights Plan......................................................       25
             (l)     Contracts........................................................       25
             (m)     Regulatory Matters...............................................       25
             (n)     Standstill Agreements............................................       25
             (o)     Compromise; Settlement...........................................       25
     4.2     Covenants of Parent......................................................       25

                                                                                           Page
                                                                                           ----
             (a)     Financing........................................................       26
             (b)     Regulatory Approvals.............................................       26
     4.3     Advice of Changes; Governmental Filings..................................       26
     4.4     Transition Planning; Continued Operations of Aquarion....................       26
     4.5     Community Service Programs...............................................       27
     4.6     Control of Aquarion's Business...........................................       27

ARTICLE V

     ADDITIONAL AGREEMENTS............................................................       27
     5.1     Preparation of Proxy Statement; Aquarion Stockholders Meeting............       27
     5.2     Access to Information....................................................       29
     5.3     Reasonable Best Efforts..................................................       29
     5.4     Acquisition Proposals....................................................       30
     5.5     Treatment of Aquarion Stock Options; Other Stock Plans; Employee Benefits
                Matters...............................................................       32
             (a)     Options; Other Stock Plans.......................................       32
             (b)     Employee Benefits................................................       33
     5.6     Fees and Expenses........................................................       34
     5.7     Directors' and Officers' Indemnification and Insurance...................       34
     5.8     Public Announcements.....................................................       35
     5.9     Disclosure Schedule Supplements..........................................       35

ARTICLE VI

     CONDITIONS PRECEDENT.............................................................       36
     6.1     Conditions to Each Party's Obligation to Effect the Merger...............       36
             (a)     Stockholder Approval.............................................       36
             (b)     No Injunctions or Restraints; Illegality.........................       36
             (c)     Governmental Approvals...........................................       36
             (d)     HSR Act..........................................................       36
     6.2     Additional Conditions to Obligations of Parent and Merger Sub............       36
             (a)     Representations and Warranties...................................       36
             (b)     Performance of Obligations of Aquarion...........................       37
     6.3     Additional Conditions to Obligations of Aquarion.........................       37
             (a)     Representations and Warranties...................................       37
             (b)     Performance of Obligations of Parent.............................       37

ARTICLE VII

     TERMINATION AND AMENDMENT........................................................       37
     7.1     Termination..............................................................       37
     7.2     Effect of Termination....................................................       38
     7.3     Amendment................................................................       39
     7.4     Extension; Waiver........................................................       39

                                                                                           Page
                                                                                           ----
ARTICLE VIII

     GENERAL PROVISIONS...............................................................       40
     8.1     Non-Survival of Representations, Warranties and Agreements...............       40
     8.2     Notices..................................................................       40
     8.3     Interpretation...........................................................       41
     8.4     Counterparts.............................................................       41
     8.5     Entire Agreement; Third Party Beneficiaries..............................       41
     8.6     Governing Law............................................................       42
     8.7     Severability.............................................................       42
     8.8     Assignment...............................................................       42
     8.9     Submission to Jurisdiction; Waivers......................................       42
     8.10    Enforcement..............................................................       43
     8.11    Definitions..............................................................       43
     8.12    Other Agreements.........................................................       45

                           GLOSSARY OF DEFINED TERMS

Definition                                  Location of Definition
1935 Act.....................................       Section 3.1(t)
Acquisition Proposal.........................          Section 5.4
Agreement....................................             Preamble
Aquarion.....................................             Preamble
Aquarion Board Approval......................       Section 3.1(o)
Aquarion Common Stock........................             Recitals
Aquarion Disclosure Schedule.................          Section 3.1
Aquarion Employees...........................    Section 5.5(b)(i)
Aquarion Financial Advisor...................       Section 3.1(r)
Aquarion Preferred Stock.....................    Section 3.1(b)(i)
Aquarion Proxy Statement.....................       Section 5.1(a)
Aquarion Required Consents...................  Section 3.1(c)(iii)
Aquarion SEC Reports.........................       Section 3.1(d)
Aquarion Stock Option Plans..................    Section 3.1(b)(i)
Aquarion Stock Options.......................    Section 3.1(b)(i)
Aquarion Stockholders Meeting................       Section 5.1(b)
Aquarion Voting Debt.........................   Section 3.1(b)(ii)
Benefit Plans................................      Section 8.11(a)
BHC..........................................   Section 3.1(b)(iv)
Board of Directors...........................      Section 8.11(b)
Business Day.................................      Section 8.11(c)
Certificate..................................       Section 1.8(b)
Closing......................................          Section 1.2
Closing Date.................................          Section 1.2
Code.........................................          Section 2.8
Confidentiality Agreement....................          Section 5.2
Contracts....................................   Section 3.1(c)(ii)
Delaware Certificate of Merger...............          Section 1.3
Dissenting Shares............................       Section 1.8(e)
DGCL.........................................          Section 1.1
DOJ..........................................       Section 5.3(b)
DRIP.........................................    Section 3.1(b)(i)
Encumbrances.................................   Section 3.1(b)(iv)
Effective Time...............................          Section 1.3
Environmental Claim.......................... Section 3.1(g)(v)(A)
Environmental Law............................ Section 3.1(g)(v)(B)
ERISA........................................    Section 3.1(h)(i)
Exchange Act.................................  Section 3.1(c)(iii)
Exchange Agent...............................          Section 2.1
Exchange Fund................................          Section 2.1
Expenses.....................................          Section 5.6
Final Order..................................       Section 6.1(c)

GAAP.........................................       Section 3.1(d)
Governmental Entity..........................  Section 3.1(c)(iii)
Hazardous Materials.......................... Section 3.1(g)(v)(C)
Health Agencies..............................  Section 3.1(c)(iii)
HSR Act......................................  Section 3.1(c)(iii)
Indemnified Parties..........................       Section 5.7(a)
knowledge....................................      Section 8.11(d)
Laws.........................................   Section 3.1(c)(ii)
Material Adverse Effect......................      Section 8.11(e)
Merger.......................................             Recitals
Merger Consideration.........................       Section 1.8(a)
Merger Sub...................................             Preamble
NYSE.........................................  Section 3.1(c)(iii)
Orders.......................................   Section 3.1(c)(ii)
Parent.......................................             Preamble
Parent Disclosure Schedule...................          Section 3.2
Parent Financial Advisor.....................       Section 3.2(e)
Parent Ordinary Shares.......................       Section 3.1(v)
Person.......................................      Section 8.11(g)
PUCs.........................................  Section 3.1(c)(iii)
Release...................................... Section 3.1(g)(v)(D)
Required Aquarion Vote.......................       Section 3.1(p)
Rights.......................................    Section 3.1(b)(i)
Rights Plan..................................    Section 3.1(b)(i)
SEC..........................................       Section 3.1(d)
Significant Subsidiary.......................      Section 8.11(h)
Stock Split..................................    Section 3.1(b)(i)
Subsidiary...................................      Section 8.11(h)
Superior Proposal............................      Section 8.11(i)
Surviving Corporation........................          Section 1.1
Tax Return...................................   Section 3.1(k)(vi)
Taxes........................................   Section 3.1(k)(vi)
Termination Date.............................       Section 7.1(b)
Termination Fee..............................       Section 7.2(b)
Violation....................................   Section 3.1(c)(ii)

                         AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of May 31, 1999 (this "Agreement"), among YORKSHIRE WATER PLC, a public limited company incorporated under the laws of England and Wales ("Parent"), WATERMAN ACQUISITION CORP., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Merger Sub"), and AQUARION COMPANY, a Delaware corporation ("Aquarion").

                             W I T N E S S E T H :

          WHEREAS, the respective Boards of Directors of the Parent, Merger Sub and Aquarion have each determined that this Agreement and the merger of Merger Sub with and into Aquarion (the "Merger") in accordance with the provisions of this Agreement are advisable and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which the holders of shares of common stock, no par value, of Aquarion ("Aquarion Common Stock") will be converted into the right to receive the Merger Consideration (as defined in Section 1.8) for each share of Aquarion Common Stock issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3) (other than shares of Aquarion Common Stock that are owned or held directly or indirectly by Parent or Aquarion which shall be canceled as provided in Section 1.8, and Dissenting Shares (as defined in Section 1.8)), and Aquarion will become a wholly owned subsidiary of Parent;

          WHEREAS, Parent, Merger Sub and Aquarion desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby; and

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGER

          1.1  The Merger.  Upon the terms and subject to the conditions set
               ----------
forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into Aquarion at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and Aquarion shall continue as the surviving corporation (the "Surviving Corporation").

          1.2  Closing.  The closing of the Merger (the "Closing") will take
               -------
place at 10:00 a.m., New York City time, as soon as practicable, but in any event not later than the third Business Day, after the satisfaction or waiver (subject to any applicable Law or Order (each as defined in Section 3.1(c)) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, unless another place is agreed to in writing by the parties hereto.

          1.3  Effective Time.  On the Closing Date, the parties shall (i) file
               --------------
a certificate of merger (the "Delaware Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Delaware Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Parent and Aquarion shall agree and be specified in the Delaware Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

          1.4  Effects of the Merger.  At and after the Effective Time, the
               ---------------------
Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Aquarion and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Aquarion and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.5  Certificate of Incorporation.  At the Effective Time, the
               ----------------------------
certificate of incorporation of the Surviving Corporation shall be amended in accordance with the DGCL to read in its entirety as set forth in Exhibit 1.5 hereto until thereafter amended as provided therein and under the DGCL.

          1.6  By-Laws.  The by-laws of Merger Sub as in effect at the Effective
               -------
Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein and under applicable Law or Order.

          1.7  Officers and Directors of Surviving Corporation.  The officers of
               -----------------------------------------------
Aquarion as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Merger Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

          1.8  Effect on Capital Stock.
               -----------------------

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Aquarion Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Aquarion Common Stock that are

100% owned or held directly or indirectly by Parent or Aquarion, which shall be canceled as provided in Section 1.8(c) and Dissenting Shares) shall be converted into the right to receive, subject to the provisions of Article II, $37.05 in cash (the "Merger Consideration"), without any interest or dividends thereon, except as provided in Section 2.3.

          (b) As a result of the Merger and without any action on the part of the holders thereof, at Effective Time, all shares of Aquarion Common Stock shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Aquarion Common Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of Aquarion Common Stock, except the right to receive the applicable Merger Consideration, other than with respect to Aquarion Common Stock to be canceled in accordance with Section 1.8(c) and Dissenting Shares, in accordance with Article II upon the surrender of such Certificate.

          (c) Each share of Aquarion Common Stock issued that is 100% owned or held directly or indirectly by Parent or Aquarion at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and no payment or other consideration shall be delivered in exchange therefor.

          (d) Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation as of the Effective Time.

          (e) Notwithstanding any other provision of this Agreement, shares of Aquarion Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who demands appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect within the period prescribed by the DGCL or withdraws or otherwise loses such holder's right to appraisal under the DGCL. If, after the Effective Time, such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest or dividends thereon, except as provided in Section 2.3. Aquarion shall give Merger Sub prompt notice of any written demands received by Aquarion for appraisal of shares of Aquarion Common Stock, withdrawals of such demands, and other instruments served pursuant to the DGCL and received by Aquarion and relating thereto. Parent shall direct all negotiations and proceedings with respect to such demands for appraisals. Prior to the Effective Time, Aquarion shall not, except with the prior written consent of Merger Sub, make any payment with respect to, or settle or offer to settle, any such demands.

          1.9  Further Assurances.  At and after the Effective Time, the
               ------------------
officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Aquarion or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Aquarion or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.


                                  ARTICLE II

                           EXCHANGE OF CERTIFICATES

          2.1  Exchange Fund.  Prior to the Effective Time, Parent shall
               -------------
designate a commercial bank or trust company selected by Parent and reasonably acceptable to Aquarion to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent, in trust for the benefit of holders of shares of Aquarion Common Stock, the aggregate amount of cash to be paid pursuant to
Section 1.8 in exchange for outstanding shares of Aquarion Common Stock (other than shares of Aquarion Common Stock that are 100% owned or held directly or indirectly by Parent or Aquarion which shall be canceled as provided in Section 1.8(c) and Dissenting Shares). Parent shall, or shall cause the Surviving Corporation to make available to the Exchange Agent from time to time as needed, cash sufficient to pay any dividends pursuant to Section 2.3. Any cash deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund".

          2.2  Exchange Procedures.  As soon as reasonably practicable after the
               -------------------
Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a check in the aggregate amount equal to (A) the Merger Consideration multiplied by the number of shares of Aquarion Common Stock formerly represented by such Certificate and (B) any dividends payable in accordance with Section 2.3 less any required withholding of taxes as provided in Section 2.8. No interest will be paid or will accrue on any cash payable pursuant to the preceding sentence. In the event of a transfer of ownership of Aquarion Common Stock which is not registered in the transfer records of Aquarion, a check in the proper amount of cash for the appropriate Merger Consideration and any dividends payable in accordance with Section 2.3 may be paid with respect to such Aquarion Common Stock to such a transferee if the Certificate formerly representing such shares of Aquarion Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not payable. The Exchange Fund shall not be used for any purpose other than as set forth in this Article II.

          2.3  No Further Ownership Rights in Aquarion Common Stock.  Cash paid
               ----------------------------------------------------
upon conversion of shares of Aquarion Common Stock in accordance with the terms of Article I and this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Aquarion Common Stock, subject, however, to the Surviving Corporation's obligation, if any, to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Aquarion on such shares of Aquarion Common Stock prior to the date of this Agreement and which remain unpaid at the Effective Time.

          2.4  Termination of Exchange Fund.  Any portion of the Exchange Fund
               ----------------------------
which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger Consideration with respect to the shares of Aquarion Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8 and Section 2.2, and any dividends on shares of Aquarion Common Stock to which such holders are entitled pursuant to Section 2.3.

          2.5  No Liability.  None of Parent, Merger Sub, Aquarion, the
               ------------
Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or dividends from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          2.6  Investment of the Exchange Fund.  The Exchange Agent shall invest
               -------------------------------
any cash included in the Exchange Fund only in one or more of the following investments as directed by the Surviving Corporation from time to time: (i) obligations of the United States government maturing not more than 180 days after the date of purchase; (ii) certificates of deposit maturing not more than 180 days after the date of purchase issued by a bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $500,000,000; (iii) a money market fund having assets of at least $3,000,000,000; or (iv) tax-exempt or corporate debt obligations maturing not more than 180 days after the date of purchase given the highest investment grade rating by Standard & Poor's and Moody's Investor Service. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

          2.7  Lost Certificates.  If any Certificate shall have been lost,
               -----------------
stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Aquarion Common Stock formerly represented thereby and unpaid dividends, if any, on shares of Aquarion Common Stock deliverable in respect thereof, pursuant to this Agreement.

          2.8  Withholding Rights.  Each of the Surviving Corporation and Parent
               ------------------
shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Aquarion Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), or any provision of state, local or foreign tax Law or Order. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Aquarion Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

          2.9  Stock Transfer Books.  At the close of business, New York City
               --------------------
time, on the day Effective Time occurs, the stock transfer books of Aquarion shall be closed and there shall be no further registration of transfers of shares of Aquarion Common Stock thereafter on the records of Aquarion. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Aquarion Common Stock formerly represented thereby, except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be exchanged for the Merger Consideration with respect to the shares of Aquarion Common Stock formerly represented thereby and any dividends to which the holders thereof are entitled pursuant to Section 2.3.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          3.1  Representations and Warranties of Aquarion.  Except as set forth
               ------------------------------------------
in the Disclosure Schedule delivered by Aquarion to Parent prior to the execution of this Agreement (the "Aquarion Disclosure Schedule"), Aquarion represents and warrants to Parent as follows:

          (a)  Organization, Standing and Power.  Each of Aquarion and its
               --------------------------------
Subsidiaries (as defined in Section 8.11(h)) is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and each of Aquarion and its Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 8.11(e)) on Aquarion. Section 3.1(a) of the Aquarion Disclosure Schedule sets forth a complete and accurate list of each direct and indirect Subsidiary of Aquarion. The copies of the certificates of incorporation and by-laws of Aquarion and its material Subsidiaries that were previously furnished to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

          (b)  Capital Structure.
               -----------------

               (i) As of the date of this Agreement, the authorized capital stock of Aquarion consisted of (A) 16,000,000 shares of Aquarion Common Stock and (B) 2,500,000 shares of preferred stock, no par value ("Aquarion Preferred Stock"), in one or more series, in an aggregate stated value not in excess of $25,000,000, of which no shares were outstanding but of which 100,000 shares have been designated as Series B Junior Participating Preferred Stock and reserved for issuance upon exercise of the Preferred Stock Purchase Rights (the "Rights") distributed to the holders of Aquarion Common Stock pursuant to the Rights Agreement dated as of June 25, 1996, as amended as of the date hereof, between Aquarion and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Plan"). As of May 21, 1999, 11,373,624 shares of Aquarion Common Stock were issued and outstanding. As of the date of this Agreement, no shares of Aquarion Common Stock and no shares of Aquarion Preferred Stock were held in the treasury of Aquarion. From January 1, 1999 to May 21, 1999, there were no issuances of shares of the capital stock of Aquarion or any other securities of Aquarion other than the issuance of (i) 34,126 shares (and accompanying Rights) pursuant to options or rights outstanding as of December 31, 1998 under the Aquarion Stock Option Plans (as defined below), (ii) 67,746 shares (and accompanying Rights) pursuant to Aquarion's Dividend Reinvestment and Common Stock Purchase Plan (the "DRIP") and (iii) phantom stock units for 223 shares pursuant to the Directors' Deferred Compensation Plan. All issued and outstanding shares of the capital stock of Aquarion are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of May 21, 1999 no options, warrants or other rights to acquire capital stock from Aquarion other than (w) the Rights, (x) options representing in the aggregate the right to purchase up to 1,260,712 shares of Aquarion Common Stock (collectively, the "Aquarion Stock Options") under the (1985) Long-Term Incentive Plan, as amended, the (1994) Stock Incentive Plan, as amended, and the 1999 Stock Incentive Plan (collectively, the "Aquarion Stock Option Plans"), (y) stock units representing in the aggregate the right to be paid 43,150.82 shares of Aquarion Common Stock under the Directors' Deferred Compensation Plan and (z) rights of stockholders under the DRIP. As of May 21, 1999 Aquarion had reserved 245,987 shares of Aquarion Common Stock for purchase pursuant to the DRIP and 1,260,712 shares of Aquarion Common Stock for purchase pursuant to the Aquarion Stock Option Plans. Other than the associated Rights issued with the shares issued as described above and options or other rights to acquire no more than 1,549,849.82 shares of Aquarion Common Stock (and accompanying Rights) in the aggregate pursuant to the Aquarion Stock Option Plans, the DRIP and the Directors' Deferred Compensation Plan, no options or warrants or other rights to acquire capital stock from Aquarion have been issued or granted and remain outstanding as of the date of this Agreement. All shares of Aquarion Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All of the numbers of shares of Aquarion Common Stock provided in this Section 3.1(b)(i) or elsewhere in this Agreement are in each case determined after giving effect to the 3-for-2 stock split of the Aquarion Common Stock effected in the form of a distribution of one-half of one share of Aquarion Common Stock on each outstanding share of Aquarion Common Stock paid on March 22, 1999 (the "Stock Split").

               (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Aquarion or any of its Subsidiaries having the right to vote on any matters on which stockholders may vote ("Aquarion Voting Debt") are issued or outstanding.

               (iii) Except as set forth in this Section 3.1(b), pursuant to the Aquarion Stock Options, pursuant to the Directors' Deferred Compensation Plan or pursuant to the DRIP, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Aquarion or any of its Subsidiaries is a party, or by which any of them is bound, obligating Aquarion or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Aquarion or any of its Subsidiaries or, securities convertible into or exchangeable for shares of capital stock or voting securities of Aquarion or any of its Subsidiaries, or obligating Aquarion or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Aquarion or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Aquarion or any of its Subsidiaries or to provide funds to, or make any investment in any other Person, other than a wholly owned Subsidiary of Aquarion.

               (iv) All of the outstanding shares of capital stock of each Subsidiary of Aquarion are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Aquarion or a Subsidiary, which is wholly owned, directly or indirectly, by Aquarion, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, or any other restrictions with respect to the transferability or assignability thereof (collectively, "Encumbrances"), except for Encumbrances pursuant to the First Mortgage dated as of June 1, 1924, between BHC Company ("BHC") and State Street Bank as Trustee, as amended by the Twenty-Fifth Supplemental Mortgage thereto.

          (c)  Authority; No Violations.
               ------------------------

               (i) Aquarion has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Aquarion Vote (as defined in Section 3.1(p)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Aquarion, and no other corporate or stockholder proceedings on the part of Aquarion are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than in the case of the consummation of the Merger, the adoption of this Agreement by the Required Aquarion Vote). This Agreement has been duly and validly executed and delivered by Aquarion and constitutes a valid and binding agreement of Aquarion, enforceable against it in accordance with its terms.

               (ii) The execution and delivery of this Agreement by Aquarion do not or will not, as the case may be, and the performance of the Agreement and the consummation of the Merger by Aquarion and the other transactions contemplated hereby will not, result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of an Encumbrance on any assets of Aquarion or any of its Subsidiaries (any such violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to:
     (A) any provision of the certificate of incorporation or by-laws of Aquarion or any Subsidiary of Aquarion or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on Aquarion, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, or license (collectively, "Contracts"), or any statute, law, ordinance, rule, regulation, whether federal, state, local or foreign (collectively, "Laws"), or any judgment, order or decree, whether federal, state, local or foreign (collectively, "Orders") applicable to Aquarion or any Subsidiary of Aquarion or their respective properties or assets.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any foreign, supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi governmental authority (a "Governmental Entity"), is required by or with respect to Aquarion or any Subsidiary of Aquarion in connection with the execution and delivery of this Agreement by Aquarion or the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (C) the DGCL with respect to the filing of the Delaware Certificate of Merger, (D) Laws, practices and Orders of any state public utility control or public service commissions or similar state regulatory bodies ("PUCs"), each of which is identified in Section 3.1(c)(iii)(D) of the Aquarion Disclosure Schedule, (E) Laws, practices and Orders of any state departments of public health or departments of health or similar state regulatory bodies or of any federal or state regulatory body having jurisdiction over environmental protection or environmental conservation or similar matters ("Health Agencies"), each of which is identified in Section 3.1(c)(iii)(E) of the Aquarion Disclosure Schedule,
     (F) rules and regulations of The New York Stock Exchange, Inc. (the "NYSE"), and (G) such consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on Aquarion. Consents, approvals, Orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (F) are hereinafter referred to as "Aquarion Required Consents." The parties hereto agree that references in this Agreement to "obtaining" Aquarion Required Consents means obtaining such consents, approvals or authorizations, making such registrations, declarations or filings, giving such notices; and having such waiting periods expire as are necessary to avoid a violation of Law or an Order.

          (d)  Reports and Financial Statements. Aquarion has filed all required
               --------------------------------
reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1998 (collectively, including all exhibits thereto, the "Aquarion SEC Reports"). No Subsidiary of Aquarion is required to file any form, report or other document with the SEC. None of Aquarion SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements (including the related notes) included in the Aquarion SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Aquarion and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Aquarion SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Aquarion SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act and the rules and regulations promulgated thereunder.

          (e)  Absence of Liabilities.  Except for liabilities or obligations
               ----------------------
which are accrued or reserved against in Aquarion's most recent financial statements (or in the related notes thereto) included in the Aquarion SEC Reports or which were incurred in the ordinary course of business and consistent with past practices since the date of Aquarion's most recent financial statements included in the Aquarion SEC Reports, Aquarion and each of its Subsidiaries do not have any material, known liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) of Aquarion.

          (f)  Compliance.
               ----------

          (i) Except as set forth in the Aquarion SEC Reports filed prior to the date hereof, neither Aquarion nor any of its Subsidiaries is in violation of, is, to the knowledge of Aquarion, under investigation with respect to any violation of, or has been given notice or threatened with any violation of, any Laws or Orders (excluding for purposes of this Section 3.1(f) Environmental Laws), except for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on Aquarion. Aquarion and its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except for such permits, licenses, franchises and other governmental authorizations, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on Aquarion. BHC is in material compliance with the provisions of the Connecticut Water Diversion Policy Act, Sections 22a-365 et seq. of the Connecticut General Statutes. Sea Cliff Water Company is currently operating in material accordance with the declaration of policy set forth in Section 15-0105 of the New York Environmental Conservation Law and the terms and conditions of all decisions, orders, permits, licenses, or approvals issued and/or renewed by the New York Department of Environmental Conservation under Article 15 of the Environmental Conservation Law. Neither Aquarion nor any of its Subsidiaries is in breach or violation of, or in default in the performance or observance of (i) any provision of its certificate of incorporation or by-laws, or (ii) except as would not, individually or in the aggregate, have a Material Adverse Effect on Aquarion, any Contract applicable to Aquarion or any Subsidiaries of Aquarion or their respective properties or assets.

          (ii) All filings required to be made by Aquarion or any of its Subsidiaries since December 31, 1996, under any applicable Laws or Orders relating to the regulation of public utilities, have been filed with the appropriate PUC or Health Agency or any other appropriate Governmental Entity (including, without limitation, to the extent required, the state public utility regulatory agencies in Connecticut and New York), as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate Laws or Orders, except for such filings or such failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect on Aquarion.

          (g)  Environmental Matters.
               ---------------------

          (i) Aquarion and each of its Subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 3.1(g)) (which compliance includes, but is not limited to, the possession by Aquarion of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on Aquarion. Aquarion has not received any communication (written or oral), whether from a Governmental Entity, citizens group, employee or otherwise, alleging that Aquarion or any of its Subsidiaries are not in such compliance, and there are no past or present (or to the knowledge of Aquarion, future) actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future, except for such failure to be in compliance and such actions, activities, circumstances, conditions, events or incidents that would not, individually or in the aggregate, have a Material Adverse Effect on Aquarion.

          (ii) There are no Environmental Claims (as defined in Section 3.1(g)) pending or, to the knowledge of Aquarion, threatened, against Aquarion or any of its Subsidiaries, or any

     Person whose liability for any such Environmental Claim Aquarion or any of its Subsidiaries has retained or assumed either contractually or by operation of Law or Order.

          (iii) To the knowledge of Aquarion, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release (as defined in Section 3.1(g)), threatened Release or presence of any Hazardous Material (as defined in Section 3.1(g)), that could form the basis of any Environmental Claim against Aquarion or any of its Subsidiaries, or to the best knowledge of Aquarion against any Person whose liability for any Environmental Claim Aquarion or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of Law or Order, except for such liabilities which would not, individually or in the aggregate, have a Material Adverse Effect on Aquarion.

          (iv) Aquarion has delivered or otherwise made available for inspection to the Parent complete and correct copies of all material reports, studies or analyses in the possession of or initiated by Aquarion or any of its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Aquarion or any of its Subsidiaries, or regarding Aquarion's or any of its Subsidiaries' compliance with applicable Environmental Laws. There are no reports, studies or analyses in the possession of or initiated by Aquarion or any of its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Aquarion or any of its Subsidiaries, or regarding Aquarion's or any of its Subsidiaries' compliance with applicable Environmental Law, which contain any information not otherwise set forth in the Aquarion Disclosure Schedule that is materially adverse to Aquarion.

     (v)  As used in this Agreement:

               (A) "Environmental Claim" means any written claim, action, cause of action, investigation or notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release of any Hazardous Materials at any location, whether or not owned or operated by Aquarion, or (b) circumstances forming the basis of any violation, or alleged viola tion, of any Environmental Law.

               (B) "Environmental Law" means all Laws relating to pollution or protection of human health or the environment, including without limitation, Laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

               (C) "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Sub stances Pollution Contingency Plan, 40 C.F.R.
          (S) 300.5, or defined as such by, or regulated as such under, any Environmental Law.

               (D) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          (h)  Employee Benefit Plans; ERISA.
               -----------------------------

               (i) Section 3.1(h)(i) of the Aquarion Disclosure Schedule contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation or ownership plan, program, agreement or arrangement, each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA")) (excluding any payroll practices, compensation arrangements and fringe benefits or perquisites which, individually or in the aggregate, are not material); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, retention, consulting, termination or severance agreement with any officer or director or any other employee (if the cash severance amount payable to such employee under such agreement could be reasonably expected to exceed $200,000); and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Aquarion or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with Aquarion would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which Aquarion or an ERISA Affiliate is party for the benefit of any employee or former employee of Aquarion or any Subsidiary of Aquarion, in respect of which Aquarion or any Subsidiary of Aquarion will have continuing liability on or after the Effective Time (the "Aquarion Benefit Plans"). Notwithstanding the foregoing, at any time prior to the tenth Business Day following the date of this Agreement, Aquarion may amend or supplement the list set forth in Section 3.1(h)(i) of the Aquarion Disclosure Schedule, so long as the items included in any such amendment or supplement would not, individually or in the aggregate, have a Material Adverse Effect.

               (ii) With respect to each Aquarion Benefit Plan, (A) no amendments have been made thereto since December 31, 1998 (other than as required by applicable Law or as would not result in any increased cost that would have a Material Adverse

          Effect), and (B) Aquarion has heretofore delivered or made available to Parent true and complete copies of the Aquarion Benefit Plans, any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the IRS with respect to each Aquarion Benefit Plan intended to qualify under Section 401 of the Code.

               (iii) No liability under Title IV has been incurred by Aquarion or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Aquarion or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due), where any such liability has had, or would have a Material Adverse Effect.

               (iv) No Aquarion Benefit Plan that is subject to Title IV (a "Aquarion Title IV Plan") is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Aquarion Title IV Plan a plan described in section 4063(a) of ERISA.

               (v) Each Aquarion Benefit Plan has been operated and administered in accordance with its terms, the terms of any applicable collective bargaining agreement and applicable Law, including but not limited to ERISA and the Code, except as would not be reasonably expected to result in a Material Adverse Effect, and each Aquarion Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service.

               (vi) None of the terms of the Aquarion Benefit Plans provide that the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (A) entitle any current or former employee or officer of Aquarion or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer. Aquarion has made available to Parent estimates prepared by Deloitte & Touche of the amounts reasonably expected to be paid to the individuals set forth in
          Section 3.1(h)(vi) of the Aquarion Disclosure Schedule (or by which any of their benefits may be increased or accelerated) (in accordance with the assumptions set forth therein) as a result of a qualified termination of employment occurring after a Change in Control (as such term is defined in the Continuity Agreements). For purposes of the preceding sentence, estimates were prepared in good faith, in accordance with the assumptions set forth therein (which were believed to be reasonable) and, to the best knowledge of Aquarion, such amounts accurately reflect the amounts to be paid under the Continuity Agreements, based on such assumptions.

               (vii) There are no pending, or to the knowledge of Aquarion, threatened or anticipated claims by or on behalf of any Aquarion Benefit Plan, by any employee or beneficiary covered under any such Aquarion Benefit Plan, or otherwise involving any such Aquarion Benefit Plan (other than routine claims for benefits) that would be reasonably expected to result in liability that would have a Material Adverse Effect.

               (viii) The individuals set forth in Section 3.1(h)(vi) of the Aquarion Disclosure Schedule have entered into Continuity Agreements previously provided to Parent under cover of a memorandum of your counsel dated May 11, 1999.

          (i)  Absence of Certain Changes or Events.  Except as disclosed in the
               ------------------------------------
Aquarion SEC Reports filed with the SEC prior to the date hereof, since March 31, 1999 (a) the businesses of Aquarion and its Subsidiaries have been conducted in the ordinary course, consistent with past practices and (b) there has not been any event, occurrence, development or state of circumstances or facts that has had, or would, individually or in the aggregate, have a Material Adverse Effect on Aquarion. As of the date hereof, $14.5 million of short term indebtedness incurred by Aquarion and its Subsidiaries remains outstanding.

          (j)  Year 2000.  The computer software operated by Aquarion and its
               ---------
Subsidiaries which is used in the conduct of their businesses is capable of providing or being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, other than such interruptions in millennium functionality that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Aquarion. Aquarion believes that the remaining cost of adaptions referred to in the foregoing sentence is not reasonably likely to have a Material Adverse Effect on Aquarion.

          (k)  Taxes.
               -----

          (i) Aquarion and its Subsidiaries have (A) duly filed (or there has been filed on their behalf) with the appropriate Governmental Entities all Tax Returns (as defined in Section 3.1(k)(vii)(B)) required to be filed by them on or prior to the date hereof, other than those Tax Returns the failure of which to file would not, individually or in the aggregate, result in a Material Adverse Effect on Aquarion, and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as defined in Section 3.1(k)(vii)(A)) shown to be due on such Tax Returns.

          (ii) Except as set forth in Section 3.1(k)(ii) of the Aquarion Disclosure Schedule, there are no ongoing federal, state, local or foreign audits or examinations of any Tax Return of Aquarion or any of its Subsidiaries.

          (iii) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Aquarion or any of its Subsidiaries, and no power of attorney granted by either Aquarion or any of its Subsidiaries with respect to any Taxes is currently in force.

          (iv) Neither Aquarion nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

          (v) No consent under Section 341(f) of the Code has been filed with respect to Aquarion or any of its Subsidiaries.

          (vi) For purposes of this Agreement: (A) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (B) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          (l)   Insurance.  Each of Aquarion and its Subsidiaries is, and has
                ---------
been continuously since January 1, 1994, insured with financially responsible insurers in such amounts and against such risks and losses as are (i) customary in all material respects for companies in the United States conducting the business conducted by Aquarion and its Subsidiaries during such time period,
(ii) required to be maintained by Aquarion or any of its Subsidiaries under the terms of any note, bond, indenture, contract, agreement or arrangement to which either Aquarion or any of its Subsidiaries is a party or by which any of their respective properties are bound, except for such failures to maintain insurance that would not, individually or in the aggregate, reasonably be expected to result in the acceleration of any payment of the principal amount of any such note, bond, indenture, contract, agreement or arrangement, and (iii) required to be maintained pursuant to all applicable Laws and Orders, except for (in the case of clause (iii)) such insurance the absence of which would not have a Material Adverse Effect. Neither Aquarion nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Aquarion or any Subsidiary of Aquarion. Aquarion has fulfilled all of its obligations under each material insurance policy, including the timely payment of premiums, other than such failures to fulfill its obligations that would not reasonably be expected, individually or in the aggregate to reduce or nullify the benefits under such policy.

          (m)   Property Franchises.  Aquarion and its Subsidiaries own or have
                -------------------
sufficient rights and consents to use under existing franchises, easements, leases, and license agreements all properties, rights and assets necessary for the conduct of their businesses and operations as currently conducted, except where the failure to own or have sufficient rights and consents to use such properties, rights and assets would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Aquarion. BHC is duly authorized and franchised by the State of Connecticut to sell and deliver water service and otherwise operate as a "water company" as defined in Section 16-1(a)(1) of the Connecticut General Statutes within the jurisdictions described on page 2 of Aquarion's 1999 annual report to stockholders, except where the failure to be so authorized or franchised would not, individually or in the aggregate, have a Material Adverse Effect on Aquarion. Sea Cliff Water Company is duly authorized to sell, furnish and distribute water for domestic, commercial and public purposes and otherwise operate as a "water-works corporation" as defined in Section 40 of the New York Transportation Corporations Law and Section 2, subd. 27 of the New York Public Service Law within the jurisdictions described on page 2 of Aquarion's 1999 annual report to stockholders.

          (n)  Water Quality.  The quality of water supplied by Aquarion and its
               -------------
Subsidiaries to their respective customers meets or exceeds all standards for quality and safety of water in all material respects in accordance with applicable Laws and Orders.

          (o)  Board Approval.  The Board of Directors of Aquarion, by
               --------------
resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Aquarion Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of Aquarion and its stockholders, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholders of Aquarion adopt this Agreement. Assuming the accuracy of the representations and warranties set forth in Sections 3.2(g) and 3.3(e), the Board of Directors of Aquarion has taken the necessary action to make inapplicable the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable antitakeover Laws.

          (p)  Vote Required.  Assuming the accuracy of the representations and
               -------------
warranties set forth in Sections 3.2(g) and 3.3(e), the affirmative vote of the holders of a majority of the outstanding shares of Aquarion Common Stock to adopt this Agreement (the "Required Aquarion Vote") is the only vote of the holders of any class or series of Aquarion capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

          (q)  Rights Plan.  Aquarion has heretofore provided Parent with a
               -----------
complete and correct copy of the Rights Plan, including all amendments and exhibits thereto. The Board of Directors of Aquarion has approved an amendment to the Rights Plan (a certified copy of which has been provided to Parent) so that neither the execution of this Agreement nor the consummation of the Merger will (i) cause the Rights to become exercisable, (ii) cause Parent or Merger Sub to become an Acquiring Person (as such term is defined in the Rights Plan) or
(iii) give rise to a Stock Acquisition Date or a Distribution Date (as each such term is defined in the Rights Plan).

          (r)  Brokers or Finders.  No agent, broker, investment banker,
               ------------------
financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Morgan Stanley & Co. Incorporated (the "Aquarion Financial Advisor"), whose fees and expenses will be paid by Aquarion in accordance with Aquarion's agreement with such firm, based upon arrangements made by or on behalf of Aquarion and previously disclosed to Parent.

          (s)  Opinion of Aquarion Financial Advisor.  Aquarion has received the
               -------------------------------------
opinion of Aquarion Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Aquarion Common Stock, a copy of which opinion has been made available to Parent.

          (t)  Regulation as a Utility.  Certain Subsidiaries of Aquarion are
               -----------------------
regulated as public utilities in Connecticut and New York. Neither Aquarion nor any "subsidiary company" or "affiliate" (as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act")) of Aquarion is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. Aquarion is not a holding company under the 1935 Act. From December 31, 1989 to the date of this Agreement no Governmental Entity has denied the request of Aquarion or any of its Subsidiaries to include any asset then in utility service in rate base for recovery in the amount of $500,000 or more.

          (u)  Litigation.  Except for claims, actions, suits, proceedings or
               ----------
investigations (collectively, "Claims") that would not have a Material Adverse Effect on Aquarion, there are no claims, actions, suits, proceedings or investigations pending or, to Aquarion's knowledge, threatened against Aquarion or any of its Subsidiaries, or any properties or rights of Aquarion or any of its Subsidiaries, by or before any Governmental Entity. To the knowledge of Aquarion, Section 3.1(a) of the Aquarion Disclosure Schedule sets forth all Claims which are pending or threatened against any of Aquarion or its Subsidiaries as of the date hereof.

          (v)  No Parent Capital Stock.  Aquarion does not own or hold directly
               -----------------------
or indirectly any ordinary shares of 15 5/9 pence each of Parent ("Parent Ordinary Shares") or any other capital stock of Parent, or any options, warrants or other rights to acquire any Parent Ordinary Shares or any other capital stock of Parent, or in each case, any interests therein.

          3.2  Representations and Warranties of Parent.  Except as set forth in
               ----------------------------------------
the Disclosure Schedule delivered by Parent to Aquarion prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent represents and warrants to Aquarion as follows:

          (a)  Organization, Standing and Power.  Parent is a corporation duly
               --------------------------------
incorporated or otherwise organized and validly existing under the Laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (b)  Authority; No Violations.
               ------------------------

               (i) Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms.

               (ii) The execution and delivery of this Agreement by Parent do not or will not, as the case may be, and the performance of this Agreement and the consummation by Parent of the Merger and the other transactions contemplated hereby will not, result in a Violation pursuant to: (A) any provision of the memorandum and articles of association (or other comparable charter documents) of Parent or any Subsidiary of Parent or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any Contract, Laws or Orders applicable to Parent or any Subsidiary of Parent or their respective properties or assets.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or any Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the HSR Act, (B) Laws of any PUCs and set forth in
     Section 3.2 (b)(iii)(B) of the Parent Disclosure Schedule, (C) Laws of any Health Agencies set forth in Section 3.2 (b)(iii)(C) of the Parent Disclosure Schedule, (D) rules and regulations of the London Stock Exchange, (E) any notification required to be made to the Office of Water Services pursuant to the Instrument of Appointment of York Water Services Limited as a regulated water and sewerage undertaker and (F) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to the foregoing clauses (A) through (F) are hereinafter referred to as the "Parent Required Consents". The parties hereto agree that references in this Agreement to "obtaining" Parent Required Consents means obtaining such consents, approvals or authorizations, making such registrations, declarations or filings, giving such notices; and having such waiting periods expire as are necessary to avoid a violation of Law or an Order.

          (c)  Board Approval.  The Board of Directors of Parent, by resolutions
               --------------
duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are in the best interests of Parent and its stockholders and (ii) approved this Agreement and the Merger.

          (d)  Vote Required.  No vote of the holders of any class or series of
               -------------
Parent capital stock is necessary to approve this Agreement, the Merger or the other transactions contemplated hereby.

          (e)  Brokers or Finders.  No agent, broker, investment banker,
               ------------------
financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except Greenhill & Co., L.L.C. (the "Parent Financial Advisor"), whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm based upon arrangements made by or on behalf of Parent.

          (f)  Litigation.  As of the date hereof, there are no claims, actions,
               ----------
suits, proceedings or investigations pending or, to Parent's knowledge, threatened against Parent or any of its Subsidiaries, or any properties or rights of Parent or any of its Subsidiaries, before any Governmental Entity that
(i) seek to question, delay or prevent the consummation of the Merger or the other transactions contemplated hereby or (ii) would reasonably be expected to affect adversely the ability of Parent to fulfill its obligations hereunder, including Parent's obligations under Article I and Article II.

          (g)  No Aquarion Capital Stock.  Parent does not own or hold directly
               -------------------------
or indirectly any shares of Aquarion Common Stock or any other capital stock of Aquarion, or any options, warrants or other rights to acquire any shares of Aquarion Common Stock or any other capital stock of Aquarion, or in each case, any interests therein, other than pursuant to the Merger as contemplated by this Agreement.

          (h)  Financing.  Parent has or will have available, prior to the
               ---------
Effective Time, sufficient funds to pay the Merger Consideration pursuant to this Agreement and otherwise to satisfy its obligations hereunder.

          3.3  Representations and Warranties of Parent and Merger Sub.  Parent
               -------------------------------------------------------
and Merger Sub represent and warrant to Aquarion as follows:

          (a)  Organization, Standing and Power.  Merger Sub is a corporation
               --------------------------------
duly incorporated, validly existing and in good standing under the Laws of Delaware. Merger Sub is an indirect wholly-owned subsidiary of Parent.

     (b)  Authority; No Violations.
          ------------------------

               (i) Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and stockholder action on the part of Merger Sub. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms.

               (ii) The execution and delivery of this Agreement by Merger Sub do not or will not, as the case may be, and the performance of this Agreement and the consummation by Merger Sub of the Merger and the other transactions contemplated hereby will not, result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws of Merger Sub or
     (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any Contract, Laws or Orders applicable to Merger Sub or its properties or assets.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Merger Sub in connection with the execution and delivery of this Agreement by Merger Sub or the consummation of the Merger and the other transactions contemplated hereby, except for the Parent Required Consents, the filing of the Delaware Certificate of Merger pursuant to the DGCL and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (c)  Board and Stockholder Approval. The Board of Directors of Merger
               ------------------------------
Sub, by resolutions duly adopted without a meeting by unanimous consent thereto in writing and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are advisable and in the best interest of Merger Sub and its stockholder, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholder of Merger Sub adopt this Agreement. Following the adoption of such resolutions by the Board of Directors of Merger Sub, the sole stockholder of Merger Sub, without a meeting by consent in writing, has duly adopted this Agreement.

          (d)  No Business Activities. Merger Sub has not conducted any
               ----------------------
activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

          (e)  No Aquarion Capital Stock. Merger Sub does not own or hold
               -------------------------
directly or indirectly any shares of Aquarion Common Stock or any other capital stock of Aquarion, or any options, warrants or other rights to acquire any shares of Aquarion Common Stock or any other capital stock of Aquarion, or in each case, any interests therein.


                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          4.1  Covenants of Aquarion. During the period from the date of this
               ---------------------
Agreement and continuing until the Effective Time, Aquarion agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated in Section 4.1 of the Aquarion Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction (written notice of which will be given promptly to Parent) or to the extent that Parent shall otherwise consent in writing):

     (a)  Ordinary Course.
          ---------------

               (i) Aquarion and each of its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, business organizations and reputations, maintain their rights, franchises and permits, keep available the services of their key officers and employees, maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however,
                                                             --------  -------
     that no action by Aquarion or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

               (ii) Aquarion shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures other than capital expenditures not in excess of the aggregate amount set forth in Section 4.1(a)(ii)(A) of the Aquarion Disclosure Schedule or, if the Closing Date has not occurred on or prior to December 31, 1999, the aggregate amounts set forth in
     Section 4.1(a)(ii)(B) of the Aquarion Disclosure Schedule.

          (b)  Dividends; Changes in Share Capital. Aquarion shall not, and
               -----------------------------------
shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except (x) dividends by wholly owned Subsidiaries of Aquarion to such Subsidiary's parent or another wholly owned Subsidiary of Aquarion and (y) the regular dividends on Aquarion Common Stock in the amount of $.2775 per share of Aquarion Common Stock payable in the second quarter of 1999, up to $.2825 per share of Aquarion Common Stock payable in the third and fourth quarters of 1999 and the first and second quarters of 2000, and up to $.2875 per share of Aquarion Common Stock per quarter thereafter (such amounts in each case after giving effect to the Stock Split), (ii) split, combine, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Aquarion which remains a wholly owned Subsidiary of Aquarion after consummation of such transaction , (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except, subject to and in accordance with applicable Laws and Orders, for the purchase from time to time by Aquarion of Aquarion Common Stock (and the associated Rights) in the ordinary course of business consistent with past practice in connection with funding the Aquarion Benefit Plans.

          (c)  Issuance of Securities. Aquarion shall not, and shall not permit
               ----------------------
any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Aquarion Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Aquarion Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Aquarion Common Stock (and the associated Rights) upon the exercise of stock options or in connection with other stock-based Aquarion Benefit Plans outstanding on the date hereof in accordance with their present terms or pursuant to the DRIP, (ii) issuances by a wholly owned Subsidiary of Aquarion of capital stock to such Subsidiary's Parent or another wholly owned Subsidiary of Aquarion and (iii) issuances of shares, options, rights or other awards and amendments to equity-related awards, except as permitted in Section 4.1(h).

          (d)  Governing Documents. Except to the extent required to comply with
               -------------------
their respective obligations hereunder or, following written notice to Parent, as may be required by Law or Order or required by the rules and regulations of the NYSE, Aquarion shall not, and shall not permit any of its Subsidiaries to, amend or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

          (e)  No Acquisitions. Except for Aquarion's proposed acquisition of
               ---------------
The Village Water Company substantially on the terms disclosed to Parent, and acquisitions that are part of, related to or in support of the water utility business, that have a value not in excess of $5 million individually and $25 million in the aggregate (in each case, including the assumption of debt) and that would not reasonably be expected to prevent or materially delay the Merger, Aquarion shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of Aquarion and its Subsidiaries in the ordinary course). Aquarion shall inform Parent reasonably in advance of taking, or permitting any Subsidiary to take, action relating to any direct or indirect acquisition related to or in support of the water utility business, including any such acquisition permitted by this Section 4.1(e).

          (f)  No Dispositions. Other than (i) dispositions (including sales of
               ---------------
surplus land) referred to in the Aquarion SEC Reports filed prior to the date of this Agreement, (ii) sales of surplus land having a value not in excess of $10 million in the aggregate (provided that no more than one such sale may have a value exceeding $3 million) or (iii) in the ordinary course of business consistent with past practice (other than sales of surplus land), Aquarion shall not, and shall not permit any Subsidiary of Aquarion to, sell, lease, transfer, encumber or otherwise dispose of, or agree to sell, lease, transfer, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Aquarion) which are material to Aquarion.

          (g)  Investments; Indebtedness. Aquarion shall not, and shall not
               -------------------------
permit any of its Subsidiaries to, (i) other than in connection with actions permitted by Section 4.1(e), make any loans, advances or capital contributions to, or investments in, any other Person, other than loans (except for loans made pursuant to the Carematrix and Georgetown main extension agreements), advances, capital contributions and investments by Aquarion or a Subsidiary of Aquarion to or in Aquarion or any wholly owned Subsidiary of Aquarion, (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, or otherwise), other than payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or reflected in the most recent consolidated financial statements (or the notes thereto) of Parent included in the most recent Aquarion SEC Reports filed prior to the date of this Agreement or (iii) other than in connection with actions permitted by Section 4.1(e), create, incur, assume or suffer to exist any indebtedness, guarantees, loans or advances not in existence as of the date of this Agreement except for short-term indebtedness incurred under Aquarion's current short-term facilities (and any replacements thereof) incurred in the ordinary course of business, consistent with past practices, and which is reasonably expected by Aquarion to be repaid by Aquarion from cash from continuing operations within 12 months of the incurrence thereof in each case as such facilities and other existing indebtedness may be amended, extended, modified, refunded, renewed, refinanced or replaced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby (or, in the case of replacement indebtedness, the term of such indebtedness is not for a longer period of time than the period of time applicable to the indebtedness so replaced) and the other terms and conditions thereof, taken as a whole, are not less advantageous to Aquarion and its Subsidiaries than those in existence as of the date of this Agreement.

          (h)  Compensation. Aquarion shall not, and shall not permit any of its
               ------------
Subsidiaries to, (i) increase the amount of compensation of any senior executive officer, director or employee, (ii) make any increase in or commitment to increase any employee benefits, (iii) issue any additional Aquarion Stock Options, equity-based awards or shares of Aquarion Common Stock pursuant to the Aquarion Benefits Plans, adopt or make any commitment to enter into, adopt, amend in any material manner or terminate any Aquarion Benefit Plan, or any other agreement, arrangement, plan or policy between Aquarion or one of its Subsidiaries and one or more of its directors, officers or employees, or (iv) make any contribution, other than regularly scheduled contributions, to any Aquarion Benefit Plan except as are granted in the ordinary course of business, consistent with past practice, in connection with normal periodic performance reviews and related compensation and benefit increases (including annual across-the-board increases to be granted in 2000 that are consistent with past practices in both timing and amount); provided, that Aquarion shall notify
                                      --------
Parent of any such increases, issuances or grants.

          (i)  Other Actions. Aquarion shall not, and shall not permit any of
               -------------
its Subsidiaries to take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, result in, (i) a material breach of any provision of this Agreement, or (ii) any of the conditions to the Merger set forth in Article VI not being satisfied.

          (j)  Accounting Methods; Income Tax Matters. Except as disclosed in
               --------------------------------------
the Aquarion SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, Aquarion shall not, nor shall it permit any of its Subsidiaries to, change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP as concurred in by Aquarion's independent auditors. Aquarion shall not, nor shall it permit any of its Subsidiaries to, (i) change its fiscal year, (ii) make or rescind any material tax election, (iii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy in respect of Taxes for any amount in excess of the amount reserved therefor and reflected in the most recent consolidated financial statements (or the notes thereto) of Aquarion included in the most recent Aquarion SEC Report, or (iv) change in any material respect any of its methods of reporting income, deductions or accounting for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 1998.

          (k)  Rights Plan. Nothing in this Agreement shall be deemed to
               -----------
restrict the ability of Aquarion to amend, modify or waive any provision of the Rights Plan, or take any other action with respect to the Rights, in response to any Acquisition Proposal (as defined in Section 5.4); provided that any such amendment, modification, waiver or other action is in no way adverse to Parent and will not impede or delay consummation of the Merger or the other transactions contemplated hereby.

          (l)  Contracts. Aquarion shall not, nor shall it permit any of its
               ---------
Subsidiaries, except in the ordinary course of business consistent with past practice (i) to modify, amend, terminate or fail to use commercially reasonable efforts to renew any material Contract or waive, release or assign any material rights or claims under a Contract to which Aquarion or any of its Subsidiaries is a party or (ii) to enter into any new material Contracts.

          (m)  Regulatory Matters. Except for filings in the ordinary course of
               ------------------
business consistent with past practice that would not have a Material Adverse Effect on Aquarion, Aquarion shall inform Parent reasonably in advance of making a filing to implement any changes in any of its or its Subsidiaries' rates or surcharges for water service or executing any agreement with respect thereto that is otherwise permitted under this Agreement and shall, and shall cause its Subsidiaries to, deliver to Parent a copy of each such filing or agreement. Aquarion shall, and shall cause its Subsidiaries to, make all such filings (A) only in the ordinary course of business consistent with past practice or (B) as required by a Governmental Entity.

          (n)  Standstill Agreements. Neither Aquarion nor any of its
               ---------------------
Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. Aquarion shall take all steps necessary to enforce, to the fullest extent permitted under applicable Law and Orders, the provisions of any such agreement.

          (o)  Compromise; Settlement.  Neither Aquarion nor any of its
               ----------------------
Subsidiaries shall settle or compromise any pending or threatened claims or arbitrations (other than any Claims or arbitrations relating to matters set forth in the Aquarion SEC Reports), other than settlements which involve solely the payment of money (without admission of liability) that would not result in an uninsured payment by or liability of Aquarion in excess of $300,000 in the aggregate above the reserves established therefor on the books of Aquarion as of the date hereof.

          4.2  Covenants of Parent. During the period from the date of this
               -------------------
Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Parent Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction (written notice of which will be given promptly to Aquarion) or to the extent that Aquarion shall otherwise consent in writing):

          (a)  Financing. Parent shall not, and shall not permit any of its
               ---------
Subsidiaries to, take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, impair Parent's ability to have available sufficient funds to pay the Merger Consideration pursuant to this Agreement and otherwise to satisfy its obligations hereunder.

          (b)  Regulatory Approvals. Parent shall not, and shall not permit any
               --------------------
of its Subsidiaries to, take any action that would, or fail to take any action which failure would, reasonably be expected to impede or delay any Parent Required Consent or any Aquarion Required Consent or otherwise impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement.

          4.3  Advice of Changes; Governmental Filings. Each party shall (a)
               ---------------------------------------
confer on a regular and frequent basis with the other, with respect to matters relevant to the Merger and (b) report (to the extent permitted by Law, Order or any applicable confidentiality agreement) on operational matters with respect to Aquarion and its Subsidiaries and technological matters and innovations with respect to Parent and its Subsidiaries, and Aquarion shall promptly advise Parent, orally and in writing, of any material change or event affecting its business or operations, including any complaint, investigation or hearing by any Governmental Entity (or communication indicating the same may be contemplated) or the institution or threat of material litigation. Aquarion shall file all reports required to be filed by it with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by Law, Order or any applicable confidentiality agreement) deliver to Parent copies of all such reports, announcements and publications promptly after the same are filed. Except as otherwise required by
Section 4.1(m) and subject to applicable Laws and Orders relating to the exchange of information, each of Aquarion and Parent shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby. Aquarion will provide Parent with copies of Aquarion's proposed 2000 Capital Budget and 2000 Operating Budget promptly following management's completion thereof.

     4.4  Transition Planning; Continued Operations of Aquarion.
          -----------------------------------------------------

          (a) Aquarion and Parent shall each appoint four officers to serve from time to time as their respective representatives on a committee that will be responsible for coordinating transition planning and implementation relating to the Merger. The initial representatives of Aquarion shall be Richard Schmidt, Janet Hansen, James McInerney and Larry Bingaman. The initial representatives of Parent shall be Kevin Bond, James Newman, Gillian Johnson and Paul Wynn.

          (b) Between the date of this Agreement and the Effective Time, Parent at its discretion may locate up to two of its representatives at the offices of Aquarion (it being understood that such representatives shall not interfere with the business and operations of Aquarion or its Subsidiaries and shall have no authority whatsoever with respect to the operation of the business of Aquarion or any of its subsidiaries). During such period Aquarion shall cause one or more of its designated representatives to consult as requested by Parent with such representatives of Parent and to discuss the general status of the business of Aquarion and its Subsidiaries consistent with Sections 4.4 and 5.2 hereof.

          (c) Between the date of this Agreement and the Effective Time, Aquarion at its discretion may locate up to two of its representatives at the offices of Parent for observation with respect to technological matters and innovations relevant to Aquarion's business (it being understood that such representatives shall not interfere with the business or operations of Parent or its subsidiaries, shall have no authority whatsoever with respect to the operations of the business of Parent or any of its subsidiaries and that Aquarion will hold any information obtained by such persons or any information provided to Aquarion pursuant to Section 4.3 in confidence to the extent required by, and in accordance with, the provisions of a mutually satisfactory confidentiality agreement).

          (d) Parent agrees that the Surviving Corporation will continue to operate Aquarion's offices and facilities in Bridgeport, Connecticut for the foreseeable future.

          4.5  Community Service Programs. The parties agree that the community
               --------------------------
service programs that are currently provided by Aquarion and its Subsidiaries serve a number of important goals. After the Effective Time, Parent intends to cause the Surviving Corporation to continue to support the community service programs which are supported by Aquarion and its Subsidiaries.

          4.6  Control of Aquarion's Business. Nothing contained in this
               ------------------------------
Agreement shall be deemed to give Parent, directly or indirectly, the right to control or direct Aquarion's operations prior to the Effective Time. Prior to the Effective Time, Aquarion shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Preparation of Proxy Statement; Aquarion Stockholders Meeting.
          -------------------------------------------------------------

          (a) As promptly as practicable following the date hereof, Aquarion shall, in cooperation with Parent, prepare and file with the SEC preliminary proxy materials relating to the Aquarion Stockholders Meeting (such proxy statement, and any amendments or supplements thereto, the "Aquarion Proxy Statement"). The Aquarion Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, and shall include a statement that the Board of Directors finds the Merger to be advisable, fair to and in the best interests of Aquarion. Each of Aquarion and Parent shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing with the SEC. Aquarion shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Aquarion Proxy Statement to Parent and advise Parent of any oral comments with respect to the Aquarion Proxy Statement received from the SEC. Aquarion shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date following clearance of the Proxy Statement by the SEC and, subject to Section 5.4, shall include in the Proxy Statement the recommendation of the Board of Directors of Aquarion that the stockholders of Aquarion vote in favor of the adoption of the Merger Agreement.

          Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Aquarion Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of Aquarion Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Aquarion agrees that none of the information supplied or to be supplied by Aquarion for inclusion or incorporation by reference in the Aquarion Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of Aquarion Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent will be deemed to have been supplied by Parent and information concerning or related to Aquarion and Aquarion Stockholders Meeting shall be deemed to have been supplied by Aquarion. Aquarion will provide Parent and its counsel with a reasonable opportunity to review and comment on the Aquarion Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and will provide Parent and its counsel with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by Parent for inclusion in the Aquarion Proxy Statement shall be made without the approval of Parent, which approval shall not be unreasonably withheld or delayed.

          (b) Subject to Sections 5.4 and 7.1(f), Aquarion shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Aquarion Stockholders Meeting") for the purpose of obtaining the Required Aquarion Vote with respect to the transactions contemplated by this Agreement, shall take all lawful action to solicit the adoption of this Agreement by the Required Aquarion Vote and the Board of Directors of Aquarion shall recommend adoption of this Agreement by the stockholders of Aquarion. Without limiting the generality of the foregoing but subject to its rights pursuant to Sections 5.4 and 7.1(f), Aquarion agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Aquarion of any Acquisition Proposal (as defined in Section 5.4).

          5.2  Access to Information. Upon reasonable notice, Aquarion shall
               ---------------------
(and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent reasonable access during normal business hours, during the period prior to the Effective Time, to all its facilities, operations, officers, employees, agents and accountants and its properties, books, contracts, commitments and records and, during such period, Aquarion shall (and shall cause its Subsidiaries to) furnish promptly to Parent (or in the case of the documents referred to in clause (a)(ii) below, make available to any representatives of Parent situated at Aquarion's facility in accordance with Section 4.4(b)) (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities Laws, as applicable; and (ii) each report, schedule, statement and other document filed with any other Governmental Entity (other than, in the case of clause (i) or (ii), documents which such party is not permitted to disclose under applicable Law or Orders), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that Aquarion
                                                --------  -------
may restrict the foregoing access to the extent that (i) a Governmental Entity requires Aquarion or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable Laws or Orders with respect to national security matters or (ii) any Law or Order of any Governmental Entity applicable to Aquarion requires Aquarion or its Subsidiaries to restrict access to any properties or information. Parent will hold any information provided under this Section 5.2 or Sections 4.3 or 4.4 that is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter dated March 19, 1999 between Aquarion and Parent (the "Confidentiality Agreement"). Any investigation by Parent shall not affect the representations and warranties of Aquarion.

     5.3  Reasonable Best Efforts.
          -----------------------

          (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws and Orders to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

          (b) Each of Parent and Aquarion shall, in connection with the efforts referenced in Section 5.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Merger Agreement under the HSR Act or any other applicable Law or Order, use its reasonable best efforts to (i) make all appropriate filings and submissions with any PUC, Health Agency or other Governmental Entity that may be necessary, proper or advisable under applicable Laws or Orders in respect of any of the transactions contemplated by this Agreement, (ii) cooperate in all respects with each other in connection with any such filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (iii) promptly inform the other party of any communication received by such party from, or given by such party to, PUCs, Health Agencies, the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iv) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, PUCs, Health Agencies, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by PUCs, Health Agencies, the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

          (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.3(a) and 5.3(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable Law or Order, each of Parent and Aquarion shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
5.3 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied in all respects with its obligations under this Section 5.3.

          (d) If any objections are asserted with respect to the transactions contemplated hereby under any applicable Law or Order or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any applicable Law or Order, each of Parent and Aquarion shall use its best reasonable efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Law or Order so as to permit consummation of the transactions contemplated by this Agreement.

          5.4  Acquisition Proposals.
               ---------------------

          (a) Aquarion shall, and shall instruct each of its Subsidiaries and Representatives (as defined below) to, immediately cease all existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal (as defined below). Aquarion shall not directly or indirectly, and it shall cause its Subsidiaries, officers, directors, employees, representatives, agents or affiliates, including any investment bankers, attorneys or accountants ("Representatives") retained by Aquarion or any of its Subsidiaries or affiliates, not to, directly or indirectly, through any Person, (i) solicit, initiate, encourage or otherwise facilitate (including by way of furnishing information) any inquiries or proposals that constitute, or could reasonably be expected to lead to, any inquiry, proposal or offer (or any improvement, restatement, amendment, renewal or reiteration thereof) from any Person relating to any direct or indirect acquisition or purchase of Aquarion or any of its Subsidiaries, a merger, recapitalization, consolidation, business combination, sale of a significant portion of the assets of Aquarion and its Subsidiaries, taken as a whole, sale of 10% or more of the shares of capital stock (including by way of a tender offer, share exchange or exchange offer) or similar or comparable transactions involving Aquarion or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any such inquiry, proposal or offer (or improvement, restatement, amendment, renewal or reiteration thereof) (other than made by Parent or an affiliate thereof) being herein referred to as an "Acquisition Proposal"), or (ii) engage in negotiations or discussions concerning, or provide any non-public information to any Person relating to, any Acquisition Proposal. Notwithstanding any other provision of this Agreement, the Board of Directors of Aquarion may, at any time prior to adoption of this Agreement by the stockholders of Aquarion, furnish information (pursuant to a customary confidentiality agreement no more favorable, in the aggregate, to the party receiving information than the Confidentiality Agreement (it being understood that Aquarion may enter into a confidentiality agreement without a standstill or with a standstill provision less favorable to Aquarion if it waives or similarly modifies the standstill provision in the Confidentiality Agreement; provided that in no circumstances shall any such standstill provision
           --------
in any such further confidentiality agreement be more favorable with respect to the purchase of shares of Aquarion Common Stock)) to, or engage in discussions or negotiations with, any Person in response to a Superior Proposal (as defined in Section 8.11(i)) made by such Person if, and only to the extent that, prior to taking such action, (A) the Board of Directors of Aquarion consults in good faith with its independent legal counsel as to the advisability of furnishing information to, or engaging in discussions or negotiations with, such Person and
(B) Aquarion provides reasonable advance notice to Parent to the effect that it is taking such action.

          (b) Except and only to the extent provided in paragraph (c) below, neither the Board of Directors of Aquarion nor any committee thereof shall (i) withdraw, modify or change, or propose to withdraw, modify or change, in any manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or
(iii) cause Aquarion to enter into any agreement (other than a confidentiality agreement entered into in accordance with Section 5.4(a)), letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal.

          (c) Notwithstanding any other provision of this Agreement, in response to a Superior Proposal and after consulting in good faith with its independent legal counsel as to the advisability of such action, Aquarion's Board of Directors shall be permitted (subject to this and the following sentences), at any time prior to the adoption of this Agreement by the stockholders of Aquarion, (i) to withdraw, modify or change, or propose to withdraw, modify or change, the approval or recommendation by the Board of Directors of this Agreement, the Merger or the other transactions contemplated by this Agreement or (ii) to approve or recommend, or propose to approve or recommend, any Superior Proposal, but only in each case referred to in clauses
(i) and (ii), after the fifth Business Day following Parent's receipt of written notice advising Parent that the Board of Directors of Aquarion has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal and stating that it intends to take any action described in clause (i) or (ii) above. After providing such notice, Aquarion shall provide a reasonable opportunity to Parent within such five Business Day-period to make such adjustments in the terms and conditions of this Agreement as would enable Aquarion to proceed with its recommendation to the stockholders of Aquarion without taking any action described in clauses (i) or (ii) of the preceding sentence; provided that any such adjustments shall be at the
                    --------
discretion of Parent at such time.

          (d) Aquarion shall immediately advise Parent orally and in writing of any request for information or any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the Person making such request or Acquisition Proposal. Aquarion will keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

          (e) Nothing contained in this Section 5.4 shall prohibit Aquarion or its Board of Directors (i) from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any legally required disclosure to the stockholders of Aquarion with regard to an Acquisition Proposal or (ii prior to the adoption of this Agreement by the stockholders of Aquarion, from taking any action as contemplated by Section 7.1(f). Nothing in this Section 5.4 shall (x) permit Aquarion to terminate this Agreement (except as specifically provided in Article VII hereof) or (y) affect any other obligation of Aquarion under this Agreement.

          5.5  Treatment of Aquarion Stock Options; Other Stock Plans; Employee
               ----------------------------------------------------------------
Benefits Matters.
----------------

          (a)  Options; Other Stock Plans. Aquarion and Parent shall take all
               --------------------------
requisite action, including, any and all required amendments to the Aquarion Stock Option Plans and the Directors' Deferred Compensation Plan or to any agreements entered into thereunder (in each case which amendments may be conditioned on the Closing occurring) (provided that, with respect to any required stockholder approval, or any required consent or agreement of another party to such agreements, of such amendments, such requisite action shall be limited to Aquarion's and Parent's respective reasonable best efforts to obtain such stockholder approval), to the extent necessary so that at the Closing (i) all Aquarion Stock Options that have been granted and that have not been exercised prior to the Closing Date shall be canceled as of the Closing Date and at the Closing Aquarion shall pay to each holder of Aquarion Stock Options a cash payment equal to the aggregate of the number of Aquarion Stock Options at each exercise price held as of immediately preceding the Closing multiplied by the excess of the Merger Consideration over the applicable exercise price (regardless of whether such Aquarion Stock Options are then vested or exercisable), less such amounts as Aquarion is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax Law or Order and (ii) all stock units under the Directors' Deferred Compensation Plan that remain outstanding as of immediately prior to the Closing shall be converted into the right to receive cash under the terms and conditions of each holder's deferred compensation account. Aquarion and Parent shall take all actions necessary to ensure that such payments or conversions into the right to receive cash extinguish all rights of participants under the Aquarion Stock Option Plans and the Directors' Deferred Compensation Plan to receive either shares of Aquarion Common Stock or Parent Ordinary Shares at or after the Effective Time.

     (b)  Employee Benefits.
          -----------------

               (i)   Obligations of Parent; Comparability of Benefits. Parent
                     ------------------------------------------------
     shall cause the Surviving Corporation to assume all employment and other related Agreements with respect to any current employee of Aquarion, which shall be performed in accordance with their terms. In addition, the obligations under each Aquarion Benefit Plan (as defined in Section 8.11(a)) as to which Aquarion or any of its Subsidiaries has any obligation with respect to any current or former employee (the "Aquarion Employees") shall become the obligations of Parent and the Surviving Corporation at the Effective Time, and for at least two years thereafter, Parent shall, or shall cause the Surviving Corporation to, provide benefits, in the aggregate, that are no less favorable than the benefits provided, in the aggregate, under such Aquarion Benefit Plans to Aquarion Employees immediately prior to the Effective Time. Notwithstanding the foregoing, nothing herein shall require (A) the continuation of any particular Aquarion Benefit Plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits as provided in the preceding sentence) or (B) Parent or the Surviving Corporation to continue or maintain any stock purchase or other equity plan related to the equity of Aquarion or the Surviving Corporation or Parent.

               (ii)  Pre-Existing Limitations: Deductible: Service Credit. With
                     ----------------------------------------------------
     respect to any Benefit Plans of Parent or any Subsidiary of Parent in which Aquarion Employees participate effective as of the Closing Date, Parent shall, or shall cause the Surviving Corporation to: (A) not impose any limitations more onerous than those currently in effect as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Aquarion Employees under any Benefit Plan of Parent or any Subsidiary of Parent in which such employees may be eligible to participate after the Effective Time, (B) provide each Aquarion Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare Benefit Plan of Parent or any Subsidiary of Parent in which such employees may be eligible to participate after the Effective Time, and (C) recognize all service of Aquarion Employees with Aquarion for all purposes (including, without limitation, purposes of eligibility to participate, vesting credit, entitlement for benefits, and benefit accrual) in any Benefit Plan of Parent or any Subsidiary of Parent in which such employees may be eligible to participate after the Effective Time, to the same extent taken into account under a comparable Aquarion Benefit Plan immediately prior to the Closing Date.

               (iii) Change of Control. Aquarion and Parent agree that, for
                     -----------------
     purposes of the Aquarion Benefit Plans, the approval or consummation of the transactions contemplated by this Agreement, as applicable, shall constitute a "Change in Control", as applicable under such Aquarion Benefit Plans.

          5.6  Fees and Expenses. Whether or not the Merger is consummated, all
               -----------------
Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on Aquarion or its Subsidiaries and (b) as provided in Section 7.2. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Aquarion Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

     5.7  Directors' and Officers' Indemnification and Insurance.
          ------------------------------------------------------

          (a) After the Effective Time through the sixth anniversary of the Effective Time, Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each present (as of the Effective Time) or former officer, director or employee of the Company and its Subsidiaries (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including attorneys' fees and expenses) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director or employee of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law or Order; provided that no Indemnified
                                                --------
Party may settle any such claim without the prior approval of Parent (which approval shall not be unreasonably withheld or delayed). Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, proceeding or investigation from Parent or the Surviving Corporation within ten Business Days of receipt by Parent or the Surviving Corporation from the Indemnified Party of a request therefor; provided that any
                                                              --------
Person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification.

          (b)  The Surviving Corporation shall cause to be maintained in effect
(i) in its certificate of incorporation and by-laws for a period of six years after the Effective Time, the current provisions regarding elimination of liability of directors and indemnification of, and advancement of expenses to, officers, directors and employees contained in the certificate of incorporation and by-laws of Aquarion and (ii) for a period of six years after the Effective Time, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Aquarion (provided that the
                                                      --------
Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided,
                                                                    --------
however, that in no event shall the Surviving Corporation be required to expend
-------
in any one year an amount in excess of 200% of the annual premiums currently paid by Aquarion for such insurance; and, provided, further, that if the annual
                                          --------  -------
premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (c) Notwithstanding anything herein to the contrary, if any claim, action, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.7 shall continue in effect until the final disposition of such claim, action, proceeding or investigation.

          (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of the Surviving Corporation shall succeed to the obligations set forth in Section 5.5 and this
Section 5.7.

          5.8  Public Announcements.  Aquarion and Parent shall use all
               --------------------
reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

          5.9  Disclosure Schedule Supplements. From time to time after the
               -------------------------------
date of this Agreement and prior to the Effective Time, Aquarion will promptly supplement or amend the Aquarion Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Aquarion Disclosure Schedule or which is necessary to correct any information in a schedule or in any representation and warranty of Aquarion which has been rendered inaccurate thereby. From time to time after the date of this Agreement and prior to the Effective Time, Parent will promptly supplement or amend the Parent Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Parent Disclosure Schedule or which is necessary to correct any information in a schedule or in any representation and warranty of Parent or Merger Sub which has been rendered inaccurate thereby (including, for purposes of this Section 5.9 only, any representation or warranty set forth in Section 3.2(f) without regard to the words "As of the date hereof" therein). Each of Aquarion and Parent shall, within a reasonable period of time following any such supplement or amendment, negotiate in good faith with respect to the consequences of any such supplement or amendment. For purposes of determining the accuracy of the representations and warranties of Aquarion contained in this Agreement and the accuracy of the representations and warranties of Parent and Merger Sub contained in this Agreement in order to determine the fulfillment of the conditions set forth in Sections 6.2(a) and 6.3(a), the Parent Disclosure Schedule and the Aquarion Disclosure Schedule shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

          6.1  Conditions to Each Party's Obligation to Effect the Merger.  The
               ----------------------------------------------------------
respective obligations of Aquarion, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

          (a)  Stockholder Approval.  Aquarion shall have obtained the Required
               --------------------
Aquarion Vote for the adoption of this Agreement by the stockholders of Aquarion.

          (b)  No Injunctions or Restraints; Illegality.  No federal, state,
               ----------------------------------------
local or foreign, if any, Law shall have been adopted or promulgated, and no temporary restraining Order, preliminary or permanent injunction or other Order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (c)  Governmental Approvals.  All Parent Required Consents and the
               ----------------------
Aquarion Required Consents shall have been obtained prior to the Effective Time, and shall have become Final Orders. The Final Orders shall not, individually or in the aggregate, impose terms and conditions that (i) could reasonably be expected to result in a Material Adverse Effect on Aquarion or on Parent or (ii) materially impair the ability of the parties to complete the Merger or the other transactions contemplated hereby. "Final Order" for purposes of this Agreement means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended with respect to which any waiting period prescribed by any Law or Order before the Merger and other transactions contemplated hereby may be consummated has expired, and as to which all conditions to be satisfied before the consummation of such transactions prescribed by Law or Order have been satisfied.

          (d)  HSR Act.  The waiting period (and any extension thereof)
               -------
applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          6.2  Additional Conditions to Obligations of Parent and Merger Sub.
               -------------------------------------------------------------
The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, at or prior to the Closing of the following additional conditions:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties of Aquarion set forth in this Agreement shall be true and correct (other than any representation or warranty, or any portion of a representation or warranty, that is not qualified as to Material Adverse Effect, which representations and warranties shall be true and correct in all material respects), as if such representations or warranties were made as of the Effective Time, except
(i) to the extent given as of a certain date and (ii) for changes specifically permitted by this Agreement, and Parent shall have received a certificate of the chief executive officer and the chief financial officer of Aquarion to such effect.

          (b)  Performance of Obligations of Aquarion.  Aquarion shall have
               --------------------------------------
performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate of the chief executive officer and the chief financial officer of Aquarion to such effect.

          6.3  Additional Conditions to Obligations of Aquarion.  The
               ------------------------------------------------
obligations of Aquarion to effect the Merger are subject to the satisfaction of, or waiver by Aquarion, at or prior to the Closing of the following additional conditions:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (other than any representation or warranty, or any portion of a representation or warranty, that is not qualified as to Material Adverse Effect, which representations and warranties shall be true and correct in all material respects), as if such representations or warranties were made as of the Effective Time, except (i) to the extent given as of a certain date and (ii) for changes specifically permitted by this Agreement, and Aquarion shall have received a certificate of the chief executive officer and the chief financial officer of Parent to such effect.

          (b)  Performance of Obligations of Parent. Parent shall have performed
               ------------------------------------
or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and Aquarion shall have received a certificate of the chief executive officer and the chief financial officer of Parent to such effect.


                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

          7.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Aquarion or Merger Sub:

          (a) By mutual written consent of Parent and Aquarion, by action of their respective Boards of Directors;

          (b) By either Aquarion or Parent, by written notice to the other party, if the Effective Time shall not have occurred on or before the first anniversary of the date of this Agreement (the "Termination Date"); provided,
                                                                    --------
however, that the right to terminate this Agreement under this Section 7.1(b)
-------
shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation Section 5.3) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; provided further that if, on such first
                             -------- -------
anniversary, (i) the condition set forth in Section 6.1(c) has not been satisfied or waived, (ii) all of the other conditions to the consummation of the Merger set forth in Article VI have been satisfied or waived or can readily be satisfied and (iii) any approvals required in order for the condition set forth in Section 6.1(c) to be satisfied that have not yet been obtained are being pursued diligently and in good faith, then the Termination Date shall, without any action by any of the parties, be extended to the earlier of (x) the date that is six months after the first anniversary of the date hereof and (y) the date that such approvals are no longer being pursued diligently and in good faith by any party necessary to the prosecution thereof;

          (c) By either Aquarion or Parent if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 5.3), in each case (i) and (ii) that is necessary to fulfill the conditions set forth in subsections 6.1(c) and (d), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that
                                                        --------  -------
the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.3 has been the cause of such action or inaction;

          (d) By either Aquarion or Parent if the approval by the stockholders of Aquarion required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Aquarion Vote upon the taking of such vote at a duly held meeting of stockholders of Aquarion, or at any adjournment thereof;

          (e) By Parent if the Board of Directors of Aquarion shall have taken or resolved to take any of the actions set forth in clauses (i) or (ii) of
Section 5.4(b); or

          (f) By Aquarion at any time prior to adoption of this Agreement by the stockholders of Aquarion if the Board of Directors of Aquarion shall approve a Superior Proposal; provided, however, that Aquarion shall have complied with
                     --------  -------
Section 5.4 and provided, further, that it shall be a condition to termination
                --------  -------
by Aquarion pursuant to this Section 7.1(f) that Aquarion shall have made the payment of the Termination Fee (as defined in Section 7.2(b)) to Parent required by Section 7.2(b).

          7.2  Effect of Termination.
               ---------------------

          (a) In the event of termination of this Agreement by either Aquarion or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or Aquarion or their respective officers or directors except with respect to the second sentence of Section 5.2, Section 5.6, this Section 7.2 and Article VIII; provided,
--------
however, that nothing herein shall relieve any party from liability for the
-------
willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement and; provided, further, that if this
                                            --------  -------
Agreement is terminated by either Parent pursuant to Section 7.1(e) or by Aquarion pursuant to Section 7.1(f), Parent shall no longer be bound by the terms of Section 7 of the Confidentiality Agreement.

          (b) Parent and Aquarion agree that Aquarion shall pay to Parent the sum of $20 million (the "Termination Fee") solely as follows: (i) if (A) Aquarion or Parent shall terminate this Agreement pursuant to Section 7.1(d) due to the failure of Aquarion's stockholders to adopt this Agreement, (B) at any time after the date of this Agreement and at or before the time of the event giving rise to such termination there shall exist an Acquisition Proposal with respect to Aquarion or any of its Subsidiaries and (C) within 12 months following the termination of this Agreement, Aquarion enters into a definitive agreement with a third party with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, or (ii) if Parent shall terminate this Agreement pursuant to Section 7.1(e), or (iii) if Aquarion shall terminate this Agreement pursuant to Section 7.1(f).

          (c)  The Termination Fee required to be paid to Parent pursuant to
Section 7.2(b)(iii) shall be made prior to, and shall be a pre-condition to the effectiveness of termination of, this Agreement by Aquarion pursuant to Section 7.1(f). The Termination Fee required to be paid to Parent pursuant to Section 7.2(b)(i) shall be made to Parent not later than five Business Days after the entering into of a definitive agreement with respect to, or the consummation of, an Acquisition Proposal, as applicable. The Termination Fee required to be paid to Parent pursuant to Section 7.2(b)(ii) shall be made to Parent not later than five Business Days after such termination. All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by Parent.

          7.3  Amendment.  This Agreement may be amended by the parties hereto,
               ---------
by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Aquarion and Merger Sub, but, after any such approval, no amendment shall be made which by Law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          7.4  Extension; Waiver.  At any time prior to the Effective Time, the
               -----------------
parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

          8.1  Non-Survival of Representations, Warranties and Agreements.  None
               ----------------------------------------------------------
of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII. Nothing in this Section 8.1 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

          8.2  Notices.  All notices and other communications hereunder shall be
               -------
in writing (including telecopy or other similar writing) and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if given by any other means, when received at the address specified in this Section 8.2, except, in each case, for a notice of a change of address, which shall be effective only upon receipt thereof. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)  if to Parent or Merger Sub, to

               Yorkshire Water plc
               2 The Embankment
               Sovereign Street
               Leed LS1 4BG
               Fax: 011-44-113-242-9511
               Attention:  Steven Webb
                           Group Company Secretary

               with a copy to

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York 10022
               Fax:  (212) 735-2000
               Attention:  Margaret L. Wolff

          (b)  if to Aquarion to

               Aquarion Company
               835 Main Street
               Bridgeport, Connecticut  06601-2353
               Fax: (203) 336-5639
               Attention:  Richard K. Schmidt
                           President and Chief Executive Officer

               with a copy to

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017-3954
               Fax: (212) 455-2502
               Attention: Joel S. Hoffman

          8.3  Interpretation.  When a reference is made in this Agreement to
               --------------
Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The inclusion of any matter in the Aquarion Disclosure Schedule or the Parent Disclosure Schedule in connection with any representation, warranty, covenant or agreement that is qualified as to materiality or "Material Adverse Effect" shall not be an admission by the party delivering such disclosure schedule that such matter is material or would have a Material Adverse Effect.

          8.4  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when each party shall have received counterparts hereof signed by all other parties hereto, it being understood that the parties need not sign the same counterpart.

          8.5  Entire Agreement; Third Party Beneficiaries.
               -------------------------------------------

          (a) This Agreement together with the Aquarion Disclosure Schedule, the Parent Disclosure Schedule and exhibits hereto constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this

Agreement, other than Section 5.7 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

          8.6  Governing Law.  This Agreement shall be governed and construed in
               -------------
accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

          8.7  Severability.  If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any Law, Order or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          8.8  Assignment.  Neither this Agreement nor any of the rights,
               ----------
interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law, Order or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Aquarion agrees that, at the request of Parent and Merger Sub at any time prior to adoption of this Agreement by the stockholders of Aquarion, Aquarion will take all actions required by the DGCL in order to effect, after all actions required by the DGCL are taken by Parent and Merger Sub, the substitution of another direct or indirect wholly owned Subsidiary of Parent for Merger Sub in this Agreement; provided that each of Parent and such substitute Subsidiary
                --------
shall represent and warrant to Aquarion, on the date such substitution is to be effective, the representations and warranties set forth in Section 3.3; and provided, further, that no action shall be taken that would require Aquarion to
--------  -------
amend or supplement the Aquarion Proxy Statement at any time after the Aquarion Proxy Statement has first been mailed to Aquarion's stockholders.

          8.9  Submission to Jurisdiction; Waivers.  Each of Parent, Merger Sub
               -----------------------------------
and Aquarion irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, or in the United States Courts in or for the District of Delaware, in each case having subject matter jurisdiction, and each of Parent, Merger Sub and Aquarion hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. By the execution and delivery of this Agreement, Parent appoints The Corporation Trust Company at 1209 Orange Street, Wilmington, Delaware 19801 (or at such other place within the State of Delaware as may be designated for such purpose), as its agent upon which process may be served in any such legal action or proceeding. Service of process upon such agent, together with notice of such service given to Parent in the manner specified in Section 8.2, shall be deemed in every respect effective service of process upon Parent in any legal action or proceeding. Nothing herein shall in any way be deemed to limit the ability of Aquarion to serve any writs, process or summons in any other manner permitted by applicable Law or Order or to obtain jurisdiction over Parent in such other jurisdictions and in such manner as may be permitted by applicable Law or Order. Each of Parent, Merger Sub and Aquarion hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.9, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law or Order, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. This Agreement does not involve less than $100,000, and the parties intend that 6 Del.C. (S)2708 shall apply to this
                                        ------
Agreement. Notwithstanding anything contained herein to the contrary, Aquarion understands and agrees that this Section 8.9 is not intended to and shall not be deemed to be a consent by Parent to jurisdiction for any purpose other than the limited purpose of enforcing this Agreement in accordance with its terms.

          8.10  Enforcement.  The parties agree that irreparable damage would
                -----------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at Law, Order or in equity.

          8.11  Definitions.  As used in this Agreement:
                -----------

          (a) "Benefit Plans" means, with respect to any Person, each employee or director benefit plan, program, arrangement and contract (including any "employee benefit plan," as defined in Section 3(3) of ERISA, and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) in effect on the date of this Agreement or disclosed on Section 4.1(c) of the Aquarion Disclosure Schedule, to which such Person or its Subsidiary is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Section 4069, 4201 or 4212(c) of ERISA.

          (b) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

          (c) "Business Day" means any day on which banks are not required or authorized to close in The City of New York.

          (d) "knowledge" when used with respect to any party means the knowledge of any senior executive officer of such party after reasonable inquiry.

          (e) "Material Adverse Effect" means, with respect to any Person, any change, circumstance or effect that would reasonably be expected to result in a materially adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries taken as a whole, other than any change, circumstance or effect relating (i) to reductions in consumer demand or reductions in supply sources solely as a result of unusual climatic conditions in the watersheds or in the areas serviced by Aquarion or any of its Subsidiaries or (ii) to actions or omissions by either Parent or Aquarion, or any of their Subsidiaries, as the case may be, taken with the written permission of the other party in connection with the transactions contemplated hereby.

          (f) "the other party" means, with respect to Aquarion, Parent and means, with respect to Parent, Aquarion.

          (g) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (h) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (i) "Superior Proposal" means an unsolicited bona fide written Acquisition Proposal that the Board of Directors of Aquarion concludes in good faith (after consultation with its financial advisors) would, if consummated, provide greater aggregate value to Aquarion's stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and for which any required financing is committed or which, in the good faith judgment of the Board of Directors of Aquarion (after consultation with its financial advisors), is reasonably capable of being financed by the Person making such Acquisition Proposal (provided that for purposes of this definition the term Acquisition Proposal shall have the meaning assigned to such term in Section 5.4 except that (x) the reference to "10% or more of the shares" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "sale of 50% or more of the shares" and (y) "Acquisition Proposal" shall only be deemed to refer to a transaction involving Aquarion, or with respect to assets (including the shares of any Subsidiary of Aquarion) of Aquarion and its Subsidiaries, taken as a whole, and not any of its Subsidiaries alone.

          8.12  Other Agreements. The parties hereto acknowledge and agree that,
                ----------------
except as otherwise expressly set forth in this Agreement, the rights and obligations of Aquarion and Parent under any other agreement between the parties shall not be affected by any provision of this Agreement.


                          ____________________________

                           [Intentionally Left Blank]

          IN WITNESS WHEREOF, Parent, Aquarion and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    YORKSHIRE WATER PLC

                                    By: /s/ Kevin Bond
                                        -------------------------------
                                        Name: Kevin Bond
                                        Title: CEO


                                    WATERMAN ACQUISITION CORP.


                                    By: /s/ Kevin Bond
                                        --------------------------------
                                        Name: Kevin Bond
                                        Title: President


                                    AQUARION COMPANY


                                    By: /s/ Richard K. Schmidt
                                        -------------------------------
                                        Name: Richard K. Schmidt
                                        Title: President/CEO

                                                                     Exhibit 1.5


                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                               AQUARION COMPANY

                  (Originally incorporated under the name of The Hydraulic Company on October 17, 1968)


          FIRST:  The name of the Corporation is Aquarion Company (hereinafter
          -----
the "Corporation").

          SECOND:  The address of the registered office of the Corporation in
          ------
the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD:  The purpose of the Corporation is to engage in any lawful act
          -----
or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

          FOURTH:  The total number of shares of stock which the Corporation
          ------
shall have authority to issue is 1000 shares of Common Stock, each having a par value of one cent ($.01) per share.

          FIFTH:  The following provisions are intended for the management of
          -----
the business and the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

                 (1) The business and the affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                 (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                 (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                                     A-I-1

                 (4) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this paragraph (4) of Article FIFTH shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit. This paragraph (4) of Article FIFTH shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this paragraph (4) of Article FIFTH becomes effective. Any repeal or modification of this paragraph (4) of Article FIFTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

                 (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SIXTH:  Meetings of the stockholders may be held within or without the
          -----
State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          SEVENTH:  The Corporation reserves the right to amend, alter, change
          -------
or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     A-I-2

                                                                         Annex B
MORGAN STANLEY DEAN WITTER
                                              1585 BROADWAY
                                              NEW YORK, NEW YORK  10036
                                              (212) 761-4000


                                                      May 31, 1999

Board of Directors
Aquarion Company
835 Main Street
Bridgeport, CT 06601

Members of the Board:

We understand that Aquarion Company (the "Company"), Yorkshire Water plc ("Buyer") and Waterman Acquisition Corp., a wholly owned subsidiary of Buyer ("Acquisition Sub") propose to enter into an Agreement and Plan of Merger substantially in the form of the draft dated May 31, 1999 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Buyer and each outstanding share of the common stock, no par value per share (the "Common Stock") of the Company, other than shares held in treasury or held by Buyer or any affiliate of Buyer or as to which dissenters' rights have been perfected, will be converted into the right to receive $37.05 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of the Company;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

          (iii) analyzed certain financial projections prepared by the management of the Company.



          (iv) discussed the past and current operations and financial condition and the prospects of the Company, including the strategic rationale for the Merger, with senior executives of the Company;

Board of Directors
May 31, 1999
Page 2


          (v) reviewed the reported prices and trading activity for the Common Stock;

         (vi) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

        (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

       (viii) participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

         (ix) reviewed the draft Merger Agreement and certain related documents; and

          (x) performed such other analyses and considered such factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We note that we are not legal or regulatory experts and have relied upon, without independent verification, the assessment of the Company's legal and regulatory advisors with respect to the legal and regulatory matters related to the Merger.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services.

It is understood that this letter is for the information of the Board of Directors of the Company, except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders meeting held in connection with the Merger.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Board of Directors
May 31, 1999
Page 3

                                    Very truly yours,

                                    MORGAN STANLEY & CO. INCORPORATED



                                    By:  /s/ Daniel B. More
                                        ------------------------------
                                        Daniel B. More
                                        Managing Director

                                                                         Annex C


                      GENERAL CORPORATION LAW OF DELAWARE



SECTION 262 - APPRAISAL RIGHTS.


     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this Section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipt in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to (S)228 and (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided, that if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on in which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                       [LOGO] Printed on recycled paper.

                               AQUARION COMPANY


AQUARION COMPANY                                              COMMON STOCK PROXY

Special Meeting of Shareholders--September 21, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     George W. Edwards, Jr., Edgar G. Hotard and Jack E. McGregor, or any of them, with power of substitution, are hereby appointed proxies of the undersigned to vote all common stock of Aquarion Company ("Aquarion") owned by the undersigned at the Special Meeting of Shareholders to be held at People's Bank, Multi-Purpose Room (Second Floor), 850 Main Street, Bridgeport, Connecticut 06604, on September 21, 1999, or any adjournments or postponements thereof, upon the matter listed on the reverse side, as more fully set forth in the enclosed Notice of Special Meeting of Shareholders and Proxy Statement, and any other matters that may properly come before the meeting, or any adjournments or postponements thereof, or are incident to the conduct thereof.

     The shares represented hereby will be voted in accordance with the directions given by the shareholder. If not otherwise directed, the shares represented by this proxy will be voted "FOR" adoption of the Merger Agreement.

                 (Continued and to be signed, on reverse side)

                             FOLD AND DETACH HERE

                                  Please Mark
                                  your choice as    X
                                  indicated in this sample

The Board of Directors recommends a vote "FOR" adoption of the Merger Agreement:

1. Adoption of the Agreement and Plan of Merger dated as of May 31, 1999 among Yorkshire Water plc (which has subsequently been renamed "Kelda Group plc") ("Kelda"), Waterman Acquisition Corp. ("Waterman") and Aquarion ("the Merger Agreement"), pursuant to which Waterman will be merged with and into Aquarion and Aquarion will become a wholly-owned subsidiary of Kelda. The Merger Agreement is summarized in the enclosed Proxy Statement and is set forth in its entirety as Annex A thereto.

                    FOR                 AGAINST           ABSTAIN
                    [  ]                 [  ]               [  ]

I plan to attend the meeting. [ ]

             Dated:                                   , 1999
                   -----------------------------------------

                   _________________________________________
                           Signature of shareholder

                   _________________________________________
                            Signature (if held jointly)

The proxies are authorized to vote in accordance with their discretion on any other matters that may properly come before the meeting, or any adjournments or postponements thereof, or are incident to the conduct thereof. Please mark, date, sign and return this proxy card promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A. When signing as attorney, executor, trustee or guardian or in other representative capacities, please give full title as such. By signing this proxy card you also acknowledge receipt of the enclosed Notice of Special Meeting of Shareholders and Proxy Statement.

                             FOLD AND DETACH HERE

                               AQUARION COMPANY

                        Special Meeting of Shareholders
                          Tuesday, September 21, 1999
                                   9:30 a.m.

                                 People's Bank
                       Multi-Purpose Room (Second Floor)
                                850 Main Street
                         Bridgeport, Connecticut 06604

IF YOU PLAN TO ATTEND THE SPECIAL MEETING OF SHAREHOLDERS, PLEASE CHECK THE BOX
                                    ABOVE.

                       [LOGO] Printed on recycled paper.